UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NextEra Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice of 2015

Annual Meeting and

Proxy Statement

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY PROMPTLY

NextEra Energy, Inc. P.O. Box 14000 700 Universe Boulevard Juno Beach, Florida 33408-0420

Notice of Annual Meeting of Shareholders

May 21, 2015

The Annual Meeting of Shareholders of NextEra Energy, Inc. (“NextEra Energy” or the “Company”) will be held in [        ] at the DoubleTree by Hilton Hotel at 1775 E. Cheyenne Mountain Blvd, Colorado Springs, Colorado at [        ]:00 a.m., Mountain time, on Thursday, May 21, 2015, to consider and act upon the following matters:

1.	Election as directors of the nominees specified in the accompanying proxy statement.

2.	Ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2015.

3.	Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in the accompanying proxy statement.

4.	Approval of amendment to Article IV of the Restated Articles of Incorporation (the “Charter”) to eliminate supermajority vote requirement for shareholder removal of a director.

5.	Approval of amendment to eliminate Article VI of the Charter, which includes supermajority vote requirements regarding business combinations with interested shareholders.

6.

Approval of amendment to Article VII of the Charter to eliminate the supermajority vote requirement, and provide that the vote required is a majority of outstanding shares, for shareholder approval of certain amendments to the Charter, any amendments to the Bylaws or the adoption of any new bylaws and eliminate an exception to the required vote.

7.	Approval of amendment to Article IV of the Charter to eliminate the “for cause” requirement for shareholder removal of a director.

8.

Approval of amendment to Article V of the Charter to lower the minimum share ownership threshold for shareholders to call a special meeting of shareholders from a majority to 20% of outstanding shares.

9.	Two shareholder proposals, as set forth on pages 34 to 39 of the accompanying proxy statement, if properly presented at the meeting.

10.	Such other business as may properly be brought before the annual meeting or any adjournment(s) or postponement(s) of the annual meeting.

The proxy statement more fully describes these matters. NextEra Energy has not received notice of other matters that may properly be presented at the annual meeting.

The record date for shareholders entitled to notice of, and to vote at, the annual meeting and any adjournment(s) or postponement(s) of the annual meeting is March 24, 2015.

Admittance to the annual meeting will be limited to shareholders as of the record date, or their duly appointed proxies. For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the meeting.

NextEra Energy is pleased to be furnishing proxy materials primarily by taking advantage of the Securities and Exchange Commission rule that allows issuers to furnish proxy materials to their shareholders on the Internet. The Company believes this rule allows it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Please submit your proxy or voting instructions on the Internet or by telephone promptly by following the instructions about how to view the proxy materials on your Notice of Internet Availability of Proxy Materials so that your shares can be voted, regardless of whether you expect to attend the annual meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the Internet or by telephone, or you may submit your proxy by marking, dating, signing and returning the enclosed proxy/confidential voting instruction card. If you attend the annual meeting, you may withdraw your proxy and vote in person.

By order of the Board of Directors.

W. SCOTT SEELEY

Vice President Compliance & Corporate Secretary

Juno Beach, Florida

March 31, 2015

ELECTRONIC DELIVERY OF PROXY MATERIALS	1
ABOUT THE ANNUAL MEETING	2
BUSINESS OF THE ANNUAL MEETING	8
• Proposal 1: Election as directors of the nominees specified in this proxy statement	8
• Proposal 2: Ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2015	15
• Proposal 3: Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement	16
• Proposal 4: Approval of amendment to Article IV of the Restated Articles of Incorporation (the “Charter”) to eliminate supermajority vote requirement for shareholder removal of a director	20
• Proposal 5: Approval of amendment to eliminate Article VI of the Charter, which includes supermajority vote requirements regarding business combinations with interested shareholders	23
• Proposal 6: Approval of amendment to Article VII of the Charter to eliminate the supermajority vote requirement, and provide that the vote required is a majority of outstanding shares, for shareholder approval of certain amendments to the Charter, any amendments to the Bylaws or the adoption of any new bylaws and eliminate an exception to the required vote	27
• Proposal 7: Approval of amendment to Article IV of the Charter to eliminate the “for cause” requirement for shareholder removal of a director	30
• Proposal 8: Approval of amendment to Article V of the Charter to lower the minimum share ownership threshold for shareholders to call a special meeting of shareholders from a majority to 20% of outstanding shares	32
• Proposal 9: Shareholder Proposal	34
• Proposal 10: Shareholder Proposal	37
INFORMATION ABOUT NEXTERA ENERGY AND MANAGEMENT	40
Common Stock Ownership of Certain Beneficial Owners and Management	40
Section 16(a) Beneficial Ownership Reporting Compliance	42
CORPORATE GOVERNANCE AND BOARD MATTERS	42
Corporate Governance Principles & Guidelines/Code of Ethics	42
Director Resignation Policy	42
Director Independence	42
Board Leadership Structure	44
Board Refreshment and Diversity	44
Board Role in Risk Oversight	45
Director Meetings and Attendance	46
Committees	46
Consideration of Director Nominees	51
Communications with the Board	53
Website Disclosures	54
Transactions with Related Persons	54
AUDIT-RELATED MATTERS	55
Audit Committee Report	55
Fees Paid to Deloitte & Touche	56
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm	57
EXECUTIVE COMPENSATION	58
Compensation Discussion & Analysis	58
Compensation Committee Report	83
Table 1a: Summary Compensation Table	83
Table 1b: 2014 Supplemental All Other Compensation	86
Table 2: 2014 Grants of Plan-Based Awards	87
Table 3: 2014 Outstanding Equity Awards at Fiscal Year End	91
Table 4: 2014 Option Exercises and Stock Vested	95
Table 5: Pension Benefits	96

Table 6: Nonqualified Deferred Compensation	98
Potential Payments Upon Termination or Change in Control	99
DIRECTOR COMPENSATION	107
SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING	109
NO INCORPORATION BY REFERENCE	109
SHAREHOLDER ACCOUNT MAINTENANCE	110
APPENDIX A: Text of Amendment to Article VII of the NextEra Energy, Inc. Restated Articles of Incorporation in the event Proposal 5 is approved and Proposal 6 is not approved	A-1
APPENDIX B: NON-GAAP RECONCILIATIONS	B-1

NextEra Energy, Inc.

Annual Meeting of Shareholders

May 21, 2015

PROXY STATEMENT

This proxy statement contains information related to the solicitation of proxies by the Board of Directors of NextEra Energy, Inc. (the “Board”), a Florida corporation (“NextEra Energy,” the “Company,” “we,” “us” or “our”), in connection with the 2015 annual meeting of NextEra Energy’s shareholders to be held on Thursday, May 21, 2015, at[         ]:00 a.m., Mountain time, in [            ] at the DoubleTree by Hilton Hotel at 1775 E. Cheyenne Mountain Blvd, Colorado Springs, Colorado, and at any adjournment(s) or postponement(s) of the annual meeting.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Under the rules of the Securities and Exchange Commission (“SEC”), NextEra Energy is furnishing proxy materials to many of its shareholders on the Internet, rather than mailing paper copies of the materials to each shareholder.

On or about March 31, 2015, NextEra Energy mailed to many of its shareholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access and review the proxy materials, including the proxy statement and annual report to shareholders, on the Internet. The Notice also instructs shareholders on how to access their proxy card to be able to submit their proxies on the Internet. Brokerage firms and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access the proxy materials and submit their proxies on the Internet. On or about March 31, 2015, NextEra Energy also began mailing a full set of proxy materials to certain shareholders, including shareholders who have previously requested a paper copy of the proxy materials.

Internet distribution of the proxy materials is designed to expedite receipt by shareholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive NextEra Energy’s proxy materials electronically, you will continue to receive the materials via e-mail unless you elect otherwise.

How do I access the proxy materials if I received a Notice of Internet Availability of Proxy Materials?

The Notice you received from NextEra Energy or your brokerage firm, bank or other nominee provides instructions regarding how to view NextEra Energy’s proxy materials for the 2015 annual meeting on the Internet. As explained in greater detail in the Notice, to view the proxy materials and submit your proxy, you will need to visit www.proxyvote.com and have available your 12-digit Control number(s) contained in your Notice.

How do I request paper copies of the proxy materials?

Whether you hold NextEra Energy shares through a brokerage firm, bank or other nominee (in “street name”), or hold NextEra Energy shares directly in your name through NextEra Energy’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), as a shareholder of record, you may request paper copies of the 2015 annual meeting proxy materials by following the instructions listed at www.proxyvote.com, by telephoning 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and the NextEra Energy 2014 annual report to shareholders are available at www.proxyvote.com.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters identified in the accompanying notice of annual meeting of shareholders. These matters include the election as directors of the nominees specified in this proxy statement, ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2015, approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement, consideration of five proposals to amend the Restated Articles of Incorporation of NextEra Energy (the “Charter”) which have been unanimously recommended by the Board to be approved by NextEra Energy’s shareholders and, if properly presented at the meeting, consideration of two shareholder proposals.

Who may attend the annual meeting?

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at [         :30] a.m., Mountain time. If you plan to attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Invited representatives of the media and financial community may also attend the annual meeting.

You will need proof of ownership of NextEra Energy common stock on the record date to enter the annual meeting:

•	If you hold shares directly in your name as a shareholder of record or if you are a participant in NextEra Energy’s Employee Retirement Savings Plan:

•	If you received the Notice and you plan to attend the annual meeting, you may request an admission ticket by calling NextEra Energy Shareholder Services at 1-800-222-4511.

•

If you received the proxy materials by mail, an admission ticket is attached to your proxy/confidential voting instruction card. If you plan to attend the annual meeting, please submit your proxy but keep the admission ticket and bring it with you to the meeting.

•

If your shares are held in “street name,” you will need to bring proof that you were the beneficial owner of those “street name” shares of NextEra Energy common stock as of the record date, such as a legal proxy or a copy of a bank or brokerage statement, and check in at the registration desk at the annual meeting.

For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the meeting.

Will the annual meeting be webcast?

Our annual meeting will be webcast (audio, listen only) on May 21, 2015. If you do not attend the annual meeting, you are invited to visit www.nexteraenergy.com at [    ]:00 a.m., Mountain time, on Thursday, May 21, 2015 to access the webcast of the meeting. You will not be able to vote your shares via the webcast. A replay of the webcast also will be available on our website through the first week of June 2015.

Who is entitled to vote at the annual meeting?

Only NextEra Energy shareholders at the close of business on March 24, 2015, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting or any adjournment(s) or postponement(s) of the annual meeting.

What are the voting rights of the holders of the Company’s common stock?

Each outstanding share of NextEra Energy common stock, par value $.01 per share, will be entitled to one vote on each matter properly brought before the annual meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of NextEra Energy common stock issued and outstanding on the record date will constitute a quorum, permitting the business of the meeting to be conducted.

As of the record date, [            ] shares of NextEra Energy common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least [            ] shares will be required to establish a quorum.

In determining the presence of a quorum at the annual meeting, abstentions in person, proxies received but marked as abstentions as to any or all matters to be voted on that permit abstentions, and proxies received with broker non-votes on some but not all matters to be voted on, will be counted as present.

A broker “non-vote” occurs when a broker, bank or other holder of record that holds shares for a beneficial owner (“broker”) does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner and does not have discretionary voting power for that particular proposal. Brokers may vote on ratification of the appointment of NextEra Energy’s independent registered public accounting firm even if they have not received instructions from the beneficial owners whose shares they hold. However, brokers may not vote on any of the other matters submitted to shareholders at the 2015 annual meeting unless they have received voting instructions from the beneficial owner. See the response to “What vote is required to approve the matters proposed?” below for a discussion of the effect of broker non-votes.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with NextEra Energy’s transfer agent, Computershare, you are considered, with respect to those shares, the “shareholder of record.” The Notice or, for some shareholders of record, a full set of the proxy materials, has been sent directly to you by or on behalf of NextEra Energy.

If your shares are held in “street name,” you are considered the “beneficial owner” of the shares. The Notice or, for some beneficial owners, a full set of the proxy materials, was forwarded to you by or on behalf of your broker, who is considered, with respect to those shares, the shareholder of record.

How do I submit my proxy or voting instructions?

On the Internet or by telephone or, if you received the proxy materials by mail, also by mail

•

On the Internet—You may submit your proxy or voting instructions on the Internet 24 hours a day and up until 11:59 p.m., Eastern time, on Wednesday, May 20, 2015 by going to www.proxyvote.com and following the instructions on your screen. Please have your Notice or proxy/confidential voting instruction card available when you access the web page. If you hold your shares in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding how to submit your proxy or voting instructions on the Internet.

•

By Telephone—You may submit your proxy or voting instructions by telephone by calling the toll-free telephone number found on your proxy/confidential voting instruction card or in your Internet instructions (1-800-690-6903), 24 hours a day and up until 11:59 p.m., Eastern time, on Wednesday, May 20, 2015, and following the prerecorded instructions. Please have your proxy/confidential voting instruction card or Notice and instructions provided on the Internet available when you call. If you hold your shares in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding how to submit your proxy or voting instructions by telephone.

•

By Mail—If you received the proxy materials by mail, you may submit your proxy by mail by marking the enclosed proxy/confidential voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided, to NextEra Energy, Inc. Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy/confidential voting instruction card must be received by Wednesday, May 20, 2015. If you hold your shares in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding voting your shares by mail.

Please see the Notice, your proxy/confidential voting instruction card or the information your broker provided to you for more information on your options. NextEra Energy’s proxy tabulator, Broadridge Investor Communications Solutions, Inc. (“Broadridge”), must receive any proxy/confidential voting instruction card that will not be delivered in person at the annual meeting, or any vote on the Internet or by telephone, no later than 11:59 p.m., Eastern time, on Wednesday, May 20, 2015.

If you are a shareholder of record and you return your signed proxy/confidential voting instruction card or submit your proxy on the Internet or by telephone, but do not indicate your voting preferences, the persons named as proxies in the proxy/confidential voting instruction card will vote the shares represented by that proxy as recommended by the Board on all proposals.

In person at the annual meeting

All shareholders may vote in person at the annual meeting. However, if you are a beneficial owner of shares, you must obtain a legal proxy from your broker and present it to the inspector of election with your ballot to be able to vote in person at the annual meeting.

Your vote is important. You can save us the expense of a second mailing and further solicitation of proxies by submitting your proxy or voting instructions promptly.

May I change my vote after I submit my proxy or voting instructions on the Internet or by telephone or after I return my proxy/confidential voting instruction card or voting instructions?

Yes.

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	providing written notice of the revocation to the Corporate Secretary of the Company at its offices at P.O. Box 14000, 700 Universe Blvd., Juno Beach, Florida 33408-0420;

•

making timely delivery of later-dated voting instructions on the Internet or by telephone or, if you received the proxy materials by mail, also by making timely delivery of a valid, later-dated proxy/confidential voting instruction card; or

•	voting by ballot at the annual meeting, although please note that attendance at the meeting will not by itself revoke a previously granted proxy.

You may change your proxy by using any one of these methods regardless of the method you previously used to submit your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares for which proxies have been properly submitted and not revoked will be voted at the annual meeting.

How do I vote my Employee Retirement Savings Plan (401(k)) shares?

If you participate in the NextEra Energy, Inc. Employee Retirement Savings Plan (the “plan”), you may give voting instructions to Fidelity Management Trust Company, as trustee of the plan (“Trustee”). If you are a non-bargaining NextEra Energy employee, or a bargaining unit employee outside the state of Florida, you may give your voting instructions to the Trustee by following the instructions you received in an e-mail from NEXTERA ENERGY, INC. id@ProxyVote.com sent to your work e-mail address (unless you opted to receive a paper copy of the proxy materials). If you are a Florida Power & Light Company (“FPL”) bargaining unit employee in Florida, or a participant in the plan who is not a current employee of NextEra Energy or its subsidiaries, or if you opted out of e-mail delivery, you may give your voting instructions to the Trustee on the Internet or by telephone by following the instructions on your proxy/confidential voting instruction card, or you may give your voting instructions to the Trustee by mail by completing and returning the proxy/confidential voting instruction card accompanying this proxy statement.

Your instructions will tell the Trustee how to vote the number of shares of NextEra Energy common stock in the plan reflecting your proportionate interest in the NextEra Energy Stock Fund and the NextEra Energy Leveraged ESOP Fund. You have this right because the plan deems you to be a “named fiduciary” of the shares of common stock allocated to your account for voting purposes. Your instructions will also determine the vote of a proportionate number of shares of common stock in the NextEra Energy Leveraged ESOP Fund which are not yet allocated to participants. If you do not give the Trustee voting instructions, the number of shares reflecting your proportionate interest in the NextEra Energy Stock Fund and the NextEra Energy Leveraged ESOP Fund will not be voted, but your proportionate share of the unallocated NextEra Energy Leveraged ESOP Fund shares will be voted by the Trustee in the same manner as it votes unallocated shares for which instructions are received. The Trustee will vote your shares in accordance with your duly executed instructions received by 1:00 a.m., Eastern time, on Tuesday, May 19, 2015.

You may also revoke previously given voting instructions by 1:00 a.m., Eastern time, on Tuesday, May 19, 2015, by filing written notice of revocation with the Trustee or by giving new voting instructions in any of the ways described above. The Trustee will follow the last timely voting instructions which it receives from you. Your voting instructions will be kept confidential by the Trustee.

What is “householding” and how does it affect me?

NextEra Energy has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name, and do not participate in electronic delivery of proxy materials, will receive only one package containing individual copies of the Notice or proxy materials in paper form for each shareholder of record at the address. This procedure will reduce the volume of duplicate materials shareholders receive, reduce NextEra Energy’s postage fees and conserve natural resources. Shareholders who participate in householding and to whom a full set of proxy materials has been mailed will continue to receive separate proxy cards.

If you are a shareholder of record and are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple packages containing copies of the Notice or proxy materials in paper form, or if you hold shares in more than one account, and in either case you wish to receive only a single package for your household in the future, please contact Computershare in writing at Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078 or by calling 1-888-218-4392. You may contact Computershare at the same mailing address or telephone number if you wish to revoke your consent to future householding mailings.

If your household receives only a single package containing a copy of the Notice or the proxy materials, and you wish to receive a separate copy for each shareholder of record, please contact Broadridge toll free at 1-800-542-1061, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and separate copies will be provided promptly.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

What are the Board’s recommendations?

Unless you give other instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election as directors of the nominees specified in this proxy statement. (See Proposal 1)

•	FOR ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2015. (See Proposal 2)

•	FOR approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement. (See Proposal 3)

•	FOR the proposal to amend Article IV of the Charter to eliminate the supermajority vote requirement for shareholder removal of a director. (See Proposal 4)

•	FOR the proposal to eliminate Article VI of the Charter which includes supermajority vote requirements regarding business combinations with interested shareholders. (See Proposal 5)

•

FOR the proposal to amend Article VII of the Charter to eliminate the supermajority vote requirement and provide that the vote required is a majority of outstanding shares, for shareholder approval of certain amendments to the Charter, any amendments to the Bylaws or the adoption of any new bylaws and eliminate an exception to the required vote. (See Proposal 6)

•	FOR the proposal to amend Article IV of the Charter to eliminate the “for cause” requirement for shareholder removal of a director. (See Proposal 7)

•

FOR the proposal to amend Article V of the Charter to lower the minimum share ownership threshold for shareholders to call a special meeting of shareholders from a majority to 20% of outstanding shares. (See Proposal 8)

•	AGAINST the shareholder proposals. (See Proposals 9 and 10)

•

In accordance with the discretion of the persons acting under the proxy concerning such other business as may properly be brought before the annual meeting or any adjournment(s) or postponement(s) thereof.

What vote is required to approve the matters proposed?

•

Election as directors of the nominees specified in this proxy statement—A nominee for director will be elected to the Board if the votes cast for such nominee’s election by shareholders present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast by such shareholders against such nominee’s election. If you are a beneficial owner, your broker is not permitted under New York Stock Exchange (“NYSE”) rules to vote your shares on the election of directors if the broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on the election of directors. Abstentions are also not considered votes cast and will have no legal effect on the election of directors. See Director Resignation Policy in the section entitled Corporate Governance and Board Matters for information about NextEra Energy’s policy if a nominee for director fails to receive the required vote.

•

Ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2015—The ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2015 will be approved if the votes cast for the proposal by shareholders present in person or represented by proxy at the meeting and entitled to vote on the proposal exceed the votes cast by such shareholders against the proposal (a

“Majority Vote”). Since brokers are permitted under NYSE rules to vote your shares on this proposal even if the broker does not receive voting instructions from you, there are not expected to be broker non-votes on this proposal. Abstentions are not considered votes cast and will have no legal effect on whether this proposal is approved.

•

Advisory approval of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement—A Majority Vote is required to approve this non-binding advisory proposal. Brokers are not permitted under NYSE rules to vote your shares on this proposal if the broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on whether this proposal is approved. Abstentions are also not considered votes cast and will have no legal effect on whether this proposal is approved. The vote on this proposal is advisory and the result of the vote on this proposal will not be binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee will be able to consider the voting results when making future decisions regarding named executive officer compensation.

•

Proposals 4 through 8—A separate Majority Vote is required to approve each of Proposals 4 through 8. Brokers are not permitted under NYSE rules to vote your shares on these proposals if the broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on whether these proposals are approved. Abstentions are also not considered votes cast and will have no legal effect on whether these proposals are approved.

•

Shareholder proposals—A separate Majority Vote is required to approve each of the shareholder proposals. Brokers are not permitted under NYSE rules to vote your shares on these proposals if the broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on whether these proposals are approved. Abstentions are also not considered votes cast and will have no legal effect on whether the shareholder proposals are approved.

Who pays for the solicitation of proxies?

NextEra Energy is soliciting proxies, and it will bear the expense of solicitation. Proxies will be solicited principally by mail and by electronic media, although directors, officers and employees of NextEra Energy or its subsidiaries may solicit proxies personally, by telephone or by electronic means, but without compensation other than their regular compensation. NextEra Energy has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies, for which D.F. King & Co., Inc. will be paid a fee of $12,500 plus reimbursement of out-of-pocket expenses. NextEra Energy will reimburse custodians, nominees and other persons for their out-of-pocket expenses in sending the Notice and/or proxy materials to beneficial owners.

Could other matters be decided at the annual meeting?

At the date of printing of this proxy statement, the Board did not know of any matters to be submitted for action at the annual meeting other than those referred to in this proxy statement and does not intend to bring before the meeting any matter other than the proposals described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjourned or postponed meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their discretion, including voting to adjourn or postpone the annual meeting one or more times to solicit additional proxies with respect to any proposal or for any other reason.

BUSINESS OF THE ANNUAL MEETING

Proposal 1: Election as directors of the nominees specified in this proxy statement

The Board is currently composed of 13 members. Upon the recommendation of the Governance & Nominating Committee, the Board has nominated the 13 incumbent members listed below for election as directors at the annual meeting. Unless you specify otherwise in your proxy/confidential voting instruction card or in the voting instructions you submit on the Internet or by telephone, your proxy will be voted FOR the election of the listed nominees. If any nominee becomes unavailable for election, which is not currently anticipated, proxies instructing a vote for that nominee may be voted for a substitute nominee selected by the Board or, in lieu thereof, the Board may reduce the number of directors by the number of nominees unavailable for election.

The Board believes that the Board membership at its current size is appropriate because such a Board size facilitates substantive discussions among Board members and allows for contributions by directors having a broad range of skills, expertise, industry knowledge and diversity of opinion. Directors serve until the next annual meeting of shareholders or until their respective successors are elected and qualified.

Director Qualifications. The NextEra Energy, Inc. Corporate Governance Principles & Guidelines (“Corporate Governance Principles & Guidelines”) and the Governance & Nominating Committee Charter, copies of which are available on the Company’s website at www.nexteraenergy.com/investors/governance.shtml, identify Board membership qualifications, including experience, skills and attributes that are considered by the Governance & Nominating Committee in recommending non-employee nominees for a position on the Board. The Board views itself as a cohesive whole consisting of members who together serve the interests of the Company and its shareholders. Qualifications, attributes and other factors considered by the Governance & Nominating Committee in recommending director nominees include (but are not limited to):

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experience at a strategy and/or policy setting level, or high-level managerial experience in a relatively complex business, government or other organization, or other similar and relevant experience in dealing with complex problems;

•	sufficient time to devote to the Company’s affairs (including limiting service on boards of public companies (including the Company) to no more than four public companies);

•	character and integrity;

•	an inquiring mind and good judgment;

•	an ability to work effectively with others;

•	whether an individual assists in achieving a mix of directors that represents a diversity of background and experience, including age, gender, race, ethnicity and specialized experience;

•	an ability to represent the balanced interests of the Company’s shareholders as a whole, rather than special constituencies;

•	the individual’s independence as described in applicable listing standards, legislation, regulations and the Corporate Governance Principles & Guidelines;

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the extent of the individual’s business experience, technical expertise, or specialized skills or experience, and whether the individual, by virtue of particular experience relevant to NextEra Energy’s current or future business, will add specific value as a Board member; and

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whether the individual would be considered an “audit committee financial expert” or “financially literate” as described in applicable listing standards, legislation, regulations or Audit Committee guidelines.

As discussed more specifically below, the Governance & Nominating Committee considered in particular the contributions to a strong, diverse board of the individual backgrounds and experience of its current directors and nominees, including without limitation experience in: leading and growing businesses;

legislative, political and regulatory affairs; customer and client service; environmental compliance; investor relations; international business operations and management; industrial operations; capital raising strategies; executive compensation; renewable energy; nuclear power operations and management; finance; financial instruments, including derivatives; risk management; and strategic planning. The regulated and competitive operations of the Company require an understanding of, among other things, the regulatory, legislative and political environment affecting public utility and competitive energy operations, the service demands of wholesale and retail power customers, the effect of new technologies on the Company’s strategic direction, the challenges of maintaining growth without sacrificing profitability, the diverse options available for financing the Company’s businesses and the Company’s responsibilities to the customers and communities it serves. The particular experience, qualifications, attributes and skills that led the Governance & Nominating Committee and the Board to conclude, in light of the Company’s business and structure, that each current director and nominee should serve as a NextEra Energy director include (but are not limited to) the following:

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Mrs. Barrat has 38 years of leadership experience in financial services, including her service through July 1, 2012 as Vice Chairman, and her previous service as President of Personal Financial Services (one of four principal business units), of Northern Trust Corporation, a Fortune 500 company. She is experienced in building and leading client service businesses that operate in a variety of regulatory jurisdictions and, as a Florida native with a significant part of her former employer’s business in Florida, she has had extensive experience with Florida-based customers and business conditions. In addition, her 17 years of service on the Board have provided her with knowledge and experience regarding the Company’s history and businesses.

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Mr. Beall has 41 years of leadership experience at Beall’s, Inc., the parent company of Beall’s Department Stores, Inc. and Beall’s Outlet Stores, Inc. (collectively, “Beall’s”), during which the company grew from seven stores in Florida and sales of $6 million to over 500 stores in 14 states and over $1 billion in annual sales. In addition to this experience in growing and leading a business, Mr. Beall has extensive experience with Florida-based customers and business conditions. Further, his more than 25 years of service on the Board have provided him with knowledge and experience regarding the Company’s history and businesses.

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Mr. Camaren had 19 years of leadership experience with a large, regulated investor-owned utility. During the years he served as chairman and chief executive officer, the utility had customer growth at a rate that exceeded the industry average and acquired and integrated over 40 utilities. In addition, Mr. Camaren has experience in managing capital expenditures, environmental compliance, regulatory relations and investor relations.

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Mr. Dunn has extensive experience in investment, asset and risk management gained through his 16-year career at Miller, Anderson & Sherrerd and its successor by merger, Morgan Stanley Investment Management. In addition, he is an expert in financial economics, having taught that subject as a professor at, and Dean of, the David A. Tepper School of Business at Carnegie Mellon University. Mr. Dunn has a Ph.D. in industrial administration.

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Mr. Gursahaney has extensive operations, strategic planning and leadership experience in global manufacturing and services businesses serving residential, commercial, industrial and governmental customers gained as the chief executive officer of a public company providing security systems and service. He also has extensive global operations, information technology and service experience gained as the president and chief executive officer of the Asia-Pacific division of a medical diagnostic and imaging manufacturer. He has a MBA from the University of Virginia and a Bachelor of Science in Mechanical Engineering from The Pennsylvania State University.

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Mr. Hachigian has extensive leadership, operations and strategic planning experience gained as the chairman, chief executive officer and president of a global, publicly held manufacturer of electrical equipment and tools. He also has international leadership and operations experience gained as the president and chief executive officer of the Asia-Pacific operations of a lighting products manufacturer and in key management positions in Singapore and Mexico. In addition, Mr. Hachigian has financial and risk oversight experience developed through his service on the audit committee of another public company and as a member of the board of the Houston branch of the Federal Reserve Bank of Dallas. He has a MBA in finance from the Wharton School of Business and a bachelor’s degree in engineering from the University of California (Berkeley).

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Ms. Jennings has extensive legislative and political experience, having served four years as Lieutenant Governor of the State of Florida and 24 years in the Florida legislature. She served as a member of Florida Governor Rick Scott’s transition team. In addition, through her 20 years as president and seven years as chairman of Jack Jennings & Sons, Inc., she has extensive experience in operating a Florida-based business and familiarity with the Florida business environment.

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Ms. Lane has 26 years of leadership experience with financial services, capital markets, finance and accounting, capital structure, acquisitions and divestitures in the financial services industry as well as extensive experience in management, leadership and strategy. Ms. Lane served as a managing director and group leader of the global Retailing Investment Banking Group at Merrill Lynch & Co., Inc., from 1997 until her retirement in 2002. In that role, she led and worked on mergers and acquisitions, equity and debt transactions for a wide range of major retailers. Prior to joining Merrill Lynch, she was a managing director at Salomon Brothers, Inc., where she founded and led the retail industry investment banking unit, having joined that firm in 1989. Ms. Lane has a MBA from the Wharton School of Business.

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Mr. Robo, NextEra Energy’s chairman, president and chief executive officer, previously served as the Company’s vice president of corporate development and strategy, as president of NextEra Energy’s competitive energy subsidiary, NextEra Energy Resources, LLC (“NextEra Energy Resources”), and as the Company’s chief operating officer. As a result of his service in his current and prior positions, Mr. Robo has extensive experience in operations, strategic planning, risk management and mergers and acquisitions. He also has experience in financial and risk oversight, both through his position with the Company and his service as chairman of the audit committee of another public company, and in corporate governance, through his service on the nominating and corporate governance committee of that public company. Prior to joining NextEra Energy, Mr. Robo was president and chief executive officer of a major division of General Electric Capital Corporation, a subsidiary of General Electric Company (“GE”). He also served as chairman and CEO of GE Mexico and was a member of the GE corporate development team. Prior to joining GE, he was vice president of Strategic Planning Associates, a management consulting firm. Mr. Robo has a B.A. degree from Harvard College and a MBA from Harvard Business School.

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Mr. Schupp has 30 years of leadership experience as a chief executive officer of both public and private banking organizations, and has experience in reviewing the financial statements of complex businesses, in mergers and acquisitions, in developing and implementing capital raising strategies, in strategic planning and with Florida-based customers and business conditions. In addition, he has experience in such areas as macroeconomic policy, community and economic development and government regulation gained from his service as a director of the Federal Reserve Bank of Atlanta.

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Mr. Skolds has extensive leadership experience in the operation and management of nuclear power generation facilities and utilities, and in financial and strategic planning. He retired as executive vice president of Exelon Corporation, a utility services holding company (“Exelon”), and president of Exelon Energy Delivery and Exelon Generation. Earlier in his career, Mr. Skolds worked at SCANA Corporation, an energy-based holding company, in a number of capacities, including president and chief operating officer of South Carolina Electric and Gas. Mr. Skolds also served on the boards of the Institute for Nuclear Power Operations and the Nuclear Energy Institute. Mr. Skolds is a graduate of the United States Naval Academy and spent over five years in the Navy where, among other things, he operated nuclear submarines. Mr. Skolds also holds a MBA from the University of South Carolina.

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Mr. Swanson had 42 years of leadership experience at Raytheon Company (“Raytheon”), including through September 2014 as chairman of the board and his ten years of service, through March 31, 2014, as chief executive officer of this complex public company with international operations, revenues in

2014 of approximately $23 billion and approximately 61,000 employees. He has extensive experience in strategic planning, operations and management, global business operations and complex technologies. He holds a bachelor’s degree in industrial engineering from California Polytechnic State University.

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Mr. Tookes had many years of operational leadership in senior management positions at large international public companies, which provided him with leadership, financial and global experience, as well as substantial leadership experience in the management of complex technology businesses. His science, engineering and business education and training have provided him with knowledge relevant to the operation of the Company’s businesses. His public company board experience includes service on the audit, finance, compensation, governance and nominating and business ethics committees of various public companies.

Listed below are the 13 nominees for election as directors, their ages and principal occupations and certain other information regarding them. Unless otherwise noted, each director has held his or her present position continuously for five years or more and his or her employment history is uninterrupted.

Sherry S. Barrat

Mrs. Barrat, 65, retired in 2012 as vice chairman of Northern Trust Corporation, a financial holding company headquartered in Chicago, Illinois, where she was also a member of Northern Trust’s Management Committee. Prior to being appointed as vice chairman in March 2011, Mrs. Barrat had served as president of Personal Financial Services for Northern Trust since January 2006. She served as chairman and chief executive officer of Northern Trust Bank of California, N.A., from 1999 through 2005, and as president of Northern Trust Bank of Florida’s Palm Beach Region from 1992 through 1998. Mrs. Barrat joined Northern Trust in 1990 in Miami. Mrs. Barrat is a director of Arthur J. Gallagher & Company (since July 2013) and serves as an independent trustee or director of certain Prudential Insurance mutual funds (since January 2013). Mrs. Barrat has been a director of NextEra Energy since 1998.

Robert M. Beall, II

Mr. Beall, 71, is chairman of Beall’s, which operates retail stores located from Florida to New Mexico. Until August 2006, he was also chief executive officer of Beall’s. Mr. Beall is currently, and has been since 2004, a director of SunTrust Banks, Inc., and is currently a director of Blue Cross/Blue Shield of Florida. Mr. Beall has been a director of NextEra Energy since 1989.

James L. Camaren

Mr. Camaren, 60, is a private investor. Until May 2006, he was chairman and chief executive officer of Utilities, Inc. Utilities, Inc. was one of the largest investor-owned water utilities in the United States until March 2002, when it was acquired by Nuon, a Dutch company, which subsequently sold Utilities, Inc. in April 2006. He joined Utilities, Inc. in 1987 and served successively as vice president of business development, executive vice president, and vice chairman, becoming chairman and chief executive officer in 1996. Mr. Camaren has been a director of NextEra Energy since 2002.

Kenneth B. Dunn

Mr. Dunn, 63, is Professor of Financial Economics at the David A. Tepper School of Business at Carnegie Mellon University (the “Tepper School”), a position he has held since July 2002, and, since 2011, has been an academic affiliate of Finance Scholars Group, a provider of expert witness and litigation support services. He also served as Dean of the Tepper School from July 2002 to January 2011. Before his service in that position, Mr. Dunn had a 16-year career managing fixed income portfolios at Miller Anderson & Sherrerd and its successor by merger, Morgan Stanley Investment Management, where he served as a managing director and as co-director of the U.S. Core Fixed Income and Mortgage Teams. Mr. Dunn was a director of BlackRock, Inc. from 2005 until 2011. He has been a director of NextEra Energy since 2010.

Naren K. Gursahaney

Mr. Gursahaney, 53, is the president and chief executive officer, and a member of the Board of Directors, of The ADT Corporation (“ADT”). Prior to ADT’s separation from Tyco International Ltd. (“Tyco”) in September 2012, Mr. Gursahaney served as President of Tyco’s ADT North American Residential business segment and was the President of Tyco Security Solutions, then a provider of electronic security to residential, commercial, industrial and governmental customers and the largest operating segment of Tyco. Mr. Gursahaney joined Tyco in 2003 as Senior Vice President of Operational Excellence. He then served as President of Tyco Engineered Products and Services and President of Tyco Flow Control. Prior to joining Tyco, Mr. Gursahaney was President and Chief Executive Officer of GE Medical Systems Asia, where he was responsible for the company’s sales and services business in the Asia-Pacific region. During his 10-year career with GE, Mr. Gursahaney held senior leadership roles in services, marketing and information management. He has been a director of NextEra Energy since July 2014.

Kirk S. Hachigian

Mr. Hachigian, 55, has been chairman and chief executive officer of JELD-WEN, Inc., a manufacturer of windows and doors, since April 1, 2014. He served as chairman, president and chief executive officer of Cooper Industries plc (“Cooper”), a publicly held electrical equipment and tool manufacturer, until Cooper’s acquisition by Eaton Corporation in November 2012. He was named chairman of Cooper in 2006, chief executive officer in 2005 and president in 2004. Mr. Hachigian was retired during the period between his departure from Cooper and the assumption of his current positions with JELD-WEN, Inc. He is a director of PACCAR, Inc. (since 2008) and of Allegion plc (since November 2013). Mr. Hachigian has been a director of NextEra Energy since October 2013.

Toni Jennings

Ms. Jennings, 65, has served since 2007 as the chairman of the board of Jack Jennings & Sons, Inc., a family-owned construction business that provides general contractor, construction manager and design builder services. She served as the Lieutenant Governor of the State of Florida from March 2003 through December 2006. Prior to serving in that role, she was a member of the Florida Senate from 1980 until 2000, including two consecutive terms as Senate President, and a member of the Florida House of Representatives from 1976 until 1980. From 1983 until she became Lieutenant Governor, she also served as president of Jack Jennings & Sons. Ms. Jennings is a director of Brown & Brown, Inc. (since 2007) and of Post Properties, Inc. (since May 2013). Ms. Jennings has been a director of NextEra Energy since 2007.

Amy B. Lane

Ms. Lane, 62, retired in 2002 as managing director and group leader of the global Retailing Investment Banking Group at Merrill Lynch & Co., Inc. Prior to joining Merrill Lynch in 1997, she was a managing director at Salomon Brothers, Inc., where she founded and led the retail industry investment banking unit, having joined Salomon Brothers in 1989. Ms. Lane is a director of TJX Companies (since 2005), GNC Holdings, Inc. (since 2011) and is a trustee of Urban Edge Properties, an equity real estate investment trust (since January 2015). Ms. Lane has been a director of NextEra Energy since February 2015.

James L. Robo

Mr. Robo, 52, has been chairman of the board since December 2013, and president and chief executive officer, and a director, of NextEra Energy since July 2012. He is also chairman of NextEra Energy’s subsidiary, FPL (which has no publicly-traded stock). Prior to his succession to the role of chief executive officer, he served as president and chief operating officer of NextEra Energy since 2006. Mr. Robo joined NextEra Energy as vice president of corporate development and strategy in March 2002 and became president of NextEra Energy Resources later in 2002. Mr. Robo is chairman of the board and chief executive officer of the general partner of NextEra Energy Partners, LP, the Company’s publicly traded limited partnership. He is a director of J.B. Hunt Transport Services, Inc. (since 2002), and has served as J.B Hunt’s lead independent director since 2012.

Rudy E. Schupp

Mr. Schupp, 64, is president—Florida Division of Valley National Bank and previously served as president and chief executive officer, and a director, of 1st United Bank, a banking corporation located in Boca Raton, Florida, and chief executive officer and a director of its publicly-held parent company, 1st United Bancorp, Inc., from mid-2003 until its sale to Valley National on November 1, 2014. He was the chairman, president and chief executive officer of Republic Security Bank in West Palm Beach, Florida from 1984 until March 2001, and the chairman, president and chief executive officer of its parent company, Republic Security Financial Corporation (“RSFC”), from 1985 until March 2001, when RSFC was acquired by Wachovia Corporation. Following the acquisition, he served as Chairman of Florida Banking of Wachovia Bank, N.A. until December 2001. In March 2002, Mr. Schupp became a managing director of Ryan Beck & Co., an investment banking and brokerage company, a position he held until March 2003. He served as a director of the Federal Reserve Bank of Atlanta until retiring in 2014. Mr. Schupp has been a director of NextEra Energy since 2005.

John L. Skolds

Mr. Skolds, 64, is retired. He served as executive vice president of Exelon and president of Exelon Energy Delivery from December 2003 until his retirement in September 2007. He also served as president of Exelon Generation from March 2005 to September 2007. From March 2002 to December 2003, Mr. Skolds served as senior vice president of Exelon and president and chief nuclear officer of Exelon Nuclear. He also served as president and chief operating officer of Outer Banks Ocean Energy Corporation from October 2009 to March 2010. Mr. Skolds was a director of Constellation Energy Group from 2007 until its merger with Exelon in March 2012. Mr. Skolds has been a director of NextEra Energy since 2012.

William H. Swanson

Mr. Swanson, 66, is the former chairman of the board and chief executive officer of Raytheon, a technology and innovation leader specializing in defense, security and civil markets throughout the world. He was Raytheon’s chief executive officer from July 2003 to March 2014 and served as chairman of the board from January 2004 until his retirement in September 2014. Before assuming those positions, he served as president of Raytheon from July 2002 to May 2004, as executive vice president of Raytheon and president of its Electronic Systems division from January 2000 to July 2002, and as executive vice president of Raytheon and chairman and chief executive officer of Raytheon Systems Company from January 1998 to January 2000. Mr. Swanson joined Raytheon in 1972 and has held a wide range of leadership positions with the company. Mr. Swanson has been a director of NextEra Energy since 2009.

Hansel E. Tookes, II

Mr. Tookes, 67, is retired. Mr. Tookes served in senior executive positions with Raytheon, a technology and innovation leader specializing in defense, security and civil markets throughout the world, from 1999 until December 2002. He joined Raytheon in 1999 as president and chief operating officer of Raytheon Aircraft Company, was appointed chairman and chief executive officer of Raytheon Aircraft Company in 2000, and became president of Raytheon International in 2001. From 1980 until joining Raytheon, Mr. Tookes held a variety of leadership positions with United Technologies Corporation, including service as president of Pratt & Whitney’s Large Military Engines Group. He is a director of Corning Incorporated (since 2001), Harris Corporation (since 2005) and Ryder System, Inc. (since 2002). Mr. Tookes has been a director of NextEra Energy since 2005.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES

Proposal 2: Ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2015

In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee of the Board appoints the Company’s independent registered public accounting firm. It has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm to audit the accounts of NextEra Energy and its subsidiaries, as well as to provide its opinion on the effectiveness of the Company’s internal control over financial reporting, for the fiscal year ending December 31, 2015. Although ratification is not required by NextEra Energy’s Amended and Restated Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche to shareholders as a matter of good corporate practice. If the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee, although the Audit Committee may nonetheless decide to retain Deloitte & Touche as NextEra Energy’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may terminate the service of Deloitte & Touche at any time during the year if it determines that the appointment of a different independent registered public accounting firm would be in the best interests of NextEra Energy and its shareholders. Additional information on audit-related matters may be found beginning on page 55 of this proxy statement.

Representatives of Deloitte & Touche will be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders raised at the meeting.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted FOR ratification of the appointment of Deloitte & Touche as NextEra Energy’s independent registered public accounting firm for 2015.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS NEXTERA ENERGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

Proposal 3: Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement

The Company is asking shareholders to cast an advisory vote on the compensation of the Company’s named executive officers, which is commonly called a “say-on-pay” vote. The advisory vote is to approve the compensation of the Company’s named executive officers as described below (beginning on page 58) in the Compensation Discussion & Analysis section of this proxy statement and in the tabular and narrative disclosure following that section. While this vote is not binding on the Compensation Committee, the Board or the Company, it will provide information to the Compensation Committee regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when making future determinations regarding named executive officer compensation. See Compensation Discussion & Analysis for a description of how the Compensation Committee took the results of the Company’s 2014 say-on-pay vote into account in making compensation determinations for the named executive officers for 2015. Shareholders will be given the opportunity to cast an advisory vote on this topic annually, so that, following the vote on this proposal, the next opportunity will occur in connection with the Company’s 2016 annual meeting of shareholders.

The fundamental objective of NextEra Energy’s executive compensation program is to motivate and reward actions that the Compensation Committee believes will increase shareholder value, particularly over the longer term. The program is designed to retain, motivate, attract, reward and develop high-quality, high-performing executive leadership whose talent and expertise should enable the Company to create long-term shareholder value. The Compensation Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy and is well-aligned with the long-term interests of shareholders and other important Company stakeholders, including customers and employees. A significant portion of each named executive officer’s total compensation opportunity is performance-based and carries both upside and downside potential. Named executive officers (and all of NextEra Energy’s other officers) must build and maintain a significant and continuing equity interest in NextEra Energy. This helps to ensure that their interests are aligned with those of shareholders and that changes in the price of NextEra Energy common stock have a meaningful economic effect on the officers.

The Executive Compensation section below, including Compensation Discussion & Analysis, provides a more detailed discussion of the Company’s compensation program for its named executive officers. The discussion reflects that NextEra Energy’s compensation program has been achieving its objective. For example, the chart below compares the Company’s total shareholder return (“TSR”) for the 1-, 3-, 5- and 10-year periods ended December 31, 2014 to the TSRs of the S&P 500 Electric Utilities Index, the S&P 500 Utilities Index, the Philadelphia Exchange Utility Sector Index (“UTY”), and the S&P 500. NextEra Energy outperformed all of these indices over all of the periods shown, with the exception of the 1-year period versus the UTY and the S&P 500 Utilities Index. NextEra Energy’s outperformance over all these periods in comparison to others in its industry, and over the 1-year, 3-year, 5-year and 10-year periods in comparison to the S&P 500, was quite substantial.

NextEra Energy Total Shareholder Return Through 12-31-14 vs. Various Indices(1)

	1-year TSR	3-year TSR	5-year TSR	10-year TSR
NextEra Energy	28%	93%	141%	300%
S&P 500 Electric Utilities Index, total return	31%	41%	76%	141%
S&P 500 Utilities Index, total return	29%	48%	87%	151%
UTY, total return	29%	42%	79%	142%
S&P 500, total return	14%	75%	105%	109%

(1)	Source: FactSet Research Systems Inc.; except UTY, source: Bloomberg

The Company asks shareholders to approve this proposal by approving the following non-binding resolution:

RESOLVED, that the shareholders of NextEra Energy, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K as promulgated by the Securities and Exchange Commission in the NextEra Energy, Inc. proxy statement for the 2015 annual meeting of shareholders, including the Compensation Discussion & Analysis section, the compensation tables and the accompanying narrative discussion.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted FOR approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, BY NON-BINDING ADVISORY VOTE, OF NEXTERA ENERGY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Overview of Supermajority Shareholder Vote Proposals (Proposals 4, 5 and 6) and Additional Corporate Governance Proposals (Proposals 7 and 8)

2014 Corporate Governance Initiative by the Board

At the Company’s 2014 annual meeting of shareholders, a shareholder proposal requesting that the Board take all steps necessary to eliminate from NextEra Energy’s Charter and Amended and Restated Bylaws (“Bylaws”) all provisions that require a “greater than simple majority vote” for shareholder approval of any matter was approved by the affirmative vote of 73% of the votes cast on the proposal. In response to the approval of this shareholder proposal, the Governance & Nominating Committee over the remainder of 2014 engaged in a review of the supermajority vote provisions in the Charter and Bylaws. As part of its review, the Governance & Nominating Committee also undertook a broader review of the Company’s corporate governance practices. In connection with these reviews, the Company initiated shareholder outreach discussions with shareholders owning a significant aggregate ownership interest in the Company to solicit input about possible changes to the Charter and Bylaws, including the supermajority provisions.

As a result of this process, the Board has determined that the proposed amendments to the Charter that seek to address the Charter’s supermajority vote provisions, as set forth in Proposals 4, 5 and 6 (the “Supermajority Shareholder Vote Proposals”), are responsive to the shareholder proposal that was approved at the Company’s 2014 annual meeting of shareholders. Also as a result of shareholder outreach and the broader corporate governance review by the Governance & Nominating Committee, the Board determined to propose certain other improvements to the corporate governance practices of the Company as set forth in Proposals 7 and 8 (the “Additional Corporate Governance Proposals”). The Board has determined that the Supermajority Shareholder Vote Proposals and the Additional Corporate Governance Proposals are advisable and in the best interests of the Company and its shareholders.

Supermajority Shareholder Vote Proposals (Proposals 4, 5 and 6)

The Supermajority Shareholder Vote Proposals request amendments to the Charter to: eliminate the supermajority vote requirement for shareholder removal of a director in Article IV (Proposal 4); eliminate the provisions of Article VI regarding business combinations with interested shareholders, which include supermajority vote requirements (Proposal 5); and eliminate the supermajority vote requirement and provide that the vote required is a majority of outstanding shares, for shareholder approval of amendments to certain provisions of the Charter and Bylaws or the adoption of any new bylaws and eliminate an exception to the required vote (Proposal 6).

The supermajority vote provisions that would be eliminated by the amendments to the Charter submitted for shareholder approval in the Supermajority Shareholder Vote Proposals, and by conforming amendments to the Bylaws that the Board has undertaken to make effective at the same time as the Charter amendments implemented pursuant to the Supermajority Shareholder Vote Proposals if approved by the shareholders, constitute all of the provisions of the Charter and Bylaws that require shareholder approval by more than a majority of the outstanding shares of the Company’s common stock.

The Company recommends that shareholders vote “FOR” each of the Supermajority Shareholder Vote Proposals.

Additional Corporate Governance Proposals (Proposals 7 and 8)

The Additional Corporate Governance Proposals request amendments to the Charter to: eliminate the “for cause” requirement for shareholder removal of a director in Article IV (Proposal 7); and lower the minimum share ownership threshold for shareholders to call a special meeting of shareholders in Article V from a majority of outstanding shares to 20% of outstanding shares (Proposal 8).

The Company recommends that shareholders vote “FOR” each of the Additional Corporate Governance Proposals.

Additional Information Regarding Proposals 4 Through 8

Shareholder approval of any of Proposals 4, 5, 6, 7 and 8 is not conditioned upon the approval of any of the other proposals.

If one or more of Proposals 4, 5, 6, 7 and 8 is approved by the shareholders, the Company intends to file promptly articles of amendment to the Charter with the Florida Department of State reflecting the amendments approved in such proposals. The amendments will be effective on the date on which the articles of amendment are filed with the Florida Department of State. The text of each of the Charter changes proposed by Proposals 4, 5, 6, 7 and 8 are set forth below in the discussion of the applicable proposal.

If shareholders approve any or all of Proposals 4, 6, 7 and 8, the Board has undertaken to approve amendments to the corresponding provisions of the Company’s Bylaws.

If any of Proposals 4, 5 and 6 is not approved by the shareholders, the current supermajority vote provisions described in the applicable proposal will remain in place and the actions described in such proposal will continue to require the vote of the holders of 75% of the voting power of the Company’s outstanding shares of voting stock, voting together as a single class, as provided in the current Charter.

If Proposal 7 is not approved by the shareholders, the current “for cause” requirement for shareholder removal of a director will remain in place and the actions described in such proposal will continue to require that shareholders may remove a director only “for cause” as described in such proposal.

If Proposal 8 is not approved by the shareholders, the current majority share ownership threshold for shareholders to call a special meeting of shareholders will remain in place as provided in Article V of the current Charter.

The Company’s current Charter is available on the Company’s website at http://www.nexteraenergy.com/pdf/articles.pdf.

Supermajority Shareholder Vote Proposals (Proposals 4, 5 and 6)

Proposal 4: Approval of amendment to Article IV of the Charter to eliminate supermajority vote requirement for shareholder removal of a director

The Board has approved, and recommends that shareholders approve, an amendment to Article IV of the Charter to eliminate the supermajority shareholder vote requirement for shareholder removal of a director. Article IV currently requires the affirmative vote of holders of at least 75% of the voting power of the Company’s outstanding shares of voting stock, voting together as a single class, to remove a director, and provides that shareholders may remove a director only for cause.

Provisions of Article IV Regarding Shareholder Removal of a Director

The first paragraph of Section 3 of Article IV imposes two requirements that must be satisfied for shareholders to remove a director:

•	the director may be removed only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class; and

•	the director may be removed only for “cause.”

The Charter defines “voting stock” to include the Company’s common stock and any other capital stock entitled to vote generally in the election of directors. Article IV provides that, except as may otherwise be provided by law, “cause” for a director’s removal will be construed to exist only if the director has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal, or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of the director’s duty to the Company in a matter of substantial importance to the Company, and such an adjudication is no longer subject to direct appeal.

Text of Article IV as Proposed to be Amended

If shareholders approve this Proposal 4, but not Proposal 7 (which proposes to eliminate the requirement that shareholders may only remove a director “for cause”), Section 3 of Article IV will be amended to read in its entirety as follows:

Article IV

Section 3. Removal. A director may be removed by the majority vote of the entire Board of Directors. A director may also be removed by shareholders, but only for cause. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal.

Notwithstanding the foregoing, and except as otherwise provided by law, in the event that holders of any class or series of Preferred Stock are entitled, voting separately as a class, to elect one or more directors, only the holders of that class or series may participate in a vote with respect to the removal by shareholders of a director so elected.

Effect of Article IV Amendment

If shareholders approve this Proposal 4, Article IV will be amended to eliminate the supermajority vote requirement currently applicable to any shareholder action to remove a director. Upon the effectiveness of this Article IV amendment, a director will be subject to removal by shareholders:

•	if the number of votes cast in favor of the director’s removal exceed the number of votes cast against the director’s removal, in accordance with the Majority Vote standard; and

•	only for cause, as described above.

Text of Article IV as Proposed to be Amended by this Proposal 4 and Proposal 7

If shareholders approve this Proposal 4 and Proposal 7, Section 3 of Article IV will be amended to read in its entirety as follows:

Article IV

Section 3. Removal. A director may be removed by the majority vote of the entire Board of Directors. A director may also be removed by shareholders.

Notwithstanding the foregoing, and except as otherwise provided by law, in the event that holders of any class or series of Preferred Stock are entitled, voting separately as a class, to elect one or more directors, only the holders of that class or series may participate in a vote with respect to the removal by shareholders of a director so elected.

Effect of Article IV Amendments under Proposal 4 and Proposal 7

If shareholders approve this Proposal 4, Article IV will be amended to eliminate the supermajority vote requirement and, if shareholders also approve Proposal 7, Article IV will be further amended to eliminate the “for cause” requirement currently applicable to any shareholder action to remove a director. Upon the effectiveness of both of these amendments, a director will be subject to removal by shareholders:

•	if the number of votes cast in favor of the director’s removal exceed the number of votes cast against the director’s removal, in accordance with the Majority Vote standard; and

•	with or without cause, in accordance with the provisions of the Florida Business Corporation Act (the “Florida Act”).

Article IV if Proposal 4 is not Approved but Proposal 7 is Approved

If this Proposal 4 is not approved by the shareholders, the current supermajority vote requirement described above will remain in place and will continue to require the vote of the holders of 75% of the voting power of the Company’s outstanding shares of voting stock, voting together as a single class, as provided in the current Charter. In addition, if this Proposal 4 is not approved and Proposal 7 is approved, the “for cause” requirement applicable to shareholder removal of a director, as described above, will be eliminated.

Conforming Amendment to Bylaws

If shareholders approve this Proposal 4, the Board will approve an amendment to the first paragraph of Section 4 of Article II of the Bylaws to eliminate provisions which, consistent with Article IV of the Charter, require a supermajority vote of shareholders to remove a director, and will approve an amendment to the second paragraph of such Section 4 to make conforming changes. Upon approval by the Board, the Bylaw amendment will become effective at the same time as the Article IV amendment.

Vote Required to Approve Proposal 4

The Article IV amendment has been unanimously recommended by members of the Board, all of whom qualify as “continuing directors” under the Charter. As a result, approval of the Article IV amendment does not require a 75% shareholder vote. A Majority Vote is required to approve the Article IV amendment.

Shareholder approval of this Proposal 4 is not conditioned on shareholder approval of Proposals 5, 6, 7 or 8.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted FOR Proposal 4.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT TO ARTICLE IV OF THE CHARTER TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENT FOR SHAREHOLDER REMOVAL OF A DIRECTOR

Proposal 5: Approval of amendment to eliminate Article VI of the Charter, which includes supermajority vote requirements regarding business combinations with interested shareholders

The Board has approved, and recommends that shareholders approve, an amendment to Article VI of the Charter (the “Article VI amendment”) to eliminate the provisions of that Article due to its supermajority shareholder vote requirements. Article VI currently requires the affirmative vote of holders of at least 75% of the voting power of the Company’s outstanding shares of voting stock, voting together as a single class, to approve certain business combinations with an interested shareholder.

Supermajority Vote Requirement of Article VI

Article VI generally requires, in addition to any affirmative vote required by law or the Charter, a 75% shareholder vote to approve certain “business combinations” with an “interested shareholder,” as those terms are defined in the Charter, or the interested shareholder’s affiliate, unless the transactions are approved by a majority of the “continuing directors” under the Charter or, in some cases, unless specified minimum price and procedural requirements are met. The Charter defines the term “interested shareholder” to include a security holder who is the direct or indirect beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock and the term “continuing director” generally to include any director who is not an affiliate, associate or representative of an interested shareholder.

The term “business combination” is defined in the Charter to include the following transactions:

•

any merger or consolidation of the Company or a direct or indirect majority-owned subsidiary with (1) any interested shareholder or (2) any other corporation (whether or not itself an interested shareholder) which is, or after such merger or consolidation would be, an affiliate of an interested shareholder;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any interested shareholder or any affiliate of any interested shareholder of assets of the Company or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10 million or more; the issuance or transfer by the Company or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of the Company or any such subsidiary to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10 million or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an interested shareholder or an affiliate of an interested shareholder; or

•

any reclassification of securities (including any reverse stock split) or recapitalization of the Company, or any merger or consolidation of the Company with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any direct or indirect majority-owned subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

If this Proposal 5 is not approved by the shareholders, the current provisions of Article VI of the Charter regarding business combinations with interested shareholders, including the supermajority vote requirements described above, will remain in place and the actions described in such proposal will continue to require the vote of the holders of 75% of the voting power of the Company’s outstanding shares of voting stock, voting together as a single class, as provided in the current Charter.

Article VI of the Charter defines certain terms that are used in Article VII. If this Proposal 5 is approved, and Proposal 6 (which proposes to eliminate the supermajority vote requirement for shareholder approval of specified amendments to the Charter and Bylaws) is not approved, Article VII of the Charter will be amended to delete the reference to Article VI, and to include the defined terms and provisions relating to the power of the Board to make certain determinations relating to such defined terms currently found in Article VI.

The text of Article VII, as it would be amended in the event this Proposal 5 is approved, and Proposal 6 is not approved, is set forth in Appendix A to this proxy statement.

By voting in favor of this Proposal 5, in the event this Proposal 5 is approved, and Proposal 6 is not approved, you are also approving the amendment to Article VII set forth in Appendix A to this proxy statement.

Text of Article VI as Proposed to be Amended

If shareholders approve this Proposal 5, Article VI will be amended by the Article VI amendment to read in its entirety as follows:

Article VI

[Reserved]

Effect of Article VI Amendment

Article VI was included in the Company’s original 1984 Charter because it was considered that Article VI’s supermajority shareholder vote provisions can discourage interested shareholders from seeking to gain control of the Company on terms that the Board does not believe are in the best interests of the Company and its shareholders. Proposal 5 would delete the provisions of Article VI regarding approval of business combinations with interested shareholders entirely, but would not affect the potential application to NextEra Energy of provisions under the Florida Act, enacted after the adoption of Article VI, that require supermajority approval of certain types of business combinations and other extraordinary corporate transactions. Accordingly, if shareholders approve this Proposal 5, the Company, as a Florida corporation, will continue to be subject to the “affiliated transactions” provisions and the “control share acquisition” provisions of the Florida Act, as described below. In addition, after the Article VI amendment is effective, shareholders generally will be able to approve any business combination or other extraordinary corporate transaction requiring shareholder approval and not subject to those provisions of the Florida Act under the Majority Vote standard or other applicable majority vote standard under the Florida Act, unless the Florida Act, or to the extent permitted by the Florida Act, the Board, requires a greater vote.

Supermajority Shareholder Vote Requirements Under the Florida Act

Affiliated Transactions Provisions of Florida Act. The Florida Act provides that an “affiliated transaction” of a Florida corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Act defines an “interested shareholder” as any person who is the beneficial owner of more than 10% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:

•	mergers and consolidations of the corporation with the interested shareholder;

•

any sale, lease, mortgage, pledge or other disposition of assets representing 5% or more of the aggregate fair market value of the corporation’s assets, outstanding shares, earning power or net income to the interested shareholder;

•	issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder;

•	the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder;

•

any reclassification of the corporation’s securities (defined to include, among other matters, any stock split, reverse stock split or stock dividend), recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; and

•	any receipt by the interested shareholder of the benefit of certain loans or other financial assistance or tax advantages from the corporation.

The foregoing transactions generally also include transactions involving any affiliate or associate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

The two-thirds shareholder approval requirement does not apply if, among other matters, and subject to specified qualifications:

•	the transaction has been approved by a majority of the corporation’s disinterested directors;

•	the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement of the proposed transaction;

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares;

•	the corporation has not had more than 300 shareholders of record at any time during the preceding three years; or

•	specified fair price and procedural requirements are satisfied.

Control-Share Acquisition Provisions of Florida Act. The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” such as the Company, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately on the proposal, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:

•	one-fifth or more, but less than one-third, of all voting power of the corporation;

•	one-third or more, but less than a majority, of all voting power of the corporation; or

•	a majority or more of all voting power of the corporation.

The statute does not apply if, among other things, the acquisition:

•	is approved by the corporation’s board of directors prior to the acquisition;

•	is pursuant to a pledge or other security interest created in good faith and not for the purpose of circumventing the statute;

•	is effected pursuant to the laws of intestate succession or pursuant to a gift or testamentary transfer; or

•	is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

Vote Required to Approve Article VI Amendment

The Article VI amendment has been unanimously recommended by members of the Board, all of whom qualify as “continuing directors” under the Charter. As a result, approval of the Article VI amendment does not require a 75% shareholder vote. A Majority Vote is required to approve the Article VI amendment.

Shareholder approval of this Proposal 5 is not conditioned on shareholder approval of Proposals 4, 6, 7 or 8.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted FOR Proposal 5.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT TO ELIMINATE ARTICLE VI OF THE CHARTER

Proposal 6: Approval of amendment to Article VII of the Charter to eliminate the supermajority vote requirement, and provide that the vote required is a majority of outstanding shares, for shareholder approval of certain amendments to the Charter, any amendments to the Bylaws or the adoption of any new bylaws and eliminate an exception to the required vote

The Board has approved, and recommends that shareholders approve, an amendment to Article VII of the Charter (the “Article VII amendment”) to eliminate the supermajority vote requirement, and provide that the vote required is a majority of outstanding shares, for shareholder approval of certain amendments to the Charter, any amendment to the Bylaws or the adoption of any new bylaws, and eliminate an exception to the required vote. Article VII currently requires the affirmative vote of holders of at least 75% of the outstanding shares of the Company’s voting stock, voting together as a single class, to approve certain Charter amendments or any Bylaw amendment, or for the adoption of new bylaws, and provides an exception to the required vote for such a Charter amendment if the amendment is unanimously recommended by a Board consisting exclusively of “continuing directors” under the Charter.

Supermajority Vote Requirement of Article VII

Under Article VII, specified provisions of the Charter, and any bylaw, may not be amended, altered, changed or repealed by shareholders, and new bylaws may not be adopted by shareholders, unless such an action is approved by the affirmative vote of the holders of at least 75% of the outstanding shares of the Company’s voting stock, voting together as a single class. Article VII qualifies this requirement by stating that a 75% shareholder vote will not be required for any alteration, amendment or repeal of the specified Charter provisions that is unanimously recommended by the Board if all members of the Board are “continuing directors,” as defined in the Charter. A “continuing director” is generally any director who is not an affiliate, associate or representative of an interested shareholder. An “interested shareholder” generally means a security holder who is the direct or indirect beneficial owner of 10% or more of the voting power of the outstanding shares of the Company’s voting stock.

Amendment of the following Charter provisions is subject to the supermajority vote requirement of Article VII:

•	The first sentence of Section 3 of Article III, which specifies that each share of common stock will entitle the holder to one vote, in person by proxy, at all shareholder meetings.

•

Article IV, which provides that the number of members of the Board will be set forth in the Bylaws, that any Board vacancy or newly created directorship will be filled only by a majority vote of the directors then in office, that a director may be removed by a majority vote of the directors then in office, and that, as discussed in Proposals 4 and 7, a director may be removed by shareholders only for cause and only by the affirmative vote of holders of at least 75% of the voting power of the Company’s outstanding shares of voting stock, voting together as a single class.

•

Article V, which (a) requires that shareholders take action at a meeting of shareholders and not by written consent, and (b) provides that a special meeting of shareholders may be called by the Chairman of the Board, the president or secretary, a majority of the Board or, as discussed in Proposal 8, the holders of a majority of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting.

•	Article VI which, as discussed in Proposal 5, requires a supermajority vote of shareholders to approve certain business combinations.

•	Article VII.

In addition, the supermajority vote requirement of Article VII applies to any action by shareholders to amend, alter, change or repeal any bylaw adopted by the Board, or to adopt any new bylaw.

If this Proposal 6 is not approved by the shareholders, the current supermajority vote provisions described in such proposal will remain in place and the actions described in such proposal will continue to require the vote of the holders of 75% of the voting power of the Company’s outstanding shares of voting stock, voting together as a single class, provided, however, that such 75% vote shall not be required for any alteration, amendment or repeal of the specified Charter provisions if it has been unanimously recommended by the Board consisting exclusively of “continuing directors,” all as provided in the current Charter.

If this Proposal 6 is not approved, and Proposal 5 (which proposes to eliminate Article VI of the Charter) is approved, Article VII will be amended as described in Proposal 5 under Supermajority Vote Requirement of Article VI.

Text of Article VII as Proposed to be Amended

If shareholders approve this Proposal 6, Article VII will be amended to read in its entirety as follows:

ARTICLE VII

Amendment of Articles of Incorporation and Bylaws

Section I. Articles of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions of this Article VII, and the provisions of the first sentence of Section 3 of Article III, and Articles IV, V, and VI, may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of at least a majority of the then outstanding shares of Voting Stock, voting together as a single class.

Section 2. Bylaws. The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors. Bylaws adopted by the Board of Directors may be repealed or changed, and new bylaws may be adopted, by shareholders only if such repeal, change or adoption is approved by the affirmative vote of the holders of at least a majority of the then outstanding Voting Stock, voting together as a single class.

Effect of Article VII Amendment

If shareholders approve this Proposal 6, upon the effectiveness of the Article VII amendment, all Charter and Bylaw amendments, and the adoption of any new bylaws, that would have required approval by a 75% shareholder vote will be subject to approval by a majority shareholder vote, and the exception relating to a unanimous recommendation by continuing directors will be deleted.

Conforming Amendment to Bylaws

If shareholders approve this Proposal 6, the Board will approve an amendment to Article VIII of the Bylaws to eliminate the provisions which, consistent with Article VII of the Charter, require a supermajority vote of shareholders for action by shareholders to repeal or change bylaws adopted by the Board or to adopt new bylaws, and lower the vote required to a majority vote of outstanding shares and eliminate an exception to the required vote. Upon approval by the Board, the Bylaw amendment will become effective at the same time as the Article VII amendment.

Vote Required to Approve Proposal 6

The Article VII amendment has been unanimously recommended by members of the Board, all of whom qualify as “continuing directors” under the Charter. As a result, approval of the Article VII amendment does not require a 75% shareholder vote. A Majority Vote is required to approve the Article VII amendment.

Shareholder approval of this Proposal 6 is not conditioned on shareholder approval of Proposals 4, 5, 7 or 8.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted FOR Proposal 6.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT TO ARTICLE VII OF THE CHARTER TO ELIMINATE THE SUPERMAJORITY VOTE REQUIREMENT, AND PROVIDE THAT THE VOTE REQUIRED IS A MAJORITY OF OUTSTANDING SHARES, FOR SHAREHOLDER APPROVAL OF CERTAIN AMENDMENTS TO THE CHARTER, ANY AMENDMENTS TO THE BYLAWS OR THE ADOPTION OF ANY NEW BYLAWS AND ELIMINATE AN EXCEPTION TO THE REQUIRED VOTE

Additional Corporate Governance Proposals (Proposals 7 and 8)

Proposal 7: Approval of amendment to Article IV of the Charter to eliminate the “for cause” requirement for shareholder removal of a director

The Board has approved, and recommends that shareholders approve, an amendment to Article IV of the Charter to eliminate the “for cause” requirement prescribed by Article IV for shareholder removal of a director. Article IV currently provides that shareholders may remove a director only for cause and requires that the removal be approved by the affirmative vote of holders of at least 75% of the voting power of the Company’s outstanding shares of voting stock, voting together as a single class.

Provisions of Article IV Regarding Shareholder Removal of a Director

The first paragraph of Section 3 of Article IV imposes two requirements that must be satisfied for shareholders to remove a director:

•	the director may be removed only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class; and

•	the director may be removed only for “cause.”

The Charter defines “voting stock” to include the Company’s common stock and any other capital stock entitled to vote generally in the election of directors. Article IV provides that, except as may otherwise be provided by law, “cause” for a director’s removal will be construed to exist only if the director has been convicted of a felony by a court of competent jurisdiction and the conviction is no longer subject to direct appeal, or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of the director’s duty to the Company in a matter of substantial importance to the Company, and such an adjudication is no longer subject to direct appeal.

Text of Article IV as Proposed to be Amended

If shareholders approve this Proposal 7, but not Proposal 4 (which proposes to eliminate the supermajority vote requirement for shareholder removal of a director), Section 3 of Article IV will be amended to read in its entirety as follows:

Article IV

Section 3. Removal. A director may be removed by the majority vote of the entire Board of Directors. A director may also be removed by shareholders, but only by the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class.

Notwithstanding the foregoing, and except as otherwise provided by law, in the event that holders of any class or series of Preferred Stock are entitled, voting separately as a class, to elect one or more directors, the provisions of this Section 3 shall apply, in respect to the removal of a director so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares of Voting Stock voting together as a single class.

Effect of Article IV Amendment

If shareholders approve this Proposal 7, Article IV will be amended to eliminate the “for cause” requirement currently applicable to any shareholder action to remove a director. Upon the effectiveness of this Article IV amendment, a director will be subject to removal by shareholders:

•	by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class; and

•	with or without cause, in accordance with the provisions of the Florida Act.

Text of Article IV as Proposed to be Amended by this Proposal 7 and Proposal 4

If shareholders approve this Proposal 7 and Proposal 4, Section 3 of Article IV will be amended by the Article IV amendment to read in its entirety as follows:

Article IV

Section 3. Removal. A director may be removed by the majority vote of the entire Board of Directors. A director may also be removed by shareholders.

Notwithstanding the foregoing, and except as otherwise provided by law, in the event that holders of any class or series of Preferred Stock are entitled, voting separately as a class, to elect one or more directors, only the holders of that class or series may participate in a vote with respect to the removal by shareholders of a director so elected.

Effect of Article IV Amendments under Proposal 7 and Proposal 4

If shareholders approve this Proposal 7, Article IV will be amended to eliminate the “for cause” requirement and, if shareholders also approve Proposal 4, Article IV will be further amended to eliminate the supermajority vote requirement currently applicable to any shareholder action to remove a director. Upon the effectiveness of both of these amendments, a director will be subject to removal by shareholders:

•	if the number of votes cast in favor of the director’s removal exceed the number of votes cast against the director’s removal, in accordance with the Majority Vote standard; and

•	with or without cause, in accordance with the provisions of the Florida Act.

Article IV if Proposal 7 is not Approved but Proposal 4 is Approved

If this Proposal 7 is not approved by the shareholders, the current “for cause” requirement described above will remain in place and will continue to require that directors may be removed by shareholders only “for cause,” as described above. In addition, unless Proposal 4 is approved, shareholder removal of a director will also require that the removal be by the vote of the holders of 75% of the voting power of the Company’s outstanding shares of voting stock, voting together as a single class, as provided in the current Charter.

Conforming Amendment to Bylaws

If shareholders approve the Article IV amendment, the Board will approve an amendment to the first paragraph of Section 4 of Article II of the Bylaws to eliminate provisions which, consistent with Article IV of the Charter, provide that shareholders may only remove a director “for cause.” Upon approval by the Board, the Bylaw amendment will become effective at the same time as the Article IV amendment.

Vote Required to Approve Proposal 7

The Article IV amendment has been unanimously recommended by members of the Board, all of whom qualify as “continuing directors” under the Charter. As a result, approval of the Article IV amendment does not require a 75% shareholder vote. A Majority Vote is required to approve the Article IV amendment.

Shareholder approval of this Proposal 7 is not conditioned on shareholder approval of Proposals 4, 5, 6 or 8.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted FOR Proposal 7.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT TO ARTICLE IV OF THE CHARTER TO ELIMINATE THE “FOR CAUSE” REQUIREMENT FOR SHAREHOLDER REMOVAL OF A DIRECTOR

Proposal 8: Approval of amendment to Article V of the Charter to lower the minimum share ownership threshold for shareholders to call a special meeting of shareholders from a majority to 20% of outstanding shares

The Board has approved, and recommends that shareholders approve, an amendment to Article V of the Charter (the “Article V amendment”) to lower the minimum share threshold that must be satisfied for shareholders to be able to call a special meeting of shareholders from a majority of the outstanding shares of voting stock to 20% of the outstanding shares of voting stock.

Article V Share Ownership Threshold to Call Shareholder Meetings

Under Article V of the Charter, special meetings of shareholders held for any purpose or purposes may be called by the Company’s Chairman of the Board, president or secretary, and must be called upon the written request of a majority of the Board. In addition, Article V states that special meetings must be called upon the written request, stating the purpose or purposes of the meeting, of “the holder or holders of not less than a majority of all the outstanding shares of stock of the Corporation entitled to vote on the matter or matters to be presented at the meeting.”

The majority share ownership threshold under Article V for calling a special meeting of shareholders exceeds the minimum 10% share threshold required by the Florida Act and has been in the Charter since the Company’s incorporation in 1984.

If this Proposal 8 is not approved by the shareholders, the current majority share ownership threshold for shareholders to call a special meeting of shareholders will remain in place as provided in Article V of the current Charter.

Text of Article V as Proposed to be Amended

If shareholders approve this Proposal 8, Article V will be amended by the Article V amendment to read in its entirety as follows:

ARTICLE V

Action by Shareholders

Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders. Special meetings of shareholders, for any purpose or purposes, may be called by the Chairman of the Board of Directors, the President or the Secretary of the Corporation, and shall be called upon the written request of a majority of the entire Board of Directors or the holder or holders of not less than 20% of all the outstanding shares of stock of the Corporation entitled to vote on the matter or matters to be presented at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

Effect of Article V Amendment

If shareholders approve this Proposal 8, Article V will be amended to permit holders of 20% of the outstanding shares of voting stock to call a special meeting of shareholders. The Board believes that a 20% threshold is appropriate to ensure that a special meeting may be called by shareholders only if a significant portion of the Company’s shareholders support holding the special meeting. The Board believes that a 20% threshold would enhance the Company’s accountability to shareholders while protecting the shareholders as a whole from potential misuse of the special meeting process by a small group of shareholders. The Board believes that the proposed threshold is consistent with its belief that special meetings should be limited to extraordinary corporate matters or significant strategic concerns that require attention before the next annual meeting.

The Board also believes that the ownership threshold required to call a special meeting of shareholders should be evaluated in light of the practices of other comparable public companies. Based on published sources, nearly half of the S&P 500 companies do not permit shareholders to call special meetings and approximately 70% of the companies that give shareholders this right have prescribed minimum ownership thresholds of 25% or more.

If Proposal 8 is Approved and Proposal 10 is Approved

If the Company’s Proposal 8 is approved and Proposal 10 is also approved, then shareholders will have approved two different and conflicting thresholds of shares outstanding needed to call a special meeting of shareholders. If both Proposal 8 and Proposal 10 are approved, the Company will implement Proposal 8 and not implement Proposal 10. The Company will consider affirmative votes for Proposal 8 as also supporting implementation of Proposal 8 even if Proposal 10 is approved.

Conforming Amendment to Bylaws

If shareholders approve the Article V amendment, the Board will approve an amendment to Section 2 of Article I of the Bylaws to lower the minimum share threshold that must be satisfied for shareholders to be able to call a special meeting from a majority of the outstanding shares of voting stock to 20% of the outstanding shares of voting stock. Upon approval by the Board, the Bylaw amendment will become effective at the same time as the Article V amendment.

Vote Required to Approve Article V Amendment

The Article V amendment has been unanimously recommended by members of the Board, all of whom qualify as “continuing directors” under the Charter. As a result, approval of the Article V amendment does not require a 75% shareholder vote. A Majority Vote is required to approve the Article V amendment.

Shareholder approval of this Proposal 8 is not conditioned on shareholder approval of Proposals 4, 5, 6 or 7.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted FOR Proposal 8.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT TO ARTICLE V OF THE CHARTER TO LOWER THE MINIMUM SHARE OWNERSHIP THRESHOLD FOR SHAREHOLDERS TO CALL A SPECIAL MEETING FROM A MAJORITY TO 20% OF OUTSTANDING SHARES

Proposal 9: Shareholder proposal

The Comptroller of the State of New York, Thomas P. DiNapoli, 59 Maiden Lane 30th Floor, New York, NY 10038, is the trustee of the New York State Common Retirement Fund (the “Fund”) and has given the Company notice that he intends to present this proposal at the annual meeting on behalf of the Fund. The Fund held a total of 1,253,149 shares of common stock as of the date the proposal was submitted. In accordance with SEC regulations, the text of the shareholder proposal and supporting statement appear exactly as received by the Company (including the use of boldface and italics). The shareholder proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The Company disclaims responsibility for the content of the proposal and the supporting statement, including sources referenced in the supporting statement.

Proposal 9—Political Contribution Disclosure

Resolved, that the shareholders of NextEra Energy Inc. (“NextEra” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision making.

The report shall be presented to the board of directors and posted on the Company’s website within 12 months from the date of the annual meeting.

Supporting Statement

As long-term shareholders of NextEra, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court said in its Citizens United decision: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Publicly available records show that NextEra contributed at least $4.8 million in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org) Meanwhile, the 2014 CPA-Zicklin Index of Corporate Political Disclosure and Accountability rated NextEra near the bottom among the largest 300 companies in the S&P 500, giving it just 29 points out of 100.

Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value. This may be especially true for NextEra, which the non-profit group Public Campaign criticized in a December 2011 report, For Hire: Lobbyists or the 99%? The report alleged that 29 companies, including NextEra, paid no federal income taxes between 2008 and 2010 while spending millions on campaign contributions and lobbying and increasing their executive compensation.

The proposal asks NextEra to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of its peers, including Exelon Corp., Edison International, and PG&E Corp., that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Political Contribution Disclosure—Proposal 9

The Board Recommends a Vote AGAINST the Foregoing Proposal for the Following Reasons:

The Board believes that adopting the shareholder proposal would not be in the best interests of the Company or its shareholders.

NextEra Energy needs to be an effective participant in the legislative and regulatory process. The Company is closely regulated and subject to legislation that can impact the Company’s operations and profitability. The Board believes that it is in the best interests of the Company’s shareholders for NextEra Energy to be an effective participant in the political process. Laws and policies enacted and adopted by federal, state and local authorities can have a significant impact on the Company and its customers, employees and shareholders. NextEra Energy actively encourages public policy that furthers its ability to provide the cleanest, most reliable electricity to our customers and to operate efficiently, safely and profitably. NextEra Energy’s active participation in political processes and public policy discussions is appropriate to ensure that public officials are informed about key issues that affect the Company’s interests and those of our customers, employees, shareholders and the communities served.

NextEra Energy already has a Political Contributions Policy and its political contributions are regulated by the government. NextEra Energy maintains a rigorous compliance process to ensure that the Company’s political activities are lawful, properly disclosed and aligned with our Code of Business Conduct & Ethics. Political contributions are also subject to comprehensive regulation by federal, state and local governments with detailed disclosure requirements, including requirements to file reports with appropriate state and federal agencies on lobbying-related activities and expenditures. We are committed to compliance with all such applicable laws.

The proposal is unnecessary and duplicative because NextEra Energy’s political contributions are already subject to extensive disclosure requirements. The Board believes that adoption of this resolution is unnecessary and duplicative. NextEra Energy already discloses its Political Contributions Policy and the process for and the titles of the individuals responsible for authorizing contributions pursuant to such policy. NextEra Energy already reports corporate lobbying-related activities and expenditures as required to appropriate federal, state and local agencies. Information about the Political Contributions Policy and NextEra Energy’s political action committee (“PAC”) contributions and current lobbying activities can be found in reports filed with various state and federal agencies, which are also available through links on the NextEra Energy Investor Relations website at http://www.investor.nexteraenergy.com.

Adopting the proposal would not be the best use of NextEra Energy’s resources because adequate disclosure already exists. Since disclosure of the Company’s policies and procedures regarding lobbying activities, business associations and PAC contributions are already readily available to the public and Company shareholders through the link on the Company’s website described above, the Board believes that the additional reports requested in the proposal would result in an unnecessary and unproductive use of the Company’s resources. As a result of the disclosures mandated by federal and state laws, the Board has concluded that ample disclosure exists regarding NextEra Energy’s political contributions. Because the Company is committed to complying with applicable current and future political contribution and campaign finance laws, and already publicly discloses its political contributions as required by law, the Board believes that the special report requested in this proposal is an unnecessary use of the Company’s resources.

Additional disclosure requirements could hinder the Company’s ability to pursue its business and strategic objectives. It is the Board’s view that subjecting the Company to additional disclosure requirements could hinder the Company’s ability to pursue its business and strategic objectives. Such disclosure would make it easier for competitors and others to discern the Company’s public policy and political strategies and implement strategies opposed to the Company’s public policy goals, which would prevent the achievement of such goals and could negatively affect the Company, its operations and results. NextEra Energy’s responsible participation in the political process and its prudent expenditures in connection with such participation are in the best interests of the Company, its shareholders and its customers.

FOR THE ABOVE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted AGAINST proposal 9.

Proposal 10: Shareholder proposal

Myra Young, 9295 Yorkship Court, Elk Grove, California, the owner of 100 shares of the Company’s common stock, has given the Company notice that her representative, John Chevedden, intends to present this proposal at the annual meeting. In accordance with SEC regulations, the text of the shareholder proposal and supporting statement appear exactly as received by the Company (including the use of boldface). The shareholder proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The Company disclaims responsibility for the content of the proposal and the supporting statement.

Proposal 10—Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Florida law allows 10% of shareholders to call a special meeting and dozens of companies have adopted the 10% threshold. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting.

This proposal topic won more than 70% support at Edwards Lifesciences and SunEdison in 2013. Vanguard sent letters to 350 of its portfolio companies asking them to consider providing the right for shareholders to call a special meeting.

In 2014 NextEra Energy shareholders favored improving our corporate governance as this proposal will do. NextEra Energy shareholders gave 73% support to a 2014 shareholder proposal to change certain voting thresholds to a more democratic 51% standard.

Please vote to enhance shareholder value:

Special Shareowner Meetings—Proposal 10

The Board Recommends a Vote AGAINST the Foregoing Proposal for the Following Reasons:

The Proposal is in direct conflict with the Company’s Proposal 8 to reduce the threshold to call a special meeting of shareholders to 20% of shares outstanding. As noted on page 18 of this proxy statement, the Board undertook a broad review of the Company’s corporate governance practices, including outreach discussions with shareholders owning a significant aggregate ownership interest in the Company. As a result of this process, the Board determined to present to the Company’s shareholders a proposal to amend the Company’s Charter to permit holders of 20% of the outstanding shares of voting stock to call a special meeting of shareholders. The Board believes that a 20% threshold is appropriate to ensure that a special meeting may be called by shareholders only if a significant portion of the Company’s shareholders support holding the special meeting. The Board believes that a 20% threshold would enhance the Company’s accountability to shareholders while protecting the shareholders as a whole from potential misuse of the special meeting process.

A 10% threshold of outstanding shares to call a special shareholders meeting is inappropriate. The ability to call a special meeting of shareholders is not a matter to be taken lightly. The Board believes that a special meeting should only be held to address special or extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expedited basis, rather than waiting for the next annual meeting. The Company believes that its proposal that a special meeting should only be called by at least 20% of shares outstanding strikes an appropriate balance between the ability of shareholders to communicate concerns on matters of importance and the risk that a small group of self-interested shareholders may call a special meeting of shareholders for parochial or self-interested purposes.

The proposal creates significant risk that a small group of shareholders would use the power to call a special meeting to gain an inappropriate advantage or advance a private agenda. The Board believes that it is not in the best interests of the shareholders of the Company to enable holders of only 10% of the Company’s shares to have an unlimited ability to call a special meeting of shareholders for any purpose at any time. The proposal does not limit the subject matter of the special meeting, nor does it limit the number of times that a special meeting may be called by the same group of shareholders. A 10% threshold to call a special meeting of shareholders would enable a small group of minority shareholders to use the extraordinary measure of calling special meetings of shareholders for purposes that serve only such group’s narrow self-interests, to advance a political or social agenda or for frivolous or inappropriate purposes. Abuse of the right to call a special meeting of shareholders by a 10% minority of shares outstanding would be at the expense of all the other shareholders and the Company. The Board believes that Company resources are better spent on matters that are of interest to a broader portion of the shareholder base.

Shareholder rights to call a special meeting are limited or do not exist in most significant U.S. public companies. Based on published sources, nearly half of the S&P 500 companies do not permit shareholders to call special meetings and approximately 70% of the companies that give shareholders this right have prescribed minimum ownership thresholds of 25% or more. The power to call a special meeting has historically been a tool for acquirers in the hostile merger and acquisition context. Potential acquirers seeking to take over the Company for an inadequate price could use a special meeting to increase their negotiating leverage or to avoid negotiating with the Board, despite the Board’s legal duty to protect the interests of all shareholders.

Ample avenues of communication are available for shareholders to express their interests or concerns. The Board believes that, unless unusual circumstances exist, both the Company and shareholders can adequately and timely communicate their proposals for a shareholder vote on an annual basis, at the annual meeting of shareholders. Earlier action, by holding a special meeting before the next scheduled annual meeting, should be necessary in only the most extraordinary circumstances. The Board has the authority under the Company’s existing bylaws to make a determination that extraordinary circumstances exist, warranting a special meeting of shareholders. While the existing process for calling special meetings has served the Company and its shareholders well, the Board recognizes the value of convening a special meeting if holders of a significant number of shares believe that an action needs to be taken promptly. The Board believes, however, that a balance needs to be struck between the desire of one or more shareholders to present a proposal for formal shareholder action and the administrative burden and potential distraction of a shareholder meeting to be convened at any time and for any purpose. The Board believes that Proposal 8 in this proxy statement strikes a more appropriate balance than does this proposal. In addition, as described in this proxy statement, the Board has established procedures by which shareholders and other interested parties may communicate with the Board or any of the Board’s committees. Management regularly engages in shareholder outreach to solicit input from shareholders. The Company is committed to good governance practices and has demonstrated accountability and responsiveness to the views and concerns of shareholders.

The cost of a special meeting of shareholders is significant and this cost should not be incurred due to the wishes of a small minority of shareholders. A special meeting of shareholders imposes significant burdens on the Company. Convening a special meeting is an expensive and time-consuming event due to the costs associated with preparing required disclosure documents, as well as legal, administrative, printing and mailing expenses. In addition, preparing for a shareholder meeting, especially an unanticipated meeting, requires significant attention from the Company’s directors, officers and employees, diverting their attention from their primary function, which is the operation of the Company’s business in the best interests of the shareholders.

The Company will implement Proposal 8 if approved. Proposal 8 and Proposal 10 directly conflict, and in the absence of the availability of the long-standing SEC no-action letter process to resolve voting on conflicting company and shareholder proposals in 2015, it is appropriate for the Company to indicate how the Company intends to respond if the conflicting proposals are approved. For the reasons set forth above and in Proposal 8, the Company intends to implement Proposal 8 if Proposal 8 is approved and if Proposal 10 is properly presented at the shareholder meeting and approved.

The Board believes that implementation of this proposal will not enhance the Company’s corporate governance practices and would not be in shareholders’ best interests.

FOR THE ABOVE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted AGAINST proposal 10.

INFORMATION ABOUT NEXTERA ENERGY AND MANAGEMENT

Common Stock Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of NextEra Energy common stock by the only persons known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(2)	35,119,931(2)	7.9%
The Vanguard Group 100 Vanguard Blvd Malvern, PA(3)	24,284,637(3)	5.5%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111(4)	21,964,533(4)	4.9%

(1)	As of February 18, 2015.

(2)

This information has been derived from a statement on Schedule 13G/A of BlackRock, Inc., filed with the SEC on February 9, 2015. As of December 31, 2014, BlackRock, Inc., a parent holding company, reported that it had sole dispositive power with respect to all of the shares reported as beneficially owned and sole voting power as to 30,123,537 of such shares.

(3)

This information has been derived from a statement on Schedule 13G of The Vanguard Group, filed with the SEC on February 10, 2015. As of December 31, 2014, The Vanguard Group, an investment advisor, reported that it had sole dispositive power with respect to 23,571,897 shares reported as beneficially owned; shared dispositive power with respect to 712,740 shares reported as beneficially owned and sole voting power as to 747,467 of shares reported as beneficially owned.

(4)

This information has been derived from a statement on Schedule 13G of State Street Corporation and certain subsidiaries (“State Street”), filed with the SEC on February 12, 2015. As of December 31, 2014, State Street Corporation, a parent holding company, reported that it had shared voting and dispositive power with respect to all of the shares reported as beneficially owned and as of that date owned 5.0% of the outstanding shares of the Company’s common stock.

The table on the next page shows the number of shares of NextEra Energy common stock beneficially owned as of February 18, 2015 by each of NextEra Energy’s directors (all of whom are nominees for director) and each named executive officer listed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of NextEra Energy’s directors and executive officers as a group. As of February 18, 2015, each individual beneficially owned less than 1%, and all directors and executive officers as a group beneficially owned less than 1%, of NextEra Energy common stock. No shares are pledged as security. The table also includes information about phantom or deferred shares credited to the accounts of NextEra Energy’s directors and executive officers under various compensation and benefit plans.

	Common Stock Beneficially Owned					Phantom/Deferred Shares(4)
Name	Shares Owned(1)		Shares Which May Be Acquired Within 60 Days(2)	Total Shares Beneficially Owned(3)
Sherry S. Barrat	26,450		2,000	28,450		13,067
Robert M. Beall, II	35,050		0	35,050		5,926
James L. Camaren	29,350		0	29,350		6,410
Moray P. Dewhurst	301,735		385,958	687,693		34,646
Kenneth B. Dunn	9,010		0	9,010		0
Naren K. Gursahaney	590		1,310	1,900		0
Kirk S. Hachigian	3,110		0	3,110		0
Toni Jennings	16,650		0	16,650		0
Amy B. Lane	1,310		0	1,310		0
Manoochehr K. Nazar	158,871		101,324	260,195		7,119
Armando Pimentel, Jr.	72,076		195,065	267,141		5,580
James L. Robo	334,268	(5)	605,384	939,652	(5)	126,213
Rudy E. Schupp	19,650	(6)	0	19,650	(6)	0
Charles E. Sieving	46,163		42,858	89,021		3,010
John L. Skolds	5,084		0	5,084		0
William H. Swanson	18,910		0	18,910		0
Hansel E. Tookes, II	1,766	(7)	18,650	20,416	(7)	0
All directors and executive officers as a group (24 persons)	1,289,561		1,517,491	2,807,052		214,546

(1)

Includes shares of restricted stock (performance-based for executive officers) for Messrs. Dewhurst (30,025), Nazar (12,165), Pimentel (11,313), Robo (40,639) and Sieving (7,637), as well as for Mrs. Barrat (26,450), Ms. Jennings (16,650), Ms. Lane (1,310) and Messrs. Beall (28,050), Camaren (23,850), Dunn (9,010), Gursahaney (590), Hachigian (3,110), Schupp (19,050), Skolds (4,910), Swanson (11,430), and Tookes (400), and a total of 272,372 shares of restricted stock for all directors and executive officers as a group. The holders of such shares of restricted stock have voting power, but not dispositive power.

(2)

Includes, for executive officers, shares which may be acquired as of or within 60 days after February 18, 2015, upon the exercise of stock options and, for directors, shares payable under the Company’s Deferred Compensation Plan, amended and restated effective January 1, 2003 (the “Frozen Deferred Compensation Plan”) or the NextEra Energy, Inc. Deferred Compensation Plan effective January 1, 2005, as amended and restated through October 15, 2010, as amended (the “Successor Deferred Compensation Plan”), the receipt of which has been deferred until the first day of the month after termination of service as a Board member. The Frozen Deferred Compensation Plan and the Successor Deferred Compensation Plan are collectively referred to as the “Deferred Compensation Plan.”

(3)

Represents the total of shares listed under the columns “Shares Owned” and “Shares Which May Be Acquired Within 60 Days.” Under SEC rules, beneficial ownership as of any date includes any shares as to which a person, directly or indirectly, has or shares voting power or dispositive power and also any shares as to which a person has the right to acquire such voting or dispositive power as of or within 60 days after such date through the exercise of any stock option or other right.

(4)

Includes phantom shares under the FPL Group, Inc. Supplemental Executive Retirement Plan, amended and restated effective April 1, 1997 (the “Frozen SERP”), and the NextEra Energy, Inc. (f/k/a FPL Group, Inc.) Supplemental Executive Retirement Plan, amended and restated effective January 1, 2005 (the “Restated SERP”). The Frozen SERP and the Restated SERP are collectively referred to as the “SERP.” Also includes phantom shares granted to Mr. Beall in connection with the termination in 1996 of the Company’s non-employee director retirement plan, which are payable in cash. Also includes, for Mr. Robo, 64,710 shares held by the trustee of a grantor trust pursuant to a deferred stock grant made under the NextEra Energy, Inc. Amended and Restated Long Term Incentive Plan (the “LTIP”), as to which he has neither voting nor dispositive power, and 41,800 shares, the receipt of which is deferred pursuant to the terms of a deferred stock grant under the NextEra Energy, Inc. Amended and Restated 2011 Long Term Incentive Plan (the “2011 LTIP”), and for Mr. Dewhurst, 30,713 shares, the receipt of which is deferred pursuant to the terms of a deferred stock grant under the LTIP.

(5)

Includes 73,550 shares held by spouse’s Gifting Trust, the trustee of which is Mr. Robo, 76,431 shares held by the James L. Robo Gifting Trust, the trustee of which is Mr. Robo’s spouse, and 3,356 shares owned by Mr. Robo’s spouse.

(6)	Includes 200 shares owned by Mr. Schupp’s spouse, as to which Mr. Schupp disclaims beneficial ownership.

(7)	Includes 366 shares owned by Mr. Tookes’ spouse, as to which Mr. Tookes disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers are required to file initial reports of ownership and reports of changes of their beneficial ownership of the common stock and other equity securities of NextEra Energy with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based solely upon a review of these filings and written representations from the directors and executive officers that no other reports were required of them, the Company believes that all required filings were timely made in 2014.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles & Guidelines/Code of Ethics

NextEra Energy has had formal corporate governance standards in effect since 1994. The Governance & Nominating Committee is responsible for reviewing the Corporate Governance Principles & Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. NextEra Energy has adopted a Code of Ethics for Senior Executive and Financial Officers which applies to NextEra Energy’s chairman, president and chief executive officer, chief financial officer, treasurer, chief tax officer, general counsel, chief accounting officer and comptroller, and the presidents of FPL and NextEra Energy Resources, as well as a Code of Business Conduct & Ethics applicable to all representatives of NextEra Energy and its subsidiaries, including directors, officers and employees. The Corporate Governance Principles & Guidelines, Code of Ethics for Senior Executive and Financial Officers and Code of Business Conduct & Ethics are available on the Company’s website at www.nexteraenergy.com/investors/governance.shtml. Any amendments or waivers of the Code of Ethics for Senior Executive and Financial Officers which are required to be disclosed to shareholders under SEC rules will be disclosed on the NextEra Energy website at the address listed above.

Director Resignation Policy

As discussed above, under the Company’s Bylaws, in an uncontested election directors are elected by a majority of the votes cast. The Board has adopted a Policy on Failure of Nominee Director(s) to Receive a Majority Vote in an Uncontested Election (“Director Resignation Policy”), the effect of which is to require that, in any uncontested director election, any incumbent director who is not elected by the required vote shall offer to resign, and the Board shall determine whether or not to accept the resignation within ninety days of the certification of the shareholder vote. The Company will report the action taken by the Board under the Director Resignation Policy in a publicly-available forum or document.

The Company’s Bylaws provide that, in a contested election, director nominees are elected by a plurality of the votes cast.

Director Independence

The Board conducts an annual review regarding the independence from the Company’s management of each of its members, and in addition assesses the independence of any new member at the time that the new member is considered for appointment or nomination for election to the Board. The Board considers all relevant facts and circumstances and uses the criteria set forth in the NYSE corporate governance independence standards (the “NYSE standards”), which are the applicable standards under SEC rules, to assess director independence. These standards are also set forth or referred to in the Corporate Governance Principles & Guidelines, a copy of which is available on the Company’s website at www.nexteraenergy.com/investors/governance.shtml. The NYSE standards and the Corporate Governance Principles & Guidelines require that NextEra Energy have a majority of independent directors and provide that the Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) in order to determine that the director is independent. As set forth in the Corporate Governance

Principles & Guidelines, the Board considers all relevant facts and circumstances in making independence determinations. In particular, when assessing the materiality of a director’s relationship (if any) with the Company, the Board considers materiality both from the standpoint of the director and from the standpoint of persons or organizations with which the director has an affiliation. Material relationships for this purpose may include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

In addition to the subjective standard described above, the NYSE standards have objective tests for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if he or she:

•	is an employee of the Company, or has an immediate family member who is an executive officer of the Company, until three years after the employment relationship ended;

•

receives, or has an immediate family member who has received (other than as a non-executive officer employee of the Company), during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service and not contingent on continued service), until three years after that amount is no longer received;

•

is a current partner or employee of Deloitte & Touche, the Company’s independent registered public accounting firm, or has an immediate family member who is either (a) a current partner of Deloitte & Touche or (b) a current employee of Deloitte & Touche who personally works on the Company’s audit, until three years after these relationships with Deloitte & Touche have ended;

•

is an executive officer, or whose immediate family member is an executive officer, of another company where any of the Company’s present executive officers serve on that other company’s compensation committee, until three years after the end of that service or employment relationship; or

•

is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1,000,000 or (b) 2% of such other company’s consolidated gross revenues, until three years after falling below that threshold.

The NYSE standards and the Corporate Governance Principles & Guidelines also require that each of the Compensation Committee, Governance & Nominating Committee and Audit Committee consist entirely of independent directors. The NYSE standards and Rule 10A-3 under the Exchange Act include the additional requirement that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation. The NYSE standards also require that, when determining the independence of members of the Compensation Committee, the Board is to consider all factors specifically relevant to determining whether a director has a relationship to NextEra Energy which is material to the director’s ability to be independent from management in connection with Compensation Committee duties, including, but not limited to, consideration of the sources of compensation of Compensation Committee members, including any consulting, advisory or other compensatory fees paid by NextEra Energy, and whether any Compensation Committee member is affiliated with NextEra Energy or any of its subsidiaries or affiliates. Compliance by Audit Committee members and Compensation Committee members with these requirements is separately assessed by the Board.

Based on its review and the NYSE standards, the Board determined in February 2015 that Sherry S. Barrat, Robert M. Beall, II, James L. Camaren, Kenneth B. Dunn, Naren K. Gursahaney, Kirk S. Hachigian, Toni Jennings, Amy B. Lane, Rudy E. Schupp, John L. Skolds, William H. Swanson, and Hansel E. Tookes, II, constituting all 12 non-employee directors of NextEra Energy, are independent under the NYSE standards (including, where applicable, the separate Audit Committee and Compensation Committee standards) and the Corporate Governance Principles & Guidelines. In determining that Mr. Schupp is independent, the Board considered that a NextEra Energy subsidiary has employed Mr. Schupp’s son since June 2011 in non-executive business roles, with 2014 total compensation of approximately $99,000.

Board Leadership Structure

As set forth in the Corporate Governance Principles & Guidelines, the Board believes that the decision as to who should serve as chairman and as chief executive officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of the Company’s then-existing characteristics or circumstances. In view of the Company’s operating record, including its role as a national leader in renewable energy generation, and the operational and financial opportunities and challenges faced by the Company, the Board’s judgment is that the functioning of the Board is generally best served by maintaining a structure of having one individual serve as both chairman and chief executive officer. The Board believes that having a single person acting in the capacities of chairman and chief executive officer promotes unified leadership and direction for the Board and executive management and allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plans and to address its challenges. However, in certain circumstances, such as the transition from one chief executive officer to another, the Board believes that it may be appropriate for the role of the chief executive officer and the chairman to be separated.

The Board also has an independent Lead Director selected by and from the independent directors (with strong consideration given to present and past committee chairs). The Lead Director serves a two-year term, if continuing as a director, commencing on the date of the Company’s annual meeting of shareholders. Unless the independent directors determine otherwise due to particular circumstances, no director will serve as the Lead Director for more than one biennial term on a consecutive basis. In 2014, the independent directors selected Robert M. Beall, II to be the Lead Director until the 2016 annual meeting.

The Lead Director has the following duties and authorities:

•	to act, on a non-exclusive basis, as liaison between the independent directors and the chairman;

•	to approve the Board agenda and information sent to the Board;

•	to preside at Board meetings in the absence of the chairman and to chair executive sessions of the non-management directors;

•	to approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	to call executive sessions of the independent directors;

•	if requested by major shareholders, to be available, when appropriate, for consultation and direct communication consistent with the Company’s policies regarding communications with shareholders;

•	to communicate Board member feedback to the chief executive officer; and

•	to have such other duties as may from time to time be assigned by the Board.

Executive sessions of the independent directors are provided for in the agenda for each regularly-scheduled Board meeting and each regularly-scheduled Committee meeting (other than quarterly earnings review meetings of the Audit Committee). As noted above, the Lead Director chairs the Board executive sessions, and thereafter provides feedback to the chief executive officer. Committee executive sessions are chaired by the committee chairs, all of whom are independent directors (with the exception of the Executive Committee, which is chaired by the chairman of the board and meets only on an as-needed basis). The Board believes that having an independent Lead Director, regular Board and committee executive sessions, a substantial majority of independent Directors and the corporate governance structures and processes described in this proxy statement allows the Board to maintain effective oversight of management.

Board Refreshment and Diversity

Each year the Board engages in a self-evaluation process which is conducted by the Governance & Nominating Committee. Members of the Board are surveyed to assess the effectiveness of the Board’s membership and oversight processes and to solicit input from members of the Board for improvements to the

Board’s functions. With the input of the Governance & Nominating Committee, recommendations from Board members are incorporated into Board processes and Board agenda topics. This annual self-evaluation process ensures that the Board periodically considers improvements to Board processes and procedures.

In addition to annually examining the Board and the Board Committee processes and procedures, the Board and the Governance & Nominating Committee engage in a continuous process of considering the mix of skills and experience needed by the Board as a whole to discharge its responsibilities. During the period from July 2012 to February 2015, five new members have joined the Board, adding significantly to the skills, expertise and experience of the Board.

Diversity. Diversity is among the factors the Governance & Nominating Committee considers when identifying and evaluating potential Board nominees. The Corporate Governance Principles & Guidelines provide that, in identifying nominees for director, the Company seeks to achieve a mix of directors that represents a diversity of background and experience, including diversity with respect to age, gender, race, ethnicity and specialized experience. Diversity is weighted equally with the other factors considered when identifying and evaluating Board nominees. In the Board’s annual self-evaluation, it reviews the criteria for skills, experience and diversity reflected in the Board’s membership, and also reviews the Board’s process for identification, consideration, recruitment and nomination of prospective Board members.

Amy B. Lane, who was appointed to the Board in February 2015, is a nominee for election to the Board this year who was not previously elected by the shareholders. Following a recommendation by an executive search consultant, Ms. Lane was identified to the Governance & Nominating Committee as an individual that the Governance & Nominating Committee might wish to consider as a potential candidate for Board service. Ms. Lane was interviewed by each of the members of the Governance & Nominating Committee and by Mr. Robo. The Governance & Nominating Committee then evaluated the qualifications, background and experience of Ms. Lane utilizing the criteria discussed under Director Qualifications in Proposal 1 and as set forth above, noting in particular that Ms. Lane would provide expertise beneficial to the Company in the areas of finance, financial instruments and global management leadership as a result of her extensive global experience in investment banking. Following its evaluation, the Governance & Nominating Committee recommended Ms. Lane for appointment to the Board.

Board Role in Risk Oversight

The Board discharges its risk oversight responsibilities primarily through its committees, each of which reports its activities to the Board at the next succeeding Board meeting. The risk oversight responsibilities of the committees include the following:

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Audit Committee. The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, compliance with legal and regulatory requirements, and the Company’s accounting and financial reporting processes. As part of its duties, the Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, reviews and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, and ensures that risks identified from time to time as major risks are reviewed by the Board or a Board committee.

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Finance & Investment Committee. The Finance & Investment Committee is responsible for reviewing and monitoring the Company’s financing plans, reviewing and making recommendations regarding the Company’s dividend policy, reviewing risk management activities and exposures related to the Company’s energy trading and marketing operations, reviewing the Company’s major insurance lines, and overseeing the risks associated with financing strategy, financial policies and use of financial instruments, including derivatives.

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Nuclear Committee. The Nuclear Committee is responsible for reviewing the safety, reliability and quality of nuclear operations, reviewing reports issued by external oversight groups, and reviewing the Company’s long-term strategies and plans relating to its nuclear operations.

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Compensation Committee. The Compensation Committee is responsible for oversight of compensation-related risks, including reviewing management’s assessment of risks related to employee compensation programs.

NextEra Energy’s chief executive officer serves as the Company’s chief risk officer. In that capacity, the chief executive officer, together with other members of the Company’s senior management team, oversees the execution and monitoring of the Company’s risk management policies and procedures. NextEra Energy’s management maintains a number of risk oversight committees that assess operational and financial risks throughout the Company. NextEra Energy also has a Corporate Risk Management Committee, composed of senior executives, that assesses the Company’s strategic risks and the strategies employed to mitigate those risks. The Board committees discussed above meet periodically with the Company’s senior management team to review the Company’s risk management practices and key findings.

Director Meetings and Attendance

The Board and its committees meet on a regular schedule and also hold special meetings from time to time as deemed necessary and appropriate. The Board met seven times in 2014. Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served during the period of such director’s committee service.

Absent circumstances that cause a director to be unable to attend the Board meeting held in conjunction with the annual shareholders’ meeting, Board members are required to attend the annual shareholders’ meeting. All of the directors then in office attended the 2014 annual meeting of shareholders.

Committees

The standing committees of the Board are the Audit Committee, the Compensation Committee, the Governance & Nominating Committee, the Finance & Investment Committee, the Nuclear Committee and the Executive Committee. The committees regularly report their activities and actions to the full Board, generally at the Board meeting next following the committee meeting. Each of the committees operates under a charter approved by the Board and each committee (other than the Executive Committee) conducts an annual evaluation of its performance. The charter of each of the Audit Committee, the Compensation Committee and the Governance & Nominating Committee is required to comply with the NYSE corporate governance requirements. There are no NYSE requirements for the charters of the Finance & Investment Committee, the Nuclear Committee or the Executive Committee. Each of the committees is permitted to take actions within its authority through subcommittees, and references in this proxy statement to any of those committees include any such subcommittees. Current copies of the charters of the committees are available on the Company’s website at www.nexteraenergy.com/investors/governance.shtml. The current membership and functions of the committees are described below.

Audit Committee

NextEra Energy has an Audit Committee established in accordance with applicable provisions of the Exchange Act and the NYSE standards. The Audit Committee is currently comprised of Mrs. Barrat and Messrs. Swanson (Chair), Camaren, Gursahaney and Skolds. The Audit Committee met eight times in 2014, and at such meetings met regularly with Deloitte & Touche, the Company’s independent registered public accounting firm, and the internal auditor, both privately and in the presence of management. The Audit Committee has the authority to appoint or replace the Company’s independent registered public accounting firm and approves all permitted services to be performed by the independent registered public accounting firm. The Audit Committee also approves the engagement of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The Audit Committee assists the Board in overseeing the integrity of the financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee is responsible for establishing procedures for (1) the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee is also responsible for the risk oversight activities described under Audit Committee on page 45 of this proxy statement. The Audit Committee conducts an annual self-evaluation. A more detailed description of the Audit Committee’s duties and responsibilities is contained in the Audit Committee Charter, a copy of which is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml.

The Board has determined that each member of the Audit Committee satisfies the “financial literacy” standard of the NYSE and that Mr. Swanson and Mr. Gursahaney each is an “audit committee financial expert” as that term is defined by applicable SEC rules and, accordingly, has accounting or related financial management expertise under NYSE standards. In addition, the Board has determined that each member of the Audit Committee, including the audit committee financial experts, is independent under the NYSE standards, Rule 10A-3 under the Exchange Act and the Corporate Governance Principles & Guidelines.

The Audit Committee Report begins at page 55.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Schupp (Chair), Beall, Dunn, Hachigian and Tookes. The Compensation Committee met four times in 2014. The Board has determined that each member of the Compensation Committee is independent under the NYSE standards (including the revised standards effective on the date of the annual meeting of shareholders) and the Corporate Governance Principles & Guidelines.

Compensation Committee Authority

The Compensation Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer and other executive officers, evaluate the performance of the chief executive officer in light of those goals and objectives, approve the compensation of the chief executive officer and other executive officers, approve any compensation-related agreements for the chief executive officer and other executive officers, and make recommendations to the Board with respect to the compensation of the directors. Additional responsibilities include overseeing the preparation of the Compensation Discussion & Analysis section of this proxy statement and approving the annual Compensation Committee Report, reviewing the results of the Company’s shareholder advisory vote on the compensation of its named executive officers, making recommendations to the Board with respect to incentive compensation plans and other equity-based plans, administering the Company’s annual and long-term incentive plans and non-employee directors stock plan, and retaining, approving the terms of retaining, and assessing the independence of, any outside compensation consultants engaged by the committee to assist in the evaluation of director, chief executive officer and other executive officer compensation. The Compensation Committee is also responsible for the risk oversight activities described under Compensation Committee on page 46 of this proxy statement. The Compensation Committee conducts an annual self-evaluation. A more detailed description of the Compensation Committee’s authorities, duties and responsibilities is contained in the Compensation Committee Charter, a copy of which is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml.

As permitted under the terms of the 2011 LTIP, the Board has delegated to the chief executive officer the authority to make equity grants to employees who are not executive officers. The Compensation Committee has the authority to review these awards. In addition, the Compensation Committee delegated to the chief executive officer and the most senior human resources officer its authority to identify participants in the 2013 Executive Annual Incentive Plan (“Annual Incentive Plan”) other than executive officers and to establish the terms and conditions pursuant to which incentive compensation for 2014 was payable to such other participants. The Compensation Committee has not delegated any other authority granted to it.

Compensation Committee Agenda and Processes; Role of External Consultants and Executive Officers

The Compensation Committee plans its agendas to ensure a thorough and thoughtful decision process. Typically, information regarding strategic decisions with respect to the executive officers listed in Table 1a: Summary Compensation Table in this proxy statement (each a “named executive,” “named executive officer” or “NEO” and collectively “named executives,” “named executive officers” or “NEOs”) is presented at one meeting to the Compensation Committee, which makes its decision at a subsequent meeting. This allows time for follow-up to questions from Compensation Committee members in advance of the final decision. Additional agenda items are included as necessary to address current issues.

During 2014, following an independence evaluation (taking into account (1) all factors required by applicable law or NYSE listing standards, and (2) such other factors as the Committee considered appropriate), the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Cook”), an independent executive compensation consulting firm which performed no other services for NextEra Energy or its affiliates, to provide advice and counsel to the committee in accordance with the committee’s instructions from time to time. Cook is sometimes referred to as the “Compensation Consultant.” In 2014, no other outside advisors provided advice to the Compensation Committee. In 2014, the Compensation Consultant participated in all committee meetings. In accordance with the engagement letter retaining Cook, the scope of Cook’s engagement includes the following potential services, as and when requested by the Compensation Committee:

•	Provide advice to the Compensation Committee on the Company’s principles for its executive compensation program.

•	Review and provide input on the executive compensation disclosure in the annual proxy statement, including the Compensation Discussion & Analysis and other relevant sections.

•	Review and provide advice on executive compensation programs and practices at the Company’s peer group companies for comparison and analysis.

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Analyze and develop recommendations on executive compensation programs, including executive employment agreements, equity incentive plans and programs, short-term bonus and other incentive and capital accumulation/retirement programs.

•	Assist in review of, and make recommendations for, the chief executive officer’s compensation package.

•	Analyze and advise on the non-employee director compensation program.

•	Review and advise on annual executive officer “tally sheets.”

•	Provide updates on key executive compensation and related governance trends, as appropriate.

•	Analyze issues with respect to stock plan economics.

•	Attend Compensation Committee meetings, as requested.

•	Undertake any other projects requested by the Compensation Committee.

In accordance with its engagement letter, during the 2014 executive compensation cycle Cook provided the Compensation Committee and the Company with analysis and advice on items such as pay competitiveness and executive compensation program plan design. Cook also benchmarked and discussed with the Compensation Committee its recommendation with respect to non-employee director compensation. The Compensation Consultant also monitored current and emerging market trends and reported to the Compensation Committee on such trends and their impact on Company compensation practices. Cook has reviewed the Compensation Discussion & Analysis and Compensation Committee sections of this proxy statement and Proposal 3: Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement.

In providing these services, the Compensation Consultant reports to and is directed by the Compensation Committee. Cook performed no services for Company management in 2014. The instructions given to the Compensation Consultant in 2014, beyond those that resulted in the provision of the services described in the preceding paragraphs, related primarily to logistical or procedural matters. The Compensation Consultant also cooperated with the Company’s human resources personnel and appropriate executive officers in the performance of its services, including assisting them in the development of executive compensation programs for consideration by the Compensation Committee. Unless otherwise directed by the Compensation Committee, the Compensation Consultant may share with appropriate human resources personnel and executive officers information regarding trends, comparative analysis and other matters relating to executive compensation in general or the Company’s programs in particular.

During 2014, Mr. Robo, Moray P. Dewhurst, the Company’s vice chairman and chief financial officer, the Company’s most senior human resources officer and the Company’s general counsel attended all regular meetings of the Compensation Committee. The committee had an executive session at the end of each of its 2014 meetings, during which no executive officers were present. During the appropriate executive sessions, the committee evaluated the performance of the chairman and chief executive officer, discussed and approved the chairman and chief executive officer’s compensation, met with the Compensation Consultant and discussed and considered such other matters as it deemed appropriate.

Mr. Robo provided the Compensation Committee with (1) recommendations on 2014 total compensation opportunities for all executive officers other than himself and (2) input with respect to the individual performance of the other executive officers in connection with the committee’s determination of amounts paid under the Annual Incentive Plan for 2014. Prior to the beginning of 2014, Mr. Robo, in collaboration with the subsidiary presidents, provided recommended Annual Incentive Plan operating performance goals to the Compensation Committee for its consideration. In addition, the Executive Compensation Review Board (“review board”), whose members were Messrs. Dewhurst, Pimentel, Robo, the president and CEO of FPL and the most senior human resources officer, performed the initial review of the 2014 performance of the Company and its subsidiaries compared to the Annual Incentive Plan operating performance goals, including whether goals had been achieved, exceeded or missed, and made recommendations based on this review to the Compensation Committee for consideration and appropriate action.

NextEra Energy’s executive compensation program and its compensation program for non-employee directors for 2014 were considered and acted upon by the Compensation Committee at meetings held over a 19-month period, as follows:

October 2013: The Committee reviewed and discussed the results of the 2013 say-on-pay vote; reviewed and approved the peer group for use in 2014 executive and non-employee director compensation determinations; reviewed and discussed proposed 2014 target total direct compensation opportunity for executive officers; and reviewed and evaluated non-employee director compensation and recommended to the Board changes to be made to non-employee director compensation for 2014.

December 2013: Reviewed and approved certain annually variable aspects (such as performance goals, participants and target and maximum annual incentive levels for each participant) under the Annual Incentive Plan for 2014; reviewed and approved the Company’s corporate performance objective, operational performance goals and methodology to determine the financial performance matrix for the Annual Incentive Plan for 2014; and discussed and approved the chief executive officer’s and the other executive officers’ 2014 target total direct compensation opportunities (including the appropriate mix of base salary, target annual incentive compensation and target long-term incentive compensation).

February 2014: Granted 2014 equity compensation to executive officers, including approving performance objectives for performance share awards for the 2014-2016 performance period; and approved the annual stock grant to non-employee directors as part of 2014 non-employee director compensation.

July 2014: Reviewed and discussed results of the 2014 say-on-pay vote and emerging compensation trends in the marketplace and reviewed and approved the peer group for use in 2015 executive and non-employee director compensation determinations.

October 2014: Reviewed and discussed proposed 2015 target total direct compensation opportunities for executive officers and reviewed and evaluated non-employee director compensation and recommended to the Board changes to be made to non-employee director compensation for 2015.

February 2015: Evaluated corporate performance for 2014 in light of the corporate performance objective, operational performance goals and financial performance matrix, certified that the corporate performance objective had been achieved and determined annual incentive compensation amounts for executive officers, as well as the number of performance shares payable for the three-year performance period ended December 31, 2014; and reviewed compensation risk assessment and Compensation Consultant conflicts assessment (as described below).

Compensation Risk Assessment

In February 2015, the Compensation Committee reviewed management’s analysis of the Company’s compensation program risks and mitigation of those risks, as well as the Company’s ongoing compensation risk management process. During this review, the Committee discussed, among other matters, the Board’s overall role in the oversight of the Company’s risk, the Compensation Committee’s role in the oversight of compensation-related risk, the Company’s most significant risks, the relationship of those risks to the Company’s compensation programs and policies, and the compensation risk-related risk mitigation practices and controls which the Company has in place.

Compensation Consultant Conflicts Assessment

In February 2015, the Compensation Committee assessed the independence of Cook in accordance with SEC rules and concluded that the Compensation Consultant’s work for the Compensation Committee did not raise any conflicts of interest.

Governance & Nominating Committee

The Governance & Nominating Committee is currently comprised of Mrs. Barrat (chair), Ms. Jennings and Messrs. Beall, Camaren, Schupp and Swanson. The Governance & Nominating Committee met four times in 2014. The Board has determined that each member of the committee is independent under the NYSE standards and the Corporate Governance Principles & Guidelines. The committee is responsible for reviewing the size and composition of the Board, identifying and evaluating potential nominees for election to the Board consistent with criteria developed by the committee and approved by the Board, and recommending candidates for all directorships to be filled by the shareholders or, subject to the Director Resignation Policy discussed above, the Board. The committee will consider potential nominees recommended by any shareholder entitled to vote in elections of directors, as discussed below under Consideration of Director Nominees. In addition, the committee is responsible for reviewing the Corporate Governance Principles & Guidelines, the Related Person Transactions Policy, and the content of the Code of Business Conduct & Ethics and the Code of Ethics for Senior Executive and Financial Officers, and recommending any proposed changes to the Board, conducting an annual self-evaluation, and overseeing the evaluation of the Board. The Governance & Nominating Committee is also responsible for retaining, and approving the terms of retention of, any search firm engaged to identify director candidates.

A more detailed description of the Governance & Nominating Committee’s duties and responsibilities is contained in the Governance & Nominating Committee Charter, a copy of which is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml.

Finance & Investment Committee

The Finance & Investment Committee is currently comprised of Ms. Jennings, Ms. Lane and Messrs. Tookes (Chair), Dunn and Hachigian. The Finance & Investment Committee met six times in 2014. The committee’s functions include reviewing and monitoring the Company’s financing plans, reviewing and making recommendations to the Board regarding the Company’s dividend policy, reviewing the Company’s risk management activities and exposures related to its energy trading and marketing operations, reviewing certain proposed capital expenditures and reviewing the performance of the Company’s pension, nuclear decommissioning and other investment funds, as well as fulfilling the other risk oversight responsibilities described under Finance & Investment Committee on page 45 of this proxy statement. The Finance & Investment Committee conducts an annual self-evaluation.

A more detailed description of the Finance & Investment Committee’s duties and responsibilities is contained in the Finance & Investment Committee Charter, a copy of which is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml.

Nuclear Committee

Mr. Skolds (Chair) is the sole member of the Nuclear Committee, which meets with senior members of the Company’s nuclear division. The Nuclear Committee met four times in 2014. The committee’s purpose is to review the operation of the Company’s nuclear division and make reports and recommendations to the Board with respect to such matters. The Committee is authorized to review, among other matters, the safety, reliability and quality of the Company’s nuclear operations and the Company’s long-term strategies and plans for its nuclear operations.

A more detailed description of the Nuclear Committee’s duties is contained in the Nuclear Committee Charter, a copy of which is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml.

Executive Committee

The Executive Committee is currently comprised of Mrs. Barrat and Messrs. Robo (Chair), Beall, Schupp, Swanson and Tookes. The Executive Committee did not meet in 2014. The committee’s function is to provide an efficient means of considering such matters and taking such actions as may require the attention of the Board or the exercise of the Board’s powers or authorities when the Board is not in session.

A more detailed description of the Executive Committee’s duties and responsibilities is contained in the Executive Committee Charter, a copy of which is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml.

Consideration of Director Nominees

Shareholder Nominees

The policy of the Governance & Nominating Committee is to consider properly submitted shareholder nominations of candidates for membership on the Board. The methods used by the Governance & Nominating Committee to identify and evaluate director candidates are discussed below under Identifying and Evaluating Nominees for Directors. In evaluating nominations, the Governance & Nominating Committee seeks to achieve a balance of knowledge, experience and capability and to address the membership criteria set forth below and in Proposal 1 under Director Qualifications. Any shareholder nominations proposed for consideration by the Governance & Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to: Corporate Secretary, NextEra Energy, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420.

There are requirements under the Bylaws relating to shareholder nominations of persons for election to the Board at a meeting of shareholders. A copy of the Bylaws is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml. A shareholder who nominates a director candidate must be a shareholder of record on the date he or she gives the nomination notice to NextEra Energy. The advance notice procedure in the Bylaws requires that a shareholder’s notice must be given timely and in proper written form to the Corporate Secretary. For nominations at annual meetings to be timely, notice must be delivered in person or by facsimile, or sent by U.S. certified mail and received, at NextEra Energy’s principal executive offices not earlier than the opening of business 120 days and not later than the close of business 90 days prior to the anniversary date of the immediately preceding annual meeting. If the date of the annual meeting is more than 30 days earlier, or 60 days later, than such anniversary date, similar timeliness requirements, based on the date of the meeting, apply. Similar requirements apply in order for shareholder nominations at special meetings at which the Board has determined directors are to be elected to be timely. To be in proper written form, the notice must include, among other information:

•	information on the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made;

•	information about all direct and indirect holdings or other interests of the shareholder giving notice and the beneficial owner, if any, in the Company’s securities; and

•	information regarding the nominee, including, among other matters:

•	information required by the proxy rules of the SEC and the rules of the NYSE; and

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information about all direct and indirect compensation and material relationships between the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made and their respective affiliates and others acting in concert, on the one hand, and the proposed nominee, the nominee’s affiliates and those acting in concert with the nominee, on the other.

The notice must be accompanied by:

•	a written consent of the proposed nominee consenting to being named as a nominee and to serving as a director if elected; and

•	a completed questionnaire with respect to the background and qualifications of the nominee, and a written representation and agreement to the effect that:

•	the nominee is not and will not become a party to any undisclosed voting commitment;

•	the nominee is not and will not become a party to any undisclosed agreement other than with the Company with respect to compensation, reimbursement or indemnification; and

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the nominee, if elected, will comply with all applicable laws and the publicly-disclosed corporate governance, business conduct, ethics, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies of the Company.

Forms of the questionnaire and written representation and agreement are available upon written request to the Corporate Secretary. See Shareholder Proposals for 2016 Annual Meeting, below, for information about the requirements for submission of shareholder proposals for consideration at the 2016 annual meeting of shareholders.

Director Qualifications

In addition to the qualifications for directors set forth under Proposal 1 on page 8 of this proxy statement, no person will be considered for Board membership who is an employee or director of a business in significant competition with the Company or of a major or potentially-major customer, supplier, contractor, counselor or consultant of the Company, or an executive officer of a business where a Company employee-director serves on such other business’ board.

Generally, no person who shall have attained the age of 72 years by the date of election shall be eligible for election as a director. However, the Board may, by unanimous action (excluding the affected director), extend a director’s eligibility for one or two additional years, in which event such a director will not be eligible for election as a director if he or she has attained the age of 73 or 74 by the date of election.

Identifying and Evaluating Nominees for Directors

The Governance & Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The Governance & Nominating Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Governance & Nominating Committee considers various potential candidates for director if deemed appropriate. Candidates may come to the attention of the Governance & Nominating Committee through current Board members, professional search firms, shareholders or other persons. Candidates are evaluated at regular or special meetings of the Governance & Nominating Committee, and may be considered at any time during the year. As described above, the Governance & Nominating Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Governance & Nominating Committee at a regularly scheduled meeting, which is generally but not exclusively the December or February meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are provided to the Governance & Nominating Committee. The Governance & Nominating Committee also reviews materials provided by professional search firms or other parties. In evaluating nominations, the Governance & Nominating Committee seeks to achieve a balance of knowledge, experience and capability. For additional information about the process for nominating and electing directors, see Director Resignation Policy above, Shareholder Nominees above, Director Qualifications above and as set forth under Proposal 1, and Shareholder Proposals for 2016 Annual Meeting, below.

Communications with the Board

The Board has established procedures by which shareholders and other interested parties may communicate with the Board, any Board committee, the Lead Director or any one or more other directors. Such parties may write to one or more directors, care of the General Counsel, NextEra Energy, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, or send e-mail to: boardofdirectors@nexteraenergy.com. They may also contact any member of the Audit Committee with a concern under the Company’s Code of Business Conduct & Ethics by calling 561-694-4644.

The Board has instructed the General Counsel to assist the Board in reviewing all written communications to the Board, any Board committee or any director as follows:

(1) Complaints or similar communications regarding accounting, internal accounting controls or auditing matters will be handled in accordance with the NextEra Energy, Inc. and Subsidiaries Procedures for Receipt, Retention and Treatment of Complaints and Concerns Regarding Accounting, Internal Accounting Controls or Auditing Matters.

(2) All other legitimate communications related to the duties and responsibilities of the Board or any committee will be promptly forwarded by the General Counsel to the applicable directors, including, as appropriate under the circumstances, to the Chairman of the Board, the Lead Director and/or the appropriate committee Chair.

(3) All other shareholder, customer, vendor, employee and other complaints, concerns and communications will be handled by management, with Board involvement as advisable with respect to those matters that management reasonably concludes to be significant.

Communications that are of a personal nature or not related to the duties and responsibilities of the Board, that are unduly hostile, threatening, illegal or similarly inappropriate or unsuitable, that are conclusory or vague in nature, or that are surveys, junk mail, resumes, service or product inquiries or complaints, or business solicitations or advertisements, generally will not be forwarded to any director unless the director otherwise requests or the General Counsel determines otherwise.

Website Disclosures

NextEra Energy will disclose the following matters, if such matters should occur, on its website at www.nexteraenergy.com/investors/governance.shtml:

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any contributions by NextEra Energy to tax exempt organizations of which a director of the Company serves as an executive officer if the contributions exceeded the greater of $1 million or 2% of the organization’s revenues in any single fiscal year during the past three fiscal years; and

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any Board determination that service by a member of the Company’s Audit Committee on the audit committees of more than three public companies does not impair the ability of that individual to serve effectively on the Company’s Audit Committee.

Transactions with Related Persons

Related Person Transactions Policy

NextEra Energy maintains a written Related Person Transactions Policy (the “Policy”) that was adopted by the Board in 2007 and amended in February 2012. All Related Person Transactions covered by the Policy are subject to review and approval (including by ratification) by the Governance & Nominating Committee. For purposes of the Policy, Related Person Transactions generally are transactions, arrangements or relationships or a series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved exceeds $120,000, in which NextEra Energy, including any of its subsidiaries, was, is or will be a participant and in which any Related Person had, has or will have a direct or indirect material interest. An indirect interest includes, among other types of interests, an interest held by or through any entity in which any Related Person is employed or is a partner or principal or serves in a similar position or in which such Related Person has a 10% or greater beneficial ownership interest. Related Persons under the Policy are executive officers, directors and nominees for director of NextEra Energy, any person who is known to NextEra Energy to be the beneficial owner of more than 5% of any class of NextEra Energy’s voting securities (a “Related Shareholder”), and any immediate family member of any of the foregoing persons. The Policy generally is applied in a manner consistent with the requirements of the SEC’s rule relating to the disclosure of transactions with related persons and encompasses review and approval of transactions required to be disclosed by NextEra Energy in accordance with that rule.

In considering whether to approve a Related Person Transaction, the Governance & Nominating Committee (or its Chair, to whom authority has been delegated under certain circumstances) considers such factors as it (or the Chair) deems appropriate, which may include: (1) the Related Person’s relationship to NextEra Energy and interest in the transaction; (2) the material facts of the proposed Related Person Transaction, including the proposed value of such transaction or, in the case of indebtedness, the principal amount that would be involved; (3) the benefits to NextEra Energy and its shareholders of the Related Person Transaction; and (4) an assessment of whether the Related Person Transaction is on terms that are comparable to the terms available to an unrelated third party.

The Policy provides for standing approval for certain categories of Related Person Transactions without the need for specific approval by the Governance & Nominating Committee. These categories include (1) certain transactions with other companies where the Related Person’s only relationship is as an employee (other than an executive officer), partner or principal, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other company’s gross annual revenues in its most recently completed fiscal year, and (2) charitable contributions, grants or endowments by NextEra Energy to charitable organizations, foundations or universities with which a Related Person’s only relationship is as an employee (other than an executive officer) or a trustee, if the aggregate amount involved does not exceed the lesser of $500,000 or 2% of the charitable organization’s total annual receipts in its most recently completed fiscal year.

Related Person Transactions in 2014

In filings with the SEC, BlackRock, Inc. (“BlackRock”), State Street and The Vanguard Group (“Vanguard”) reported beneficial ownership of more than 5% of NextEra Energy’s outstanding common stock as of December 31, 2014, and therefore for 2014 each was a Related Shareholder under the Related Person Transactions Policy described above. The nature and value of services provided by these 5% shareholders and their affiliates are described below:

•

BlackRock provided investment management services to the NextEra Energy, Inc. Employee Pension Plan (the “pension plan”) and money market fund management services to NextEra Energy subsidiaries and received fees of approximately $498,000 for such services in 2014;

•

State Street provided investment management services to the pension plan, the NextEra Energy, Inc. Retiree Benefits Plan and to three decommissioning trust funds for NextEra Energy’s Point Beach, Seabrook, Turkey Point and Port St. Lucie nuclear plants and received fees of approximately $785,000 in 2014; and

•

Vanguard provided investment management and administrative services to the Company’s Employee Retirement Savings Plan and investment services to the decommissioning trust funds for NextEra Energy’s Point Beach and Seabrook nuclear plants and received fees of approximately $870,000 in 2014.

NextEra Energy believes that the terms of the above services provided are comparable to the terms available to an unrelated third party under the same or similar circumstances.

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee submits the following report for 2014:

In accordance with the written Audit Committee Charter, the Committee assists the Board of Directors (“Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2014, the Committee met eight times, including four meetings where, among other things, the Committee discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, the chief accounting officer and the independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee has reviewed any relationships that may affect the objectivity and independence of the independent registered public accounting firm and has satisfied itself as to the firm’s independence. The Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, resources and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees,” and discussed and reviewed the results of the firm’s audit of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2014 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the audit of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

In addition, and in accordance with the Audit Committee Charter, the Committee reviewed and discussed with management and the independent registered public accounting firm management’s internal control report, management’s assessment of the internal control structure and procedures of the Company for financial reporting, and the independent registered public accounting firm’s opinion on the effectiveness of the Company’s internal control over financial reporting, all as required to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s independent registered public accounting firm and management. In discharging our duties as the Audit Committee, we have relied on (1) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (2) the report of the independent registered public accounting firm with respect to such financial statements.

Respectfully submitted,

William H. Swanson, Chair

Sherry S. Barrat

James L. Camaren

Naren K. Gursahaney

John L. Skolds

Fees Paid to Deloitte & Touche

The following table presents fees billed for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for the fiscal years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees(1)	$6,605,000	$5,989,000
Audit-Related Fees(2)	6,964,000	4,887,000
Tax Fees(3)	130,000	67,000
All Other Fees(4)	31,000	33,000
Total Fees	$13,730,000	$10,976,000

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of NextEra Energy’s and FPL’s annual consolidated financial statements for the fiscal year, the reviews of the financial statements included in NextEra Energy’s and FPL’s Quarterly Reports on Form 10-Q filed during the fiscal year and the audit of the effectiveness of internal control over financial reporting, comfort letters, consents and other services related to SEC matters, services in connection with annual and semi-annual filings of NextEra Energy’s financial statements with the Japanese Ministry of Finance and reviews of supplemental schedules.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NextEra Energy’s and FPL’s consolidated financial statements and are not reported under “Audit Fees.” These fees primarily related to audits of subsidiary financial statements, consultations on transactions, attestation services and examinations related to applications for government grants.

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice and planning. In 2014, approximately $60,000 was paid related to tax advice and planning services. All other tax fees in 2014 and all tax fees in 2013 related to tax compliance services.

(4)	All Other Fees consist of fees for products and services other than the services reported under the other named categories. In 2014 and 2013, these fees related to training.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

In accordance with the requirements of Sarbanes-Oxley, the Audit Committee Charter and the Audit Committee’s pre-approval policy for services provided by the independent registered public accounting firm, all services performed by Deloitte & Touche are approved in advance by the Audit Committee, except for audits of certain trust funds where the fees are paid by the trust. Audit and audit-related services specifically identified in an appendix to the pre-approval policy for which the fee is expected to be $250,000 or less are pre-approved by the Audit Committee each year. This pre-approval allows management to obtain the specified audit and audit-related services on an as-needed basis during the year, provided any such services are reviewed with the Audit Committee at its next regularly scheduled meeting. Any audit or audit-related service for which the fee is expected to exceed $250,000, or that involves a service not listed on the pre-approval list, must be specifically approved by the Audit Committee prior to commencement of such service. In addition, the Audit Committee approves all services other than audit and audit-related services performed by Deloitte & Touche in advance of the commencement of such work. The Audit Committee has delegated to the Chair of the committee the right to approve audit, audit-related, tax and other services, within certain limitations, between meetings of the Audit Committee, provided any such decision is presented to the Audit Committee at its next regularly scheduled meeting. At each Audit Committee meeting (other than meetings held solely to review earnings materials), the Audit Committee reviews a schedule of services for which Deloitte & Touche has been engaged since the prior Audit Committee meeting under existing pre-approvals and the estimated fees for those services. In 2014 and 2013, no services provided to NextEra Energy or FPL by Deloitte & Touche were approved by the Audit Committee after services were rendered pursuant to Rule 2-01(c)(7)(i)(C) of the SEC’s Regulation S-X (which provides a waiver of the otherwise applicable pre-approval requirement under certain conditions).

The Audit Committee has determined that the non-audit services provided by Deloitte & Touche during 2014 and 2013 were compatible with maintaining that firm’s independence.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

This compensation discussion and analysis explains our 2014 executive compensation program for the named executive officers. The executive compensation program for our NEOs also generally applies to our other executive officers. Please read this discussion and analysis together with the tables and related narrative about executive compensation which follow.

EXECUTIVE SUMMARY

2014 Company Performance and CEO Compensation

We have a strong pay for performance philosophy that contributed to very positive 2014 results. We achieved Company-record adjusted earnings* of $2.3 billion, adjusted earnings per share* of $5.30 and a 1-year total shareholder return (“TSR”) of 28%. Our 2014 TSR approximately doubled the 14% TSR achieved by the S&P 500 Index for 2014.

These accomplishments came as we continued to be a leader among the 10 largest U.S. utilities in substantially all financial metrics. NextEra Energy ranked #1 for 3-year total shareholder return and #1 for 2009-2014 adjusted earnings per share growth. The Company ranked #2 for 5-year total shareholder return. In 2014, NextEra Energy was ranked as the second largest energy service company in the nation, based on market capitalization.**

This exceptionally strong year was highlighted by several significant accomplishments:

•

received proceeds in excess of $438 million by sponsoring the successful initial public offering of NextEra Energy Partners, LP, a clean energy limited partnership 80% owned by the Company, which in its first six months of operation delivered TSR exceeding 36%;

•	agreed to combine with Hawaiian Electric Industries, Inc., providing a significant opportunity to increase the Company’s portfolio of regulated businesses;

•	delivered industry best-in-class performance of the Company’s nuclear fleet; and

•	achieved the Company’s second best-ever and top-decile safety performance, with reported OSHA recordable rate of 0.62.

*

This measure is not a financial measure calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted earnings does not represent a substitute for net income as prepared in accordance with GAAP. See Appendix B to this proxy statement for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

**	Market capitalization is as of December 31, 2014; rankings are sourced from FactSet Research Systems Inc.

In 2014, NextEra Energy was named by Fortune Magazine as the World’s Most Admired Electric & Gas Utility for an unprecedented eighth consecutive year, was named by the Ethisphere Institute as one of the World’s Most Ethical Companies for the seventh time in eight years and was named by Hispanic Business Media as one of the nation’s best companies for diversity practices for the fifth consecutive year.

The returns that NextEra Energy generated for our shareholders were attributable to outstanding 2014 performance by the Company’s two principal operating businesses, FPL and NextEra Energy Resources. Our many operational and financial achievements in 2014 included the following:

FPL:

•	regulatory return on equity of 11.5%;

•	increase in annual net income of 12.5% over 2013;

•	exceeded industry top-quartile performance in minutes of service unavailability per customer;

•	continued to have the lowest typical residential customer bill in Florida and customer bills that are about 25% below the national average;

•	modernized its generation fleet, bringing the Riviera Beach Clean Energy Center into service ahead of schedule and under budget and continuing construction of Port Everglades;

•	top-decile performance in per-customer operations & maintenance expense;

•	exceeded top-decile performance in fossil generation equivalent forced outage rate (unplanned outage rate); and

•	highest residential and business customer satisfaction scores in FPL history.

NextEra Energy Resources:

•	continued market leadership in North American wind generation, with 1,363 megawatts of wind generation capacity added and 11,500 megawatts of wind generation capacity surpassed;

•	delivered strong performance in solar development, adding 265 megawatts of solar capacity and 413 megawatts of new solar origination;

•	completed one of the best years ever in new project origination, signing contracts for approximately 1,400 megawatts of new renewables projects; and

•	exceeded top decile fossil equivalent forced outage rate.

Ultimately, our financial and operational performance is reflected in the increased value of our common stock. As the following table illustrates, TSR over the three-year period from December 31, 2011 to December 31, 2014 was 93%, meaning that an investment of $100 in our common stock on December 31, 2011 was worth $193.04 on December 31, 2014. Our CEO’s total direct compensation over the same period was well-aligned with TSR.

*	Mr. Robo’s 2012 total direct compensation includes the grant date fair value of one-time promotional equity grants (which he received upon his promotion to CEO in 2012)

While our executive compensation program is designed to tie compensation to performance, some performance metrics on which our CEO’s compensation is based are intentionally designed to result in value creation over an extended period of time as opposed to on an annual basis. As a result, CEO compensation may not precisely parallel TSR in any given period. CEO compensation may somewhat lag corporate performance in certain years and it may somewhat outpace corporate performance in other years. Although absolute alignment between pay and performance in each year may not be achieved and, in any event, may not be appropriate, the Compensation Committee believes that, over time, the Company’s executive compensation program rewards superior performance, provides a disincentive for performance that falls short of expectations and closely aligns executive compensation with shareholder returns.

FUNDAMENTAL OBJECTIVE OF OUR COMPENSATION PROGRAM

The fundamental objective of our executive compensation program is to motivate and reward actions that the Compensation Committee believes will increase long-term shareholder value. The program is designed to retain, motivate, attract, reward and develop high-quality, high-performing executive leadership whose talent and expertise should enable the Company to create long-term shareholder value that over time is superior to the shareholder value created by our peers.

The table below highlights the fundamental elements of our executive compensation program that the Compensation Committee believes fulfills the core objective of our compensation program.

FUNDAMENTAL ELEMENTS OF OUR COMPENSATION PROGRAM
As discussed in more detail below, NEO direct compensation has three principal elements: base salary, annual incentive awards and equity compensation.

•	BASE SALARY is a fixed amount of compensation that reflects the responsibilities and day-to-day contributions of NEOs.

•

ANNUAL INCENTIVE AWARDS are granted for achievement of a detailed set of key financial and operational performance measures, the majority of which are based on industry benchmarks and for which payouts depend on Company performance relative to those benchmarks. The financial measures are the Company’s one-year adjusted earnings per share growth and adjusted return on equity compared to the ten-year average of the companies comprising the S&P 500 Utilities Index. The operational measures are focused on operational performance relative to industry performance.

•	EQUITY COMPENSATION consists of performance share awards, performance-based restricted stock awards and non-qualified stock option awards:

–  Performance share awards are granted for three-year performance periods to drive intermediate results. Payouts of performance share awards are based on three distinct measurements: 1) three-year total shareholder return relative to companies in the S&P 500 Utilities Index; 2) three-year adjusted earnings per share growth and adjusted return on equity relative to the ten-year average of the companies comprising the S&P 500 Utilities Index; and 3) three-year average performance on core operational performance measures relative to industry peers.

– Performance-based restricted stock awards vest ratably over three years only if the Company achieves a specified annual adjusted earnings goal each year.

–  Non-qualified stock option awards are granted subject to a three-year ratable vesting period and have a ten-year term. Stock options are only valuable to NEOs if the Company’s stock price increases substantially from the date of award to the date of exercise and are a further incentive for the creation of long-term shareholder value.

The Compensation Committee considers the highly differentiated time frame and performance metrics for each element of compensation to be critical to motivate the appropriate balance of short, intermediate and long-term performance which together are essential to the creation of long-term shareholder value.

The tables below highlight the executive compensation practices that the Compensation Committee has implemented to drive performance and the executive compensation practices that the Committee has affirmatively avoided in furtherance of the long-term interests of our shareholders.

KEY PRACTICES OF OUR COMPENSATION PROGRAM

•

WE SET TARGET TOTAL DIRECT COMPENSATION OPPORTUNITY AND PAY MIX TO SUPPORT THE GOALS OF SHAREHOLDER VALUE CREATION AND EXECUTIVE RETENTION—Each NEO’s 2014 target total direct compensation opportunity was set with reference to two groups of benchmarked companies, drawn from energy services and general industry, representing the broad competitive labor market from which we draw executive talent and with which we must compete for that talent. This target opportunity was then allocated over several forms of compensation, the mix of which was designed to support the goals of shareholder value creation and executive retention.

•

WE LINK NEO FINANCIAL SUCCESS TO SHAREHOLDER VALUE CREATION—All NEOs’ 2014 compensation included a significant element of equity compensation, supported by robust stock ownership guidelines, performance hurdles, vesting schedules and the potential for clawback.

•

WE VALUE, AND REVIEW, PERFORMANCE RELATIVE TO THE PERFORMANCE OF OUR COMPETITORS AND PEERS WHENEVER POSSIBLE, RATHER THAN RELATIVE TO ARBITRARY GOALS—Our basic principle underlying the linkage between performance (both financial and operational) and executive compensation is that performance superior to our competition and peers will result in above-target compensation, while performance that is not superior to our competition and peers will result in below-target compensation. Wherever comparable industry information was available, our 2014 financial and operational performance goals were set, and our 2014 performance against those goals was measured, relative to industry performance.

•

OUR PRINCIPAL FINANCIAL METRICS IN 2014 WERE ADJUSTED RETURN ON EQUITY AND ADJUSTED EARNINGS PER SHARE GROWTH—The principal financial metrics against which our 2014 results were benchmarked against industry performance were adjusted return on equity and adjusted earnings per share growth, both measured in comparison to the actual results of the other members of the Standard & Poor’s 500 Utilities Index over the 10-year period January 1, 2005 through December 31, 2014.* The Compensation Committee believes that these financial metrics are “enduring standards,” because they are objective, require the Company to demonstrate superior performance, are aligned with how shareholder value is created and encourage management to include stretch goals as part of the annual budget setting process. The Committee believes that a 10-year period is appropriate for comparison due to the historically longer-term economic cycles inherent in the power industry and the sporadic volatility that the power industry has experienced from time to time. The Committee accordingly believes that a 10-year period reduces the likelihood that, in any given year, inappropriate metrics will be established as a result of short-term industry anomalies.

•

OUR 2014 OPERATIONAL METRICS WERE SPECIFIC TO OUR INDUSTRY AND THE BUSINESSES IN WHICH WE COMPETE—The 2014 operational metrics were chosen because the Compensation Committee believes that sustained superior performance on these measures, as compared to industry performance, will, over time, lead to value creation for shareholders. We generally target top decile or top quartile performance, as compared to our industry, on operational measures where benchmarks are available. For FPL, the metrics focus heavily on measures of cost, reliability and customer satisfaction, in the belief that long term delivery of value to customers is essential for business success. For NextEra Energy Resources, the metrics reflect objectives necessary to create the foundation for superior adjusted return on equity and adjusted earnings per share growth. The Compensation Committee also included a number of compliance-oriented objectives to reinforce the importance of strict compliance with applicable laws and regulations.

*	Estimated for 2014 using actual results for the first three quarters and analysts’ estimates for the fourth quarter

WHAT WE DO

•	TIE PAY TO PERFORMANCE—A substantial majority of NEO pay is not guaranteed. 89% of the CEO’s actual direct 2014 compensation was performance-based.
•

USE INDUSTRY BENCHMARKS WHEN SETTING OPERATIONAL GOALS AND WHEN REVIEWING ACTUAL PERFORMANCE TO DETERMINE PAYOUTS—We generally target top decile or top quartile performance as compared to our industry on operational measures where benchmark data is available. Actual award payouts are driven by performance relative to industry rather than performance against arbitrary goals. Delivered performance superior to our industry will generally result in above-target compensation, while performance that is not superior to our industry will generally result in below-target compensation.

•

MITIGATE UNDUE RISK—We take steps to mitigate undue risks related to compensation, including using a clawback policy, stock ownership and retention requirements and multiple performance metrics. The Compensation Committee believes that none of the Company’s compensation programs create risks that are reasonably likely to have a material adverse impact on the Company, which the Committee validates through review of a comprehensive risk assessment of incentive-based compensation plans each year.

•	ROBUST STOCK OWNERSHIP GUIDELINES—We have robust stock ownership guidelines, which all NEOs exceed.
•

HOLDING PERIOD ON PERFORMANCE-BASED RESTRICTED STOCK—We require executive officers to hold performance-based restricted stock for 2 years after vesting (net of shares withheld for, or used to pay, taxes).

•

MINIMUM FULL VESTING PERIOD FOR STOCK OPTIONS AND PERFORMANCE-BASED RESTRICTED STOCK—Stock options and performance-based restricted stock generally are granted with a minimum full vesting period of 3 years.

•	INDEPENDENT COMPENSATION CONSULTANT—The Compensation Committee benefits from its use of an independent compensation consultant which provides no other services to the Company.
•

SHAREHOLDER OUTREACH AND ASSESSMENT FOR IMPROVEMENT—We engage in shareholder outreach and regularly assess the executive compensation program against shareholder input, emerging trends and other factors.

•

NEOs REQUIRED TO ENTER INTO 10b5-1 PLANS WITH MINIMUM WAITING PERIODS TO TRANSACT IN COMPANY SECURITIES—Company practice generally requires that NEOs must execute all trades pursuant to 10b5-1 plans with specified minimum waiting periods approved by the General Counsel.

WHAT WE DO NOT DO

•	NO CEO EMPLOYMENT AGREEMENT

•	NO TAX GROSS-UPS OF NEOs’ PERQUISITES
•	NO EXCISE TAX GROSS-UP PROVISIONS IN CHANGE IN CONTROL AGREEMENTS—since 2009, new or materially amended change in control agreements have not included excise tax gross-up provisions.

•	NO REPRICING OF UNDERWATER STOCK OPTIONS
•	NO SHARE RECYCLING UNDER EQUITY COMPENSATION PLAN

•	NO HEDGING OF COMPANY SECURITIES BY NEOs OR DIRECTORS PERMITTED UNDER SECURITIES TRADING POLICY
•	NO PLEDGING OF COMPANY SECURITIES—Pledging of NextEra Energy securities as collateral is prohibited.
•	NO GUARANTEED ANNUAL OR MULTI-YEAR BONUSES

2014 SAY-ON-PAY VOTE AND SHAREHOLDER OUTREACH

In 2014, we held our fourth annual advisory vote to approve NEO compensation, commonly known as “say-on-pay.” In 2014 we sought to engage with shareholders who in the aggregate represented a significant percentage of our outstanding shares, and held discussions with those who agreed to our request for engagement. Those shareholders were generally supportive of our executive compensation program, and of our overall corporate governance practices. Prior to making determinations about 2015 named executive officer total compensation opportunities, the Compensation Committee reviewed the results of the 2014 say-on-pay vote, noting that 97% of those voting (exclusive of abstentions) had voted “FOR” the Company’s compensation of its named executive officers. The Committee considered this vote to be supportive of the changes it made to the Company’s executive compensation program in late 2012 and early 2013 in response to the 2012 say-on-pay vote, and determined not to make any additional structural changes to the program for 2014.

HOW WE MADE 2014 COMPENSATION DECISIONS

General

The Compensation Committee used its business judgment to set each NEO’s target total direct compensation opportunity for 2014 and each compensation element. The Committee based its determination on its integrated assessment of a series of factors, including competitive alternatives, individual and team contribution and performance, corporate performance, complexity and importance of role and responsibilities, position tenure, leadership and growth potential and the relationship of the NEO’s pay to the pay of NextEra Energy’s other executive officers. See page 48 of this proxy statement for a discussion of the Compensation Committee’s processes. There are no material differences in NextEra Energy’s compensation policies or the way in which total compensation opportunity is determined for any NEO.

Resources

The Compensation Committee primarily used the following resources to aid in its determination of 2014 target total direct compensation opportunity for each NEO.

Market Comparisons/Peer Group

When establishing each NEO’s target total direct compensation opportunity for 2014, the Compensation Committee considered the competitive market for comparable executives and compensation opportunities provided by comparable companies. The primary effect of competition for executive talent is on the aggregate level of the target total direct compensation opportunity available to the NEOs. The Compensation Committee believes that it is critical to the Company’s long-term performance to offer its executive officers compensation opportunities broadly commensurate with their competitive alternatives.

The Company obtained market comparison information for all NEOs from publicly-available peer group information. The Company’s peer group is comprised of a set of companies from the energy services industry and a set of companies from general industry. These companies were selected by the Compensation Committee with input from executive officers (including the chief executive officer) and the Compensation Consultant. The Compensation Committee used its business judgment in developing the appropriate peer group and believed that the use of companies both from the energy services industry and from general industry was appropriate because the Company’s executive officers come both from within and from outside the Company’s industry. In fact, all NEOs other than Mr. Nazar were recruited from outside the Company’s industry, and the Committee believes that their opportunities for alternative employment are not limited to other energy or utility companies.

For 2014, the Compensation Committee conducted a review of the companies comprising the Company’s 2013 peer group based on the following criteria:

Criteria for Energy Services Industry Companies

•	publicly-traded companies with a strong United States domestic presence
•	classified with a Standard Industrial Classification (“SIC”) code similar to the Company’s SIC code

•	annual revenue greater than $1 billion
•	a potential source of executive talent

•	included in an executive compensation survey database provided by a third party

Criteria for General Industry Companies

•	publicly-traded companies with a strong United States domestic presence
•	in the Fortune 500

•	considered highly reputable and highly regarded for operational excellence, product/service leadership or customer experience
•	sustained revenues between 50% and 200% of the Company’s revenues

•	fewer than 150,000 employees
•	either heavily industrialized, highly regulated or a producer of consumer staples

•	in industries which may be potential sources of executive talent
•	no unusual executive pay arrangements

•	included in an executive compensation survey database provided by a third party
•	contribute to diversity of industry representation in this segment of the peer group

All energy services industry companies and general industry companies included in the Company’s 2013 peer group met these criteria and were retained by the Compensation Committee for the 2014 peer group, except that Progress Energy, Inc., which merged with Duke Energy Corporation, was omitted. Thus, the executive compensation programs of the following companies were reviewed as market comparators for 2014:

Energy Services Industry	General Industry
American Electric Power Company, Inc.	Air Products and Chemicals, Inc.
Consolidated Edison, Inc.	Alcoa Inc.
Dominion Resources, Inc.	Anadarko Petroleum Corporation
Duke Energy Corporation	CIGNA Corporation
Edison International	Colgate-Palmolive Company
Entergy Corporation	Devon Energy Corporation
Exelon Corporation	E. I. du Pont de Nemours and Company
FirstEnergy Corp.	Eaton Corporation
PG&E Corporation	Emerson Electric Co.
PPL Corporation	Fluor Corporation
Public Service Enterprise Group Incorporated	General Dynamics Corporation
Sempra Energy	Hess Corporation
The Southern Company	Kellogg Company
Xcel Energy Inc.	Murphy Oil Corporation
Principal Financial Group, Inc.
Schlumberger Limited
SunTrust Banks, Inc.
Texas Instruments Incorporated
Union Pacific Corporation
Waste Management, Inc.
Xerox Corporation

Although the Compensation Committee did not target specific total compensation levels relative to industry peers (a so-called “percentile” approach), it generally reviewed peer company data at the 50th percentile for the general industry companies and the 75th percentile for the energy services industry companies. The Committee believes these levels were appropriate because:

•	the Company’s practice is to make a relatively high portion of each NEO’s compensation performance-based as compared to its peers;

•	the Company’s operations are more complex, more diverse and of a greater size than those of substantially all of its energy services industry peer companies; and

•

the Company’s 2013 market capitalization and assets were at or above the 50th percentile of its general industry peer companies and at or above the 75th percentile of its energy services industry peer companies.

Other Resources

What We Use	How We Use It
“Tally sheets” and “walk-away charts”

As a check to ensure that the Compensation Committee sees the full value of all elements of the NEOs’ annual compensation, both as opportunity and as actually realized, and sees the actual results of its compensation decisions in the various situations under which employment may terminate

Reviews by the CEO

Prior to the beginning of the year, the Compensation Committee solicits performance reviews of the other NEOs and executive officers from the CEO for use as an additional input to the Committee’s determination of target total direct compensation opportunity and, after the end of the year, whether or not to use Committee discretion to adjust annual incentive compensation amounts determined using the formula discussed below

2014 NEO PAY

Pay Mix

NextEra Energy has three fundamental elements of total direct compensation: base salary, annual incentive awards and equity compensation. The Compensation Committee believes that a significant portion of each NEO’s total direct compensation opportunity should be performance-based, reflecting both upside and downside potential. When determining the proportion of total compensation that each compensation element constituted in 2014, the Compensation Committee reviewed current market practices and industry trends, taking into consideration the Company’s preference for emphasizing performance-based compensation and de-emphasizing fixed compensation. In determining performance-based compensation, the Compensation Committee sought to focus the efforts of the NEOs on a balance of short, intermediate and long-term goals. In addition, the Compensation Committee considered the NEOs’ perception of the relative values of the various elements of compensation and sought input from the CEO and the Compensation Consultant.

As illustrated in the following charts, 87% of the CEO’s 2014 target total direct compensation opportunity, and 76% of the other NEOs’ 2014 target total direct compensation opportunities, were performance-based and not guaranteed.

As noted above, each NEO’s 2014 target total direct compensation opportunity was primarily comprised of a mix of the following compensation elements:

What We Pay	Why We Pay It
Base salary	A fixed amount of cash is an important component of compensation to recognize day to day contributions and is highly valued by executive officers
Annual performance-based incentive	Focuses the NEOs’ attention on shorter-term attainment of high levels of operating and financial performance that are critical to the success of the Company and ensures pay for performance
Long-term performance-based equity incentive

Designed to reward longer-term performance, to ensure pay earned is aligned with performance delivered, to retain NEOs and to more closely align the interests of the Company’s NEOs with the interests of the Company’s shareholders, all of which are intended to support the creation of long-term shareholder value

2014 Base Salary

CEO: For 2014, Mr. Robo’s base salary was increased by 3%, to $1,215,000 primarily reflecting the Company’s superior operating results in 2013, the nature and responsibilities of Mr. Robo’s position, his expertise and performance, the competitiveness of his current pay in relation to his corresponding peer group and the business judgment of the Compensation Committee.

Other NEOs: Mr. Dewhurst’s base salary in 2014 of $703,100 represented a 3% increase, Mr. Nazar’s base salary in 2014 of $808,300 represented a 4% increase, Mr. Pimentel’s base salary in 2014 of $745,900 represented a 6% increase and Mr. Sieving’s base salary in 2014 of $689,000 represented a

6% increase, all of which were based on the nature and responsibilities of their respective positions, their expertise and performance, the competitiveness of each NEO’s current pay in relation to his corresponding peer group and the recommendations of the CEO. The Compensation Committee also took into account the effect that base salary increases would have on other components of compensation, including annual incentive pay, long-term incentive plan grants and retirement benefits.

2014 Annual Performance-Based Incentive Compensation

Description of the Annual Incentive Plan for 2014

Annual Incentive Plan goals are established to incentivize superior performance relative to industry peers, and a majority of these goals are based on industry benchmarks. Payouts under the Annual Incentive Plan are generally based on Company performance in the relevant period as compared to the benchmarks.

Prior to the beginning of 2014, the Compensation Committee established financial and operational performance goals under the Annual Incentive Plan, in the following categories:

Type of 2014 Performance Goals	How We Established and Used the 2014 Performance Goals
Financial

•  The financial metrics are based on enduring standards indicative of sustained performance—adjusted earnings per share growth and adjusted return on equity—as compared to the financial performance over the ten-year period ending on December 31, 2014 of the companies included in the S&P 500 Utilities Index

•  Higher ratings indicate corporate financial performance superior to industry median and lower ratings indicate corporate financial performance which lags industry median

Operational

•  Operational goals and payout scales are established in advance of the year using available industry benchmarks insofar as possible

•  If an industry benchmark is not available, the applicable goal generally is set at a level constituting an improvement or a stretch as compared to prior performance

•  As a general principle, the Compensation Committee seeks to set operational performance goals at levels that represent excellent performance, superior to the results of typical companies in our industry, and that require significant effort on the part of the executive team to achieve

•  Performance on certain compliance-related goals is scored as either “met” or “not met,” while performance against other goals is judged on a sliding scale in comparison to top decile, top quartile, median and sub-median performance as compared to the industry

2014 Financial Performance Matrix

The financial performance matrix approved by the Compensation Committee for 2014, which is illustrated below, compares the Company’s 2014 adjusted earnings per share growth and adjusted return on equity to the average of the actual annual earnings per share growth and return on equity of the companies included in the S&P 500 Utilities Index during the 10-year period from January 1, 2005 to December 31, 2014 (estimated for 2014 using actual results for the first three quarters and analysts’ estimates for the fourth quarter).* The Compensation Committee believes that these financial metrics are “enduring standards” because they are objective, require the Company to demonstrate improvement, are aligned with how shareholder value is created and encourage management to include stretch goals as part of the annual budget setting process. The financial performance matrix is designed to provide relatively greater rewards if the Company outperforms others in its industry on the indexed measures and relatively lower rewards if it does not. The Compensation Committee based the matrix on adjusted earnings because it believes that adjusted earnings provide a more meaningful representation of the Company’s fundamental earning power than net income calculated in accordance with GAAP. Therefore, the Committee believes that using adjusted earnings better aligns the NEOs’ motivations with the Company’s strategy and with shareholders’ long-term interests. In addition, the Committee believes that the use of adjusted earnings for this purpose is consistent with the way the Company communicates its earnings to analysts and investors.

The numbers in the following matrix set forth the range of possible ratings for corporate financial performance. A rating of “1” indicates overall corporate financial performance at industry median, while higher ratings indicate corporate financial performance superior to industry median, and lower ratings indicate corporate financial performance which lags industry median.

It is important to recognize that the adjusted return on equity and adjusted earnings per share growth amounts set forth in the illustration below are not generated arbitrarily by the Company, but reflect actual industry performance on these measures for the 10-year period ending December 31, 2014, and that the Company’s executive compensation is based, with respect to adjusted return on equity and adjusted earnings per share growth, on the performance delivered by the Company relative to industry performance.

*

Adjusted earnings per share and adjusted return on equity are not financial measurements calculated in accordance with GAAP. Adjusted earnings, as defined by NextEra Energy for purposes of the Annual Incentive Plan, are the Company’s consolidated net income, as reported in the audited annual financial statements as determined in accordance with GAAP, excluding the effects of: (1) changes in the mark-to-market value of non-qualifying hedges; (2) other than temporary impairments on investments; (3) extraordinary items; (4) non-recurring charges or gains (e.g., restructuring charges and material litigation losses); (5) discontinued operations; (6) regulatory and/or legislative changes and/or changes in accounting principles; (7) labor union disruptions; and (8) acts of God such as hurricanes, which is used, among other reasons, to provide industry comparability. Adjusted return on equity, as defined by NextEra Energy, is equal to the Company’s adjusted earnings divided by average common shareholders’ equity, adjusted to provide industry comparability, expressed as a percentage. Adjusted earnings per share, as defined by NextEra Energy, are equal to the Company’s adjusted earnings divided by weighted average diluted shares outstanding.

2014 Operational Goals

The Compensation Committee’s philosophy with respect to both setting and paying out incentives based on operational goals is that the goals set and the actual award payouts are driven by Company performance relative to industry benchmarks, rather than performance against arbitrary goals. Operational goals and payout scales are established based on industry benchmarks and Company performance when meaningful benchmarks are available. As noted previously, delivered performance superior to our industry will generally result in above-target compensation, while performance that is not superior to our industry will generally result in below-target compensation.

In that context, FPL’s typical performance goals are generally equal to or better than the top quartile performers in its industry and NextEra Energy Resources targets earnings growth and profitability goals that are well above utility industry norms (in both cases based on internal reviews of publicly-available information and information provided by consultants and industry associations). The following tables set forth, for 2014, the operational performance goals and the actual performance achieved against those goals.

Florida Power & Light Company:

Indicator	Goal	Actual	Weight
Operations & maintenance costs (plan-adjusted)(1)	$1,436 million(1)	$1,378 million(1)	40%
Capital expenditures (plan-adjusted)(1)	$3,099 million(1)	$3,116 million(1)
Fossil generation availability(2)	top decile performance	top decile performance	30%
Nuclear industry composite performance index(3)	aggressive goal	beat goal—top decile performance
Service reliability—service unavailability (minutes)	within the top quartile (68 minutes)	top quartile performance (70.5 minutes)
Service reliability—average frequency of customer interruptions	0.85 interruptions per customer per year (average)	0.92—top quartile performance
Service reliability—average number of momentary interruptions per customer	11.7 momentary interruptions per customer per year	11.8—best-ever performance
Employee safety—OSHA recordables(4)/200,000 hours	0.59	0.70—FPL’s second best-ever performance	30%
Significant environmental violations	0	0
Customer satisfaction—residential value surveys	aggressive goal	beat goal—FPL’s best performance ever
Customer satisfaction—business value surveys	aggressive goal	beat goal—tied FPL’s best performance ever
Performance under FERC and NERC reliability standards(5)	no significant violations	no significant violations

NextEra Energy Resources:

Indicator	Goal	Actual	Weight
Earnings (plan-adjusted)(1)	$827 million(1)	$ 833 million(1)	45%
Return on equity	11.3%	11.5%
Meet budgeted cost goals	$1,555 million	$1,570 million
Employee safety—OSHA recordables(4)/200,000 hours	0.70	0.43—best-ever and top decile performance	26%
Significant environmental violations	0	0
Nuclear industry composite performance index(3)	aggressive goal	beat goal—top decile performance
Equivalent forced outage rate(6)	top decile performance	beat goal
Hedged budgeted gross margin for 2015	≥85%	94.6%
Performance under FERC and NERC reliability standards(5)	no significant violations	no significant violations
Execute on schedule and on budget approved North American wind projects	1,190 MW	led industry—1,363 MW	29%
New development or acquisition opportunities in wind, solar, gas infrastructure, or transmission	aggressive goal	beat goal
Pre-tax income contribution from all asset optimization, marketing and trading activities, full requirements and retail	aggressive goal	beat goal
Maintain construction of Genesis, Desert Sunlight, McCoy and Silver State South solar projects on schedule and on budget	on schedule and on budget	on schedule and on budget

(1)

Certain of the financial performance indicators used in the Annual Incentive Plan are calculated in a manner consistent with NextEra Energy’s planning and budgeting process and how management reviews its performance relative to that plan, and are not, or do not relate directly to, financial measures calculated in accordance with GAAP. For information about the Company’s results of operations for 2014, as presented in accordance with GAAP, investors should review the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and should not rely on any adjusted amounts or non-GAAP financial measures set forth above. The following explains how the plan-adjusted amounts are calculated from NextEra Energy’s audited consolidated financial statements: (a) FPL operations & maintenance costs (plan-adjusted) is a measure that includes most but not all operations & maintenance expenses and includes certain expenses not classified as operations & maintenance expenses under GAAP but reported for state regulatory purposes as operations & maintenance expenses; (b) FPL capital expenditures (plan-adjusted) are presented on an accrual basis, and exclude nuclear fuel payments and certain costs not classified as capital expenditures under GAAP in the consolidated statement of cash flows but reported for state regulatory purposes as capital expenditures; and (c) NextEra Energy Resources’ earnings (plan-adjusted) exclude (i) the mark-to-market effect of non-qualifying hedges; and (ii) income (loss) from other than temporary impairment losses-net on securities held in NextEra Energy Resources’ nuclear decommissioning funds; (iii) net gain from discontinued operations; and (iv) operating loss of Spain solar projects.

(2)	“Fossil generation availability” measures the amount of time during a given period that a power generating unit is available to produce power.

(3)

The “nuclear industry composite index” referenced is the Institute of Nuclear Power Operations, or INPO, index. INPO promotes the highest levels of safety and reliability in the operation of commercial nuclear power plants by establishing performance objectives, criteria and guidelines for the nuclear power industry and conducting regular detailed evaluations of all nuclear power plants in North America. The INPO index is an 18-month rolling average of a nuclear plant’s, and a company’s nuclear fleet’s, performance against operating performance measures.

(4)

“OSHA” is the United States Occupational Safety and Health Administration. An OSHA recordable injury is an occupational injury or illness that requires medical treatment more than simple first aid and must be reported under OSHA regulations.

(5)	“FERC” is the Federal Energy Regulatory Commission and “NERC” is the North American Electric Reliability Corporation.

(6)

The “equivalent forced outage rate” is computed as the hours of unit failure (unplanned outage hours and equivalent unplanned derated hours) given as a percentage of the total hours of the availability of an electricity generating unit.

After the end of 2014, the review board (as defined on page 49) assessed: (1) whether the operational performance goals had been achieved, exceeded or missed and, to the extent exceeded or missed, by what margin such goals had been exceeded or missed (as set forth in the tables above); (2) the degree of difficulty of achieving each goal; and (3) the Company’s performance with respect to each goal as compared to the pre-established payout scale based on top decile, top quartile, median and sub-median performance on the same measure (industry-based where benchmark data was available), and arrived at an aggregate determination for the Company’s 2014 performance as compared to the goals, which was that the Company had achieved superior performance in 2014. The determination of the review board was then presented to the Compensation Committee which had ultimate authority to accept or modify all or any part of the determination. For 2014, the Compensation Committee reviewed and discussed the review board’s recommendations and the conclusions on which they were based, and determined to accept the recommendations of the review board.

2014 Annual Incentive Awards for the NEOs

Each NEO’s 2014 annual incentive compensation was determined based on a rating (“NextEra Energy performance rating”) derived by combining the Company’s financial performance as measured by the financial performance matrix (weighted 50%) and the Company’s operational performance as compared to the operational performance goals (weighted 50%).

The NextEra Energy performance rating for 2014, determined in this manner, was 1.81.

The NextEra Energy performance rating may be adjusted for each NEO by the Compensation Committee based on individual performance under circumstances in which the Committee determines that the formulaic calculation of the performance rating without adjustment would otherwise result in the payment of an inappropriate incentive. The Compensation Committee generally uses this aspect of the executive compensation program on a conservative, exceptions-only basis, as it believes that the formula for calculating the NextEra Energy performance rating ordinarily should result in appropriate incentive payments. The individual performance adjustment, when used, historically has most often ranged between +/- 10%.

The Compensation Committee determined the individual performance factors in 2014 based on recommendations from the CEO (for all of the NEOs other than himself). For each NEO other than the CEO, the 2014 individual performance factor was based primarily upon the Company’s exceptional performance as described in the Executive Summary, as well as (for each NEO other than the CEO) the NEO’s performance relative to a set of objectives agreed upon with the CEO at the beginning of the year. For the CEO, the Compensation Committee determined the individual performance factor. The Compensation Committee determined Mr. Robo’s 2014 individual performance factors based on the Committee’s assessment of his performance and the Company’s overall 2014 performance as described in the Executive Summary, above.

The following illustrates the determination of the 2014 annual incentive for each NEO:

annual incentive = (NextEra Energy performance rating x individual performance factor) x target annual incentive

In years where the Company’s performance is above or substantially above the performance of its peers as evidenced by industry benchmarks, as it was in 2014, the Company expects that annual incentive awards will be paid to the NEOs at a rate exceeding the target rate. For 2014, the NEOs’ annual incentive awards were as follows:

Named Executive Officer	2014 Target Annual Incentive	2014 Annual Incentive Award
James L. Robo	$1,397,250	$2,780,528
Moray P. Dewhurst	$492,170	$979,400
Manoochehr K. Nazar	$565,810	$1,126,000
Armando Pimentel, Jr.	$522,130	$1,039,000
Charles E. Sieving	$344,500	$685,600

The amounts set forth above for the NEOs’ 2014 annual incentive awards are also set forth in the “Non-Equity Incentive Plan Compensation” column (column (g)) in Table 1a: Summary Compensation Table.

2014 Long-Term Performance-Based Equity Compensation

Equity Compensation Mix

What We Granted	Why We Granted It
Performance shares

most directly focus NEOs on the multi-year sustained achievement of challenging financial and operational goals, because the number of shares ultimately earned depends upon the Company’s and the NEO’s performance over a three-year performance period

Performance-based restricted stock	includes a performance goal; affected by all stock price changes, so value to NEOs affected by both increases and decreases in the Company’s stock price
Stock options	reward the NEOs only if NextEra Energy’s stock price increases and remains above the stock price on the date of grant

In determining the appropriate mix of equity compensation components, the Compensation Committee, using its business judgment, primarily considers the following factors:

•	the mix of these components at competitor and peer companies, and emerging market trends;

•	the retention value of each element and other values important to the Company, including, for example, the tax and accounting consequences of each type of award;

•	the advice of the Compensation Consultant; and

•	the perceived value to the NEO of each element.

As shown below, the Compensation Committee continued its practice of granting to the NEOs equity-based compensation which is comprised of a substantially greater percentage of performance share awards, as our shareholders indicated, through shareholder outreach, that they most highly value the longer-term performance features of performance shares. After the Compensation Committee determined the appropriate mix of equity compensation components, the target award level for each equity-based element was expressed as a percentage of each NEO’s target total direct compensation opportunity. The target dollar value for each component was converted to a number of shares of equivalent value (estimated present value for stock options and performance shares). All other things being equal, a higher NextEra Energy common stock price on the date of grant results in the award of fewer shares, and a lower NextEra Energy common stock price results in the award of more shares.

2014 Mix of Equity Compensation Awards for the NEOs

In 2014, the Compensation Committee granted the following mix of equity-based compensation to the NEOs:

	Mix of Equity Compensation Awards(1)
Named Executive Officer	Performance Shares	Options	Performance- Based Restricted Stock
James L. Robo	60%	13%	27%
Moray P. Dewhurst(2)	50%	19%	31%
Manoochehr K. Nazar	50%	19%	31%
Armando Pimentel, Jr.	50%	19%	31%
Charles E. Sieving	50%	19%	31%

(1)	Calculation of mix percentages based on the grant date present value of each grant as a percentage of each NEO’s total equity-based compensation.

(2)

Chart above excludes the value of Mr. Dewhurst’s one-time retention grant of performance-based restricted stock. With the one-time retention grant included, his equity compensation mix is 27% performance shares, 10% options and 63% performance-based restricted stock.

In order to appropriately reflect Mr. Dewhurst’s growing responsibilities as the Company’s Vice Chairman and Chief Financial Officer and ensure his retention in the absence of an employment agreement, the Compensation Committee made the following one-time retention grant to Mr. Dewhurst in February 2014: 21,443 shares of performance-based restricted stock granted on February 14, 2014 with a grant date fair value of $2.0 million vesting ratably in 2015, 2016 and 2017.

Performance Share Awards Granted in 2014 for the Performance Period Ending December 31, 2016

For the performance share awards granted in 2014 for the performance period beginning January 1, 2014 and ending December 31, 2016, the Compensation Committee continued to use the performance measures adopted in 2013 to ensure that the link between executive pay and total shareholder return be embedded explicitly in the design of our executive compensation program. The goals used to measure long-term performance for purposes of the NEOs’ performance share awards are different both in terms of the objectives and time-frames than the goals used to measure short-term performance under the Company’s annual incentive plan. The measures, and their relative weights, are set forth below:

Performance Measure	Weight
3-year TSR relative to the companies in the S&P 500 Utilities Index	35%
3-year adjusted return on equity and adjusted EPS growth (determined using a financial matrix similar to the one set forth on page 71)	52%

Operational measures:

•  3-year average employee safety—OSHA recordables/200,000 hours

•  Nuclear industry composite performance index (combined for FPL and NextEra Energy Resources nuclear facilities)

•  3-year average equivalent forced outage rate (fossil and renewable generation)

•  FPL 3-year average service reliability—service unavailability (minutes)

3.25% each

Performance Share Awards for the Performance Period Ended December 31, 2014

Each NEO was granted a target number of performance shares in 2012 for a three-year performance period beginning January 1, 2012 and ending on December 31, 2014. The Compensation Committee views the payout of this grant after the end of the performance period as part of each NEO’s 2012 compensation, while the performance shares granted in 2014 for the performance period ending on December 31, 2016 are considered to be part of each NEO’s 2014 compensation, even though the shares will not be issued, if at all, until February 2017.

At the end of the performance period for the performance share awards granted in 2012, the average of the NEO’s Total Performance Factor (which is the NextEra Energy performance rating times the individual performance factor, both determined as described above) for each of 2012, 2013 and 2014 (with a maximum of 200%) was multiplied by the NEO’s target number of performance shares to determine the number of shares of NextEra Energy common stock earned.

Applying this formula, the payouts of performance shares for each of the NEOs for the performance period ended December 31, 2014 were:

Named Executive Officer	Target Performance Shares for Performance Period 1/1/12-12/31/14	Performance Shares Earned
James L. Robo [1]	20,682	39,088
Moray P. Dewhurst	13,447	25,683
Manoochehr K. Nazar	11,938	22,085
Armando Pimentel, Jr.	9,711	18,062
Charles E. Sieving	6,313	11,868

[1]

On March 16, 2012 Mr Robo was granted a one-time promotional grant of 44,939 target performance shares for the three-year performance period beginning on January 1, 2012 and ending on December 31, 2014. These performance shares will vest and become payable on July 1, 2015.

During the performance period, performance shares are not issued, the NEO may not sell or transfer the NEO’s contingent right to receive performance shares and dividends are not paid. As a consequence, the value of the performance shares on the date of grant is less than the market value of the target number of shares. See Table 2: 2014 Grants of Plan-Based Awards for information about the performance shares awarded to the NEOs in 2014, and Table 4: 2014 Option Exercises and Stock Vested for additional information about the performance shares issued for the three-year performance period which began on January 1, 2012 and ended on December 31, 2014.

Performance-Based Restricted Stock Granted in 2014

The performance objective for performance-based restricted stock was increased substantially in 2013, from adjusted earnings of $500 million to adjusted earnings of $1.2 billion. Therefore, the shares of performance-based restricted stock granted in 2014 which would otherwise vest ratably in 2015, 2016 and 2017 will not vest unless and until the Compensation Committee certifies that NextEra Energy’s adjusted earnings for 2014, 2015 and 2016, respectively, equal or exceed $1.2 billion.

Because the Compensation Committee intends for the grant date present value of performance-based restricted stock awards to equal the fair market value of an equivalent number of shares of the Company’s common stock absent the performance and vesting conditions, dividends are paid on performance-based restricted stock awards as and when dividends are paid on the common stock. However, any dividends paid on performance-based restricted stock awards that do not vest must be repaid within 30 days following forfeiture of the award.

See Table 2: 2014 Grants of Plan-Based Awards for information about the performance-based restricted stock awarded to the NEOs in 2014 and the description following that table for information about the material terms and conditions applicable to those performance-based restricted stock awards.

Non-Qualified Stock Option Awards in 2014

The Compensation Committee grants non-qualified stock options, rather than incentive stock options, primarily because the tax treatment of non-qualified stock options is more favorable to the Company than the treatment of incentive stock options. The 2011 LTIP expressly prohibits repricing of awarded options without shareholder approval. See Table 2: 2014 Grants of Plan-Based Awards for information about the stock options granted to the NEOs in 2014 and the description following that table for further information about the material terms and conditions applicable to stock options.

Equity Grant Practices

Equity awards are granted by the Compensation Committee to the NEOs each year effective on the date of the Board meeting in mid-February, which is a date that is normally set more than a year in advance of the meeting. The Compensation Committee believes that granting equity in this way is appropriate because the Company typically releases year-end earnings in late January or early February, so all relevant news generally should be available to the market on the grant date. Equity awards may also be made to new executive officers upon hire or promotion, generally coincident with the date of hire or promotion or the Compensation Committee meeting next following the date of hire or promotion. The Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about the Company which has not been publicly disseminated. The exercise price of options granted is equal to the closing market price of NextEra Energy’s common stock on the effective date of grant.

Additional 2014 Compensation Elements

Benefits

General

NextEra Energy provides its executive officers with a comprehensive benefits program which includes health and welfare, life insurance and other personal benefits. For programs to which employees contribute premiums, executive officers pay the same premiums as other exempt employees. Retirement and other post-employment benefits are discussed below under Post-Employment Compensation. These benefits are an integral part of the total compensation package for NEOs, and the aggregate value is included in the information reviewed by the Compensation Committee annually to ensure reasonableness and appropriateness of total rewards. In addition, NextEra Energy believes that the intrinsic value placed on personal benefits by the NEOs is generally greater than the incremental cost of those benefits to the Company.

Personal Benefits

NextEra Energy provides its executive officers with personal benefits which, in many cases, improve efficiency by allowing the executive officers to focus on their critical job responsibilities and/or increasing the hours they can devote to work. Some of these benefits also serve to better secure the safety of the executive officers and their families. The Compensation Committee and its Compensation Consultant periodically review the personal benefits offered by the Company to ensure that the program is competitive and producing the desired results. The Compensation Committee believes that the benefits the Company derives from these personal benefits more than offset their incremental cost to the Company.

See footnote 2 to Table 1b: 2014 Supplemental All Other Compensation for a description of the personal benefits provided to the NEOs for 2014.

Use of Company-Owned Aircraft

Company aircraft are available to the NEOs, as well as other employees and directors, for business travel, which includes, in the judgment of the Governance & Nominating Committee, travel by NEOs to Company-

approved outside board meetings and travel in connection with physical examinations. Among other things, business use of the aircraft by executives maximizes time efficiencies, provides a confidential environment for business discussions and enhances security.

NextEra Energy permits limited non-business use of Company aircraft by NEOs when that use does not interfere with the use of Company aircraft for business purposes. Non-business use is generally discouraged, however, and must be approved in advance by the chief executive officer. NEOs must pay the Company for their non-business use based on the rate prescribed by the IRS for valuing non-commercial flights. A NEO traveling on Company aircraft for business purposes may, with the approval of the chief executive officer, be accompanied by his guests, spouse and/or other family members. In this circumstance, there is essentially no incremental cost to the Company associated with transporting the additional passengers. Unless their travel is important to carrying out the business responsibilities of the NEO, however, the Company requires payment by the NEO for these passengers based on the rates described above. All non-business use of Company aircraft is reported to and reviewed by the Governance & Nominating Committee annually. In 2014, the NEOs’ use of Company aircraft for non-business purposes represented approximately 89 passenger flight hours and for travel to Company-approved outside board meetings and annual physical examinations represented an additional approximately 10 passenger flight hours. Company aircraft were used for a total of approximately 4,211 passenger flight hours in the aggregate in 2014.

Policy on Tax Reimbursements on Executive Perquisites

In accordance with the NextEra Energy, Inc. Policy on Tax Reimbursements on Executive Perquisites, the Company does not provide tax reimbursements on perquisites to the NEOs. The Company may, in circumstances where the Compensation Committee deems it appropriate, provide tax reimbursements to executives as part of a plan, policy or arrangement applicable to a broad base of management employees of the Company, such as a relocation or expatriate tax equalization policy.

OUR OTHER IMPORTANT COMPENSATION PRACTICES AND POLICIES

Stock Ownership and Retention Policies

The Company believes it is important for executive officers to accumulate a significant amount of NextEra Energy common stock to align those officers’ interests with those of the Company’s shareholders. NextEra Energy’s NEOs (and all other executives) are subject to a stock ownership policy and a stock retention policy. The Company believes these policies strongly reinforce NextEra Energy’s executive compensation philosophy and objectives. At the same time, the Company recognizes that the accumulation of a large, undiversified position in NextEra Energy common stock can at some point create undesired incentives, and it permits its officers some degree of diversification once the target level of holdings is reached. Under the stock ownership policy, officers are expected, within three years after appointment to office, to own NextEra Energy common stock with a value equal to a multiple of their base salaries. Shares of NextEra Energy common stock and share units held in NextEra Energy’s employee benefit plans and deferred compensation plan are credited toward meeting this requirement. Unvested shares of performance-based restricted stock count, while shares subject to unpaid performance share awards and unexercised options do not count, toward the calculation of required holdings. The current multiples are as follows:

Chief Executive Officer	seven times base salary rate
Senior executive officers	three times base salary rate
Other officers	one times base salary rate

As of December 31, 2014, all NEOs owned common stock in excess of the requirement.

Under the stock retention policy, until such time as the requirements of the stock ownership policy are met, NextEra Energy expects executive officers to retain (and not sell) a number of shares equal to at least two-thirds of shares acquired through equity compensation awards (cumulatively, from the date of appointment as an executive officer). In addition, in accordance with an amendment to the stock retention policy effective in March 2012, all of the NEOs (among other executive officers) must retain all shares of performance-based restricted stock which vest after March 16, 2012 for a minimum of 24 months after vesting (net of shares withheld for, or used to pay, taxes).

Officers who fail to comply with the retention policy may not be eligible for future equity-based compensation awards for a two-year period. The CEO may approve the modification or reduction of the minimum retention requirements (other than for himself) to address the special needs of a particular officer, although to date there have been no such modifications or reductions.

Clawback Provisions

In 2012, the Board adopted an incentive compensation recoupment, or “clawback,” policy which provides for recoupment of incentive compensation granted after the date the policy was adopted from current and former executive officers in the event of the occurrence of either of the following triggering events:

(1)

a decision by the Audit Committee that recoupment is appropriate in connection with an accounting restatement of the Company’s previously published financial statements caused by what the Audit Committee deems to be material non-compliance by the Company with any financial reporting requirement under the federal securities laws (“Financial Statement Triggering Event”); or

(2)

a decision by the Compensation Committee that one or more performance metrics used for determining previously paid incentive compensation was incorrectly calculated and, if calculated correctly, would have resulted in a lower payment to one or more executive officers (“Performance Triggering Event”).

If a triggering event occurs, the Company will (to the extent permitted by applicable law) recoup from any executive officer any incentive compensation paid or granted during the 3-year period preceding the triggering event that was in excess of the amount that would have been paid or granted after giving effect, as applicable, to the accounting restatement that resulted from the Financial Statement Triggering Event or to what would have been the correct calculation of the performance metric(s) used in determining that a Performance Triggering Event had occurred. The incentive compensation to be recouped will be in an amount and form determined in the judgment of the Board. The Compensation Committee and Board intend to modify this policy as may be required upon the issuance of implementing regulations and the adoption of listing standards under the applicable clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The 2011 LTIP provides that any award granted under the 2011 LTIP will be subject to mandatory repayment by the grantee to the Company to the extent the grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise (such as the policy described above), or (b) any law, rule or regulation which imposes mandatory recoupment under circumstances set forth in such law, rule or regulation.

In addition, the Company’s chief executive officer and chief financial officer are subject to Section 304 of the Sarbanes-Oxley Act of 2002, which would require them to disgorge bonuses, other incentive- or equity-based compensation and profits on sales of company stock that they receive within the 12-month period following the public release of financial information by the Company if there is a restatement because of material non-compliance, due to misconduct, with financial reporting requirements under the federal securities laws.

As noted above under 2014 Long-Term Performance-Based Equity Compensation—Performance-Based Restricted Stock Granted in 2014, any dividends paid to the NEOs on performance-based restricted stock awards that do not vest must be repaid within 30 days following the forfeiture of the award.

POST-EMPLOYMENT COMPENSATION

General

NextEra Energy expects continued and consistent high levels of individual performance from all executive officers as a condition of continued employment. The Company has in the past terminated the employment of executive officers who were unable to sustain the expected levels of performance, and it is prepared to do so in the future should that become necessary. All of the NEOs, including the CEO, are “employees at will.”

Set forth below is a description of the agreements and programs that may provide for compensation should the NEO’s employment with the Company terminate under specified circumstances.

Severance Plan

The NextEra Energy, Inc. Executive Severance Benefit Plan (the “Severance Plan”) provides for the payment of severance benefits to the NEOs and to certain other senior executives, if their employment with the Company is involuntarily terminated in specified circumstances. The purpose of the Severance Plan, which was adopted by the Compensation Committee in February 2013, is to retain the covered senior executives and encourage dedication to their duties by ensuring the equitable treatment of those who may experience an involuntary termination, as defined in the Severance Plan. The Severance Plan provides severance benefits following involuntary termination in exchange for entry into a release of claims against the Company and an agreement to adhere to certain non-competition and related covenants protective of the Company and its affiliates. Following a covered involuntary termination and the execution of the release and other agreement, the executive would receive a cash payment equal to two times the executive’s annual base salary plus two times the executive’s target annual incentive compensation for the year of termination, payable in two equal annual installments. In addition, the executive’s outstanding equity and equity-based awards would vest pro rata, and become payable at the end of any applicable performance periods, subject to the attainment by the Company of the specified performance objectives. The executive also would receive certain ancillary benefits, including outplacement assistance or payment in an amount equal to the value of the outplacement assistance. Amounts payable under the Severance Plan are subject to a cap specified in the Severance Plan.

The Company may amend or terminate the Plan, in full or in part, at any time, but if an amendment or termination would affect the rights of an executive, the executive must agree in writing to the amendment or termination. The Severance Plan does not provide for the payment of severance benefits upon terminations governed by the terms of the Retention Agreements (defined below).

Retirement Programs

Employee Pension Plan and 401(k) Plan

NextEra Energy maintains two retirement plans which qualify for favorable tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”): a non-contributory defined benefit pension plan and a defined contribution 401(k) plan. These plans are available to substantially all NextEra Energy employees. Each of the NEOs participates in both plans. The 401(k) plan is more fully described following Table 2: 2014 Grants of Plan-Based Awards and the pension plan is more fully described following Table 5: Pension Benefits.

Supplemental Executive Retirement Plan (“SERP”)

Current tax laws place various limits on the benefits payable under tax-qualified retirement plans, such as NextEra Energy’s defined benefit pension plan and 401(k) plan, including a limit on the amount of annual compensation that can be taken into account when applying the plans’ benefit formulas. Therefore, the retirement incomes provided to the NEOs by the qualified plans generally constitute a smaller percentage of final pay than is typically the case for other Company employees. In order to make up for this and maintain the market-competitiveness of NextEra Energy’s executive retirement benefits, NextEra Energy maintains an unfunded, non-qualified SERP for its executive officers, including the NEOs. For the NEOs, compensation included under the SERP is annual base salary plus the actual annual cash incentive award, unlike the qualified plans, which include base salary only. NextEra Energy believes it is appropriate to include annual cash incentive awards for purposes of determining retirement plan benefits (both defined benefit pension and 401(k)) for the NEOs in order to ensure that the NEOs can replace in retirement a proportion of total compensation similar to that replaced by other employees participating in the Company’s defined benefit pension and 401(k) plans, bearing in mind that base salary alone comprises a relatively smaller percentage of an NEO’s total compensation.

For additional information about the defined benefit plan benefit formulas under the SERP, see Table 5: Pension Benefits and accompanying descriptions.

Deferred Compensation Plan

NextEra Energy sponsors a non-qualified, unfunded Deferred Compensation Plan, which allows eligible highly compensated employees, including the NEOs, to voluntarily and at their own risk elect to defer certain forms of compensation prior to the compensation being earned and vested. NextEra Energy makes this opportunity available to its highly compensated employees as a financial planning tool and an additional method to save for retirement. Deferrals by executive officers generally result in the Company deferring its obligation to make cash payments or issue shares of its common stock to those executive officers.

The Compensation Committee does not view the Deferred Compensation Plan as providing executives with additional compensation. Participants in the Deferred Compensation Plan are general creditors of the Company and the deferral of the payment obligation provides a financial advantage to the Company. None of the NEOs deferred any portion of their 2014 compensation.

Change in Control

Each of the NEOs is a party to an executive retention employment agreement (“Retention Agreement”) with the Company. The Compensation Committee has concluded that the Retention Agreements are desirable in order to align NEO and shareholder interests under some unusual conditions, as well as useful and, in some cases, necessary to attract and retain senior executive talent.

In connection with a change in control of the Company, it can be important to secure the dedicated attention of executive officers whose personal positions are at risk and who have other opportunities readily available to them. By establishing compensation and benefits payable under various merger and acquisition scenarios, change in control agreements enable the NEOs to set aside personal financial and career objectives and focus on maximizing shareholder value. These agreements also help to keep the officer objective and neutral in analyzing opportunities that may arise. Furthermore, they ensure continuity of the leadership team at a time when business continuity is of paramount concern. Without the Retention Agreements, the Company would have a greater risk of losing key executives in times of uncertainty.

Retention Agreements entered into since 2009 do not include excise tax gross-ups. The material terms of the Retention Agreements are described under Potential Payments Upon Termination or Change in Control.

TAX CONSIDERATIONS

The Compensation Committee carefully considers the tax impact of the Company’s compensation programs on NextEra Energy as well as on the NEOs. However, the Compensation Committee believes that decisions regarding executive compensation should be primarily based on whether they result in positive long-term value for the Company’s shareholders and other important stakeholders. For example, the Compensation Committee has considered the impact of tax provisions such as section 162(m) of the Code in structuring NextEra Energy’s executive compensation program and, to the extent reasonably possible in light of its compensation goals and objectives, the compensation paid to the NEOs has been structured with the expectation that it will qualify as qualified performance-based compensation deductible by the Company for federal income tax purposes under section 162(m) of the Code to the extent such section is applicable. However, in light of the competitive nature of the market for executive talent, the Compensation Committee believes that it is more important to ensure that the NEOs remain focused on building shareholder value than to use a particular compensation practice or structure solely to ensure tax deductibility. Therefore, in some cases the compensation paid to NEOs is nondeductible, including in 2014, for example, a portion of Mr. Robo’s base salary, the value of certain of Mr. Robo’s personal benefits and the dividends accruing on his unvested performance-based restricted stock, which the Committee believes is appropriate, immaterial to the Company as a financial matter and consistent with the Company’s overall executive compensation design and philosophy.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis required by applicable SEC rules which precedes this Report, and, based on its review and that discussion, the Committee recommended to the Board that the Compensation Discussion & Analysis set forth above be included in the Company’s proxy statement for the 2015 Annual Meeting of Shareholders.

Respectfully submitted,

Rudy E. Schupp, Chair

Robert M. Beall, II

Kenneth B. Dunn

Kirk S. Hachigian

Hansel E. Tookes, II

When reviewing the narrative, tables and footnotes which follow, note that, in order to meet the goals and objectives of NextEra Energy’s executive compensation program as described in Compensation Discussion & Analysis, the Compensation Committee primarily focuses on, and values, each NEO’s total compensation opportunity at the beginning of the relevant performance periods. Since many elements of total compensation are variable based on performance and are not paid to the named executive for one, two or three years (and in some instances longer) after the compensation opportunity is first determined, the amounts reported in some of the tables in this proxy statement may reflect compensation decisions made prior to 2014 and in some cases reflect amounts different from the amounts that may ultimately be paid.

Table 1a: Summary Compensation Table

The following table provides certain information about the compensation paid to, or accrued on behalf of, the named executives in 2014. It is important to keep in mind the following when reviewing the table:

(1) The amounts shown in the “Stock Awards” and the “Option Awards” columns are based on the aggregate grant date fair value of awards computed under applicable accounting rules for all equity compensation awards.

(2) The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflects the actuarially-determined change in the present value of the pension benefit payable to each NEO in the applicable year. These changes in present value are not related to any compensation decision on the part of the Compensation Committee.

Table 1a: Summary Compensation Table

Name and Principal Position(a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards(2)(3) ($)(e)		Option Awards(2)(9) ($)(f)		Non-Equity Incentive Plan Compen- sation(15) ($)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (16)(17) ($)(h)	All Other Compen- sation(16)(18) ($)(i)	Total ($)(j)
James L. Robo	2014	$1,215,000	$0	$6,656,308	(4)	$825,497	(10)	$2,780,528	$480,606	$225,357	$12,183,296
Chairman, President and CEO of NextEra Energy and Chairman of FPL	2013	1,175,000	0	5,825,478		721,500		2,079,800	406,742	197,083	10,405,603
	2012	954,050	0	8,308,904		720,695		1,640,200	292,492	156,461	12,072,802

Moray P. Dewhurst	2014	703,100	0	4,236,896	(5)	443,388	(11)	979,400	265,532	104,644	6,732,960
Vice Chairman and CFO, and Executive VP, Finance of NextEra Energy and Executive Vice President, Finance and CFO of FPL	2013	682,600	0	2,174,296		430,493		845,741	141,746	102,175	4,377,051
	2012	637,900	0	1,911,905		486,699		875,199	203,316	81,529	4,196,548

Manoochehr K Nazar	2014	808,300	0	1,741,188	(6)	345,094	(12)	1,126,000	263,977	155,395	4,439,954
President, Nuclear Division and Chief Nuclear Officer of NextEra Energy and FPL	2013	777,200	0	1,676,117		331,896		962,951	246,578	128,163	4,122,905
	2012	747,300	0	1,801,157		127,797		931,136	168,005	133,271	3,908,666

Armando Pimentel, Jr.	2014	745,900	0	1,610,805	(7)	319,288	(13)	1,039,000	241,233	115,948	4,072,174
President and CEO of NextEra Energy Resources	2013	703,700	0	1,521,660		301,194		847,255	228,147	126,925	3,728,881
	2012	663,900	0	1,401,756		296,997		869,045	150,094	100,119	3,481,911

Charles E. Sieving	2014	689,000	0	1,046,516	(8)	207,390	(14)	685,600	168,058	103,715	2,900,279
Executive VP & General Counsel of NextEra Energy and Executive VP of FPL(1)

(1)	Mr. Sieving first became an NEO in 2014. Therefore, in accordance with SEC rules, only 2014 compensation is presented.

(2)

The amounts shown represent the aggregate grant date fair value of equity-based compensation awards granted during the relevant year, valued in accordance with applicable accounting rules. These amounts were not realized by the NEOs during such year, and the realized value of awards which vest at a later date is likely to be different from the amount listed, based on, among other factors, the performance of the Company and the price of the Company’s common stock. See Table 4: 2014 Option Exercises and Stock Vested for the value of the NEOs’ equity awards which vested in 2014. Under applicable accounting rules, the Company determines the grant date fair value of equity-based compensation and recognizes it over the vesting period (using the straight-line basis for awards with graded vesting schedules as well as for awards with cliff vesting schedules). See Note 10—Common Shareholders’ Equity—Stock-Based Compensation to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the years ended December 31, 2014, December 31, 2013 and December 31, 2012, for the assumptions used in this valuation. In accordance with SEC rules, the amounts in these columns reflect the grant date estimate of compensation cost to be recognized over the service period, without reduction for estimated forfeitures.

(3)

Includes performance-based restricted stock awards and performance share awards. As described in footnote (2), above, performance share awards are valued in accordance with applicable accounting rules. For the performance shares granted in 2012, and with respect to 65% of the target number of performance shares granted in 2014 and 2013 to all NEOs, a performance rating assumption of 1.30 and 1.40, respectively (i.e. target shares multiplied by 1.30 and 1.40) was used (in accordance with applicable accounting guidance) to value such performance share awards, based on an assessment of the probable outcome of the performance conditions as of the grant date; although the accounting valuation assumes a certain level of future performance, the actual realized value of the shares at payout could be different based on actual performance and the actual price of the Company’s common stock. An amount equal to the value of the difference between the assumed and actual performance rating, if any, is expensed (or credited) in the year in which the performance shares are issued (which is the year after the year in which the applicable performance period ends). With respect to 35% of the target number of performance shares granted in 2014 and 2013 (payout of which is based on a comparison of the Company’s 3-year TSR with the 3-year TSRs of the other companies in the S&P 500 Utilities Index), grant date value for all NEOs was determined on the date of grant using the Monte-Carlo simulation process with the following variables:

Description	Market	Volatility	Yield	Interest Rate	Expected Life	Fair Value
For the 2/14/2014 grant:	$93.27	15.30%	3.11%	0.66%	2.88 yr.	$108.58
For the 2/15/2013 grant:	$72.50	15.94%	3.64%	0.40%	2.87 yr.	$71.14

(4)

Stock awards for Mr. Robo include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2014: 18,382 shares of performance-based restricted stock granted on 2/14/2014, 45,324 performance shares at target granted on 2/14/2014; (b) 2013: 20,668 shares of performance-based restricted stock granted on 2/15/2013, 52,080 performance shares at target granted on 2/15/2013; and (c) 2012: 21,180 shares of performance-based restricted stock granted on 2/17/2012, 38,231 shares granted as a deferred retirement award on 3/16/2012 upon Mr. Robo’s promotion to CEO and two performance share grants: one for 20,682 shares at target and one for 44,939 shares at target granted on 2/17/2012 and 3/16/2012 (upon Mr. Robo’s promotion to CEO), respectively. The maximum payout of performance shares granted in 2014, 2013 and 2012 is 2.00 times target; therefore, the maximum aggregate grant date fair value of the awards granted in 2014 is 90,648 shares, or $6,675,388; 2013 is 104,160 shares, or $5,625,734; and in 2012 is 41,364 shares, or $2,162,096, and 89,878 shares, or $4,599,956. Vesting of these shares is subject to the attainment of performance goals. The number of performance shares granted are expressed at target before valuation in accordance with the accounting principles set forth in footnote (3) above.

(5)

Stock awards for Mr. Dewhurst include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2014: 29,199 shares of performance-based restricted stock granted on 2/14/2014, of which, 21,443 shares, vesting at a rate of one-third per year beginning approximately one year from the date of grant, represent a one-time retention grant in order to appropriately reflect Mr. Dewhurst’s growing responsibilities as the Company’s Vice Chairman and Chief Financial Officer and ensure his retention absent an employment agreement, 13,881 performance shares at target granted on 2/14/2014; (b) 2013: 9,688 shares of performance-based restricted stock granted on 2/15/2013 and 17,716 performance shares at target granted on 2/15/2013; and (c) 2012: 15,408 shares of performance-based restricted stock granted on 2/17/2012 and 13,447 performance shares at target granted on 2/17/2012. The maximum payout of performance shares granted in 2014, 2013 and 2012 is 2.00 times target; therefore, the maximum aggregate grant date fair value of the awards granted in 2014 is 27,762 shares, or $2,044,428; 2013 is 35,432 shares, or $1,913,677; and in 2012 is 26,894 shares, or $1,405,749. Vesting of these shares is subject to the attainment of performance goals. The number of performance shares granted are expressed at target before valuation in accordance with the accounting principles set forth in footnote (3) above.

(6)

Stock awards for Mr. Nazar include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2014: 6,037 shares of performance-based restricted stock granted on 2/14/2014, 10,805 performance shares at target granted on 2/14/2014; (b) 2013: 7,467 shares of performance-based restricted stock granted on 2/15/2013 and 13,658 performance shares at target granted on 2/15/2013; and (c) 2012: 15,403 shares of performance-based restricted stock granted on 2/17/2012 and 11,938 performance shares at target granted on 2/17/2012. The maximum payout of performance shares granted in 2014, 2013 and 2012 is 2.00 times target; therefore, the maximum aggregate grant date fair value of the awards granted in 2014 is 21,610 shares, or $1,591,356; 2013 is 27,316 shares, or $1,475,368; and in 2012 is 23,876 shares, or $1,247,999. Vesting of these shares is subject to the attainment of performance goals. The number of performance shares granted are expressed at target before valuation in accordance with the accounting principles set forth in footnote (3) above.

(7)

Stock awards for Mr. Pimentel include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2014: 5,585 shares of performance-based restricted stock granted on 2/14/2014, 9,996 performance shares at target granted on 2/14/2014; (b) 2013: 6,779 shares of performance-based restricted stock granted on 2/15/2013 and 12,399 performance shares at target granted on 2/15/2013; and (c) 2012: 11,477 shares of performance-based restricted stock granted on 2/17/2012 and 9,711 performance shares at target granted on 2/17/2012. The maximum payout of performance shares granted in 2014, 2013 and 2012 is 2.00 times target; therefore, the maximum aggregate grant date fair value of the awards granted in 2014 is 19,992 shares, or $1,472,197; 2013 is 24,798 shares, or $1,339,333; and in 2012 is 19,422 shares, or $1,015,188. Vesting of these shares is subject to the attainment of performance goals. The number of performance shares granted are expressed at target before valuation in accordance with the accounting principles set forth in footnote (3) above.

(8)

Stock awards for Mr. Sieving include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for 2014 of 3,629 shares of performance-based restricted stock granted on 2/14/2014, 6,494 performance shares at target granted on 2/14/2014. The maximum payout of performance shares granted in 2014 is 2.00 times target; therefore, the maximum aggregate grant date fair value of the awards granted in 2014 is 12,988 shares, or $956,437. Vesting of these shares is subject to the attainment of performance goals. The number of performance shares granted are expressed at target before valuation in accordance with the accounting principles set forth in footnote (3) above.

(9)	Includes non-qualified stock options valued on the dates of grant using the Black-Scholes option pricing model with the following variables:

Description	Market	Strike	Volatility	Yield	Interest Rate	Expected Life	Fair Value
For the 2/14/2014 grant:	$93.27	$93.27	20.32%	3.11%	2.17%	7.0yr.	$14.01
For the 2/15/2013 grant:	$72.50	$72.50	20.15%	3.64%	1.40%	7.0yr.	$8.70
For the 2/17/2012 grant:	$60.22	$60.22	21.00%	3.99%	1.37%	6.7yr.	$7.07

Stock option compensation expense varies based upon the grant date fair value of the stock, expected life of the option, dividend yield, risk-free interest rate and volatility of the stock price.

(10)

Option awards for Mr. Robo include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2014: 58,922 non-qualified stock options granted on 2/14/2014; (b) 2013: 82,931 non-qualified stock options granted on 2/15/2013; and (c) 2012: 101,937 non-qualified stock options granted on 2/17/2012.

(11)

Option awards for Mr. Dewhurst include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2014: 31,648 non-qualified stock options granted on 2/14/2014; (b) 2013: 49,482 non-qualified stock options granted on 2/15/2013; and (c) 2012: 68,840 non-qualified stock options granted on 2/17/2012.

(12)

Option awards for Mr. Nazar include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2014: 24,632 non-qualified stock options granted on 2/14/2014; (b) 2013: 38,149 non-qualified stock options granted on 2/15/2013; and (c) 2012: 18,076 non-qualified stock options granted on 2/17/2012.

(13)

Option awards for Mr. Pimentel include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2014: 22,790 non-qualified stock options granted on 2/14/2014; (b) 2013: 34,620 non-qualified stock options granted on 2/15/2013; and (c) 2012: 42,008 non-qualified stock options granted on 2/17/2012.

(14)

Option awards for Mr. Sieving include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for 2014: 14,803 non-qualified stock options granted on 2/14/2014.

(15)

Includes the amount earned by each NEO, as applicable, with respect to 2014 and 2013 under the Annual Incentive Plan and with respect to 2012 under the predecessor annual incentive plan. For additional information about these awards, see Table 2: 2014 Grants of Plan-Based Awards and Compensation Discussion & Analysis.

(16)

NextEra Energy maintains both defined benefit and defined contribution retirement plans (as described in Compensation Discussion & Analysis—Post-Employment Compensation—Retirement Programs). Company contributions to defined benefit and defined contribution retirement plans (both qualified and nonqualified) are allocated between columns (h) and (i), respectively.

(17)

All amounts in this column reflect the one-year change in the actuarial present value of each NEO’s accumulated benefit under the tax-qualified defined benefit employee pension plan and the SERP. This change is not related to any compensation decision on the part of the Compensation Committee.

a) For Messrs. Robo, Nazar, Pimentel and Sieving, the amounts are calculated by subtracting from their respective accrued pension benefits (which are equal to their respective cash balance account balances in the employee pension plan and in the SERP) at December 31 of each year (the pension plan measurement date used for financial statement reporting purposes) their respective accrued pension benefits at December 31 of the prior year.

b) For Mr. Dewhurst, the amounts are calculated by subtracting from his accrued pension benefit (which is equal to his cash balance account balance in the employee pension plan plus his SERP benefit) at December 31 of each year his accrued pension benefit at December 31 of the prior year. In 2014, 2013 and 2012, the SERP present value as of 12/31/2014, 12/31/2013 and 12/31/2012, respectively, includes the benefit earned subsequent to his return to the Company in 2009 (following his 2008 retirement) and his monthly life annuity benefit of $2,605 that commenced 12/1/2008 and continued upon his return, converted to a present value at 12/31/2014 using a 3.50% discount rate and one of the new mortality tables issued by the Society of Actuaries (SOA) in October 2014 of RP-2014 annuitant mortality with a MP-2014 generational projection scale, and at 12/31/2013 using a 4.40% discount rate and the 2014 Pension Protection Act (“PPA”) annuitant mortality table for males with generational improvements assumed and at 12/31/2012 using a 3.40% discount rate and the 2013 PPA annuitant mortality table for males with generational improvements assumed. The change in present value amount in 2014 increased from 2013 due to the increase in present value of the SERP benefit currently in payment to Mr. Dewhurst as a result of the decrease in discount rate and the new mortality assumption used to calculate the present value of such SERP benefit.

The Deferred Compensation Plan permits deferral of salary (up to 100%), annual incentive (up to 100%), and performance shares (up to 100%). Deferred cash compensation (salary and annual incentive) is “invested” in phantom investments which mirror the investment vehicles offered to the participants in the Company’s 401(k) plan and are not guaranteed by the Company. Under applicable SEC rules, these earnings are not included in this table.

The Deferred Compensation Plan does not permit above-market interest to be credited and, therefore, no above-market interest was credited in 2014, 2013 or 2012.

(18)	Additional information about the amounts for 2014 set forth in the “All Other Compensation” column may be found in Table 1b: 2014 Supplemental All Other Compensation, which immediately follows.

The following table (Table 1b) provides additional information for 2014 regarding column (i) of Table 1a: Summary Compensation Table.

Table 1b: 2014 Supplemental All Other Compensation

Name	Total From Summary Compensation Table ($)	Contributions to Defined Contribution Plans(1) ($)	Perquisites and Other Personal Benefits(2) ($)
James L. Robo	$225,357	$158,635	$66,722
Moray P. Dewhurst	104,644	74,810	29,834
Manoochehr K. Nazar	155,395	85,543	69,852
Armando Pimentel, Jr.	115,948	76,945	39,003
Charles E. Sieving	103,715	61,225	42,490

(1)

NextEra Energy maintains both defined benefit and defined contribution retirement plans. Amounts attributable to the defined benefit plans are reported in Table 1a: Summary Compensation Table under column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings.” Amounts attributable to the defined contribution plans are reported under “All Other Compensation” and are further described below under Additional Disclosure Related to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table. This column includes employer matching contributions to the Company’s qualified 401(k) plan of $12,350 for each NEO, plus the Company’s contributions to the nonqualified defined contribution portion of the SERP.

(2)

This column includes the aggregate incremental cost to NextEra Energy of providing personal benefits to the NEOs. For each NEO, the personal benefits reported for 2014 in this column include: annual premiums for $5 million in umbrella coverage under a group personal excess liability insurance policy; reimbursement for professional financial planning and legal services; for all NEOs other than Mr. Robo, the cost of the officer’s participation in an executive vehicle program, which includes use of a Company-leased passenger vehicle, fuel and other ancillary costs (the incremental cost incurred for which was $48,020 (includes a one-time repair charge) for Mr. Nazar, $29,806 for Mr. Pimentel and $27,442 for Mr. Sieving); for Mr. Robo, a vehicle allowance; fees paid for travel programs such as airline memberships and hospitality room memberships; costs for maintenance of a residential home security system and central station monitoring (except for Messrs. Nazar and Pimentel); and, for Mr. Nazar, costs for club memberships used primarily for business but also available for personal and family use. For Messrs. Dewhurst and Nazar, the personal benefits reported in this column also include the costs of participation in a voluntary annual executive physical examination, including lodging costs and related expenses. For all NEOs except Mr. Dewhurst, the personal benefits reported in this column also include premiums for a life insurance benefit in an amount equal to 2.5 times salary, which is higher than the benefit available to all employees (which is one times salary, with a maximum of $150,000), in each case without cost, under the Company’s broad-based employee life insurance plan. For all NEOs except for Messrs. Pimentel and Sieving, the personal benefits reported in this column also include the incremental cost to the Company for personal use of Company-owned aircraft, which is the variable operating costs of such use, net of payments to the Company by or on behalf of the NEOs, as is generally required by Company policy for such personal use. Variable operating costs include fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, excise taxes and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of statute miles the Company aircraft flew to derive an average variable cost per mile. Under SEC rules, personal use of aircraft includes travel undertaken to participate in certain outside board meetings, which the Company views as having a useful business purpose. In addition, for Messrs. Dewhurst and Nazar, personal use of the aircraft included travel undertaken to participate in a voluntary annual executive physical examination, which was their only personal use of the aircraft. An NEO’s family members may accompany the NEO on flights on Company aircraft, since the aggregate incremental cost to the Company for such accompanying travel is de minimis.

Table 2: 2014 Grants of Plan-Based Awards

The following table provides information about the cash and equity incentive compensation awarded to the NEOs in 2014. It is important to keep in mind the following when reviewing the table:

(1) Columns (c), (d) and (e) below set forth the range of possible payouts established under the Annual Incentive Plan for 2014, and are not amounts actually paid to the NEOs. The actual amounts paid with respect to 2014 under the Annual Incentive Plan, which is a Non-Equity Incentive Plan, as that term is used in the heading for columns (c), (d) and (e) of this table, are set forth in Table 1a: Summary Compensation Table in column (g), entitled “Non-Equity Incentive Plan Compensation.”

(2) The number of shares listed under “Estimated Future Payouts Under Equity Incentive Plan Awards” (columns (g) and (h)) represent 2014 grants of performance shares and performance-based restricted stock, the material terms of which are described below this table.

(3) The number of shares listed under “All Other Option Awards: Number of Securities Underlying Options” (column (j)) and the exercise price set forth under “Exercise or Base Price of Option Awards” (column (k)) represent the number and exercise price of 2014 non-qualified stock option grants made, the material terms of which are described below this table.

(4) In the column headed “Grant Date Fair Value of Stock and Option Awards” (column (l)), the top number is the grant date fair value of the performance share award, the next number is the grant date fair value of the performance-based restricted stock award and the third number is the grant date fair value of the stock options granted.

Table 2: 2014 Grants of Plan-Based Awards

	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options(3) (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards($)(4) (l)
Name(a)		Thre- shold ($) (c)	Target ($) (d)	Maximum ($) (e)	Thre- shold (#) (f)	Target (#) (g)	Maximum (#) (h)
James L. Robo	—	$0	$1,397,250	$2,794,500	—	—	—	—	—	—	—
	2/14/2014				0	45,324	90,648				$4,941,818(5)
	2/14/2014				0	18,382	18,382				1,714,489(6)
	2/14/2014								58,922	$93.27	825,497(7)
Moray P. Dewhurst	—	0	492,170	984,340	—	—	—	—	—	—	—
	2/14/2014				0	13,881	27,762				1,513,505(5)
	2/14/2014				0	29,199	29,199				2,723,391(6)
	2/14/2014								31,648	93.27	443,388(7)
Manoochehr K. Nazar	—	0	565,810	1,131,620	—	—	—	—	—	—	—
	2/14/2014				0	10,805	21,610				1,178,117(5)
	2/14/2014				0	6,037	6,037				563,071(6)
	2/14/2014								24,632	93.27	345,094(7)
Armando Pimentel, Jr.	—	0	522,130	1,044,260	—	—	—	—	—	—	—
	2/14/2014				0	9,996	19,992				1,089,892(5)
	2/14/2014				0	5,585	5,585				520,913(6)
	2/14/2014								22,790	93.27	319,288(7)
Charles E. Sieving	—	0	344,500	689,000	—	—	—	—	—	—	—
	2/14/2014				0	6,494	12,988				708,040(5)
	2/14/2014				0	3,629	3,629				338,477(6)
	2/14/2014								14,803	93.27	207,390(7)

(1)

Non-Equity Incentive Plan awards are paid under the Annual Incentive Plan, the material terms of which are described in Compensation Discussion & Analysis. For 2014, amounts payable were paid in cash in February 2015. See column (g) of Table 1a: Summary Compensation Table.

(2)

Each NEO was granted awards of performance shares and performance-based restricted stock under the 2011 LTIP in 2014. Performance shares were granted in 2014 for a three-year performance period ending December 31, 2016. The number of shares which will ultimately be paid to each NEO at the end of the performance period will be determined by multiplying the NEO’s target number of performance shares by a percentage determined by the Compensation Committee based on the Company’s performance over the three-year performance period (as more fully described in Compensation Discussion & Analysis), which may not exceed 200% of the target award. Performance-based restricted stock granted in 2014 vests at the rate of one-third per year, beginning approximately one year from the date of grant, subject to certification by the Compensation Committee each year of the attainment of a performance objective of $1.2 billion of adjusted earnings for the previous year. If the objective is not achieved, the performance-based restricted stock which was scheduled to vest is forfeited. See footnotes (5) through (9) to Table 3: 2014 Outstanding Equity Awards at Fiscal Year End for further information about the vesting of performance-based restricted stock.

(3)

Non-qualified stock options were granted under the 2011 LTIP in 2014. The stock options generally vest and become exercisable at the rate of one-third per year beginning approximately one year from date of grant and are fully exercisable after three years. See footnote (1) to Table 3: 2014 Outstanding Equity Awards at Fiscal Year End for further information about the vesting of stock options. All stock options were granted at an exercise price of 100% of the closing price of NextEra Energy common stock on the date of grant.

(4)

The amounts shown are the value of the equity-based compensation grants as of the 2014 grant date under applicable accounting rules. These amounts were not realized by the NEOs during 2014, and the realized value of awards which vest at a later date is likely to be different from the amount listed, based on, among other factors, the performance of the Company and the price of the Company’s common stock. See Table 4: 2014 Option Exercises and Stock Vested for the value of the NEOs’ equity awards which vested in 2014. Under applicable accounting rules, the Company determines the grant date fair value of equity-based compensation and recognizes it over the vesting period (using the straight-line basis for awards with graded or cliff vesting schedules). See Note 10—Common Shareholders’ Equity—Stock-Based Compensation to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for the assumptions used in these valuations. In accordance with SEC rules, the amounts in this column reflect the grant date estimate of compensation cost to be recognized over the service period without reduction for estimated forfeitures.

(5)

As described in footnote (4) above, the grant date fair value of performance share awards was determined under applicable accounting rules. This valuation reflects a discount of $9.21 per share for the 2014 grants because dividends are not paid on performance shares during the three-year performance period. With respect to 65% of the target number of performance shares granted, the performance rating assumption used to value the performance share awards, based on the probable outcome of the performance conditions as of the grant date, is 1.30 (i.e. target shares multiplied by 1.30). With respect to the remaining 35% of the target number of performance shares granted, the grant date fair value was determined, under applicable accounting rules, using the Monte-Carlo simulation process, based on the following assumptions: the volatility is equal to 15.30% and the dividend yield (which represents the per-share annualized dividends as of the grant date divided by the annualized fair market value of the common stock) is equal to 3.11%. The risk-free interest rate is equal to 0.66%, based on the yield of a Treasury bond as of the grant date corresponding to the remaining time in the performance period of 2.88 years. Although the accounting valuation assumes a certain level of future performance, the actual realized value of the shares at payout could be different based on actual performance and the actual price of the Company’s common stock.

(6)	As described in footnote (4) above, the grant date fair value of performance-based restricted stock awards was determined under applicable accounting rules.

(7)

As described in footnote (4) above, the grant date fair value of stock option awards was determined under applicable accounting rules. The estimated values shown for stock option grants were determined using the Black-Scholes option pricing model, based on the following assumptions: for all options, the volatility is equal to 20.32% and the dividend yield (which represents the per-share annualized dividends as of the grant date divided by the annualized fair market value of the common stock) is equal to 3.11%. The risk-free interest rate is equal to 2.17%, based on the U.S. Treasury Constant Maturity rates as of the grant date, converted into an implied “spot rate” yield curve corresponding to the estimated time until exercise of 7.0 years. The values do not take into account risk factors such as non-transferability or risk of forfeiture.

Additional Disclosure Related to Summary Compensation Table and 2014 Grants of Plan-Based Awards Table

Material Terms of Performance Shares Granted to NEOs in 2014

•	three year performance period;

•

paid in shares of NextEra Energy common stock, based primarily on Company performance for the three year performance period as compared to specified financial and operational objectives and TSR relative to companies in the S&P 500 Utilities Index, capped at 200% of target;

•	dividends are not paid or accrued during the performance period;

•	may vest in full or in part in the event of the occurrence of certain events, such as a change in control, death, disability or some retirements;

•	forfeited if employment terminates prior to the end of the performance period in all other instances (subject to the terms of Retention Agreements and the Severance Plan); and

•	award agreement includes non-solicitation and non-competition provisions.

Material Terms of Performance-Based Restricted Stock Granted to NEOs in 2014

•

if corporate performance objective of adjusted earnings of $1.2 billion is met as of the end of the preceding year, performance-based restricted stock vests one-third per year for three years, beginning approximately one year from date of grant;

•	if corporate performance objective of adjusted earnings of $1.2 billion is not met in any year, performance-based restricted stock scheduled to vest in that year is forfeited;

•	dividends are paid on performance-based restricted stock as and when declared by the Company, but are subject to repayment by NEO if awards are forfeited prior to vesting;

•	NEOs have the right to vote their shares of performance-based restricted stock;

•

may vest in full or in part prior to or on normal vesting date and, in some circumstances, without regard to satisfaction of performance condition, in the event of the occurrence of certain events, such as a change in control, death, disability or some retirements;

•	forfeited if employment terminated prior to vesting in all other instances (subject to terms of Retention Agreements and the Severance Plan); and

•	award agreement includes non-solicitation and non-competition provisions.

Material Terms of Stock Options Granted to NEOs in 2014

•	vest and become exercisable one-third per year for three years, beginning approximately one year from date of grant;

•	exercise price equal to closing price of NextEra Energy common stock on date of grant (February 14, 2014);

•	generally expire ten years from date of grant;

•	may vest in full or in part prior to normal vesting date in the event of the occurrence of some events, such as a change in control, death, disability or some retirements;

•	forfeited if employment terminated prior to vesting in all other instances (subject to terms of Retention Agreements and the Severance Plan); and

•	award agreement includes non-solicitation and non-competition provisions.

Material Terms of Deferred Retirement Awards Granted to Messrs. Robo (in 2006 and 2012) and Dewhurst (in 2009)

•	shares representing the Company’s obligation to Mr. Robo related to the award granted in 2006 are held in a grantor (rabbi) trust;

•	dividends are reinvested (or deemed reinvested) in shares of the Company’s common stock;

•

vested 50% in 2011 and will vest 50% in 2016 for Mr. Robo with respect to his 2006 award, and will vest 50% in 2017 and 50% in 2022 with respect to Mr. Robo’s 2012 award; vested 50% in 2012 and will vest 50% in 2017 for Mr. Dewhurst; may vest in part prior to normal vesting date upon termination following a change in control, by reason of death or disability or under the Severance Plan;

•

mandatory deferral of all vested shares and shares obtained with reinvested dividends until retirement or termination of employment (with certain exceptions for death, disability or change in control); and

•	award agreement includes non-solicitation and non-competition provisions.

Determination of Amount Payable Under Annual Incentive Plan to NEOs

See Compensation Discussion & Analysis for a description of the criteria used to determine the amount payable to each NEO under the Annual Incentive Plan (Non-Equity Incentive Plan Compensation).

Salary and Bonus as a Proportion of 2014 Total Compensation

Using only the amounts set forth in column (c), “Salary,” for all NEOs (as no discretionary bonuses were paid to the NEOs in 2014), in Table 1a: Summary Compensation Table, the salaries of each of the NEOs as a proportion of 2014 total compensation were as follows:

Mr. Robo—11%

Mr. Dewhurst—11%

Mr. Nazar—20%

Mr. Pimentel—20%

Mr. Sieving—28%

These proportions are consistent with the Company’s philosophy of paying NEOs a higher percentage of performance-based compensation and a lower percentage of fixed compensation.

Defined Contribution Retirement Benefits

NextEra Energy maintains a tax-qualified defined contribution 401(k) plan in which an employee may elect to defer some portion of his or her covered earnings (which excludes annual incentive compensation), and in which NextEra Energy matches the employee contributions in accordance with a specified formula. In a 401(k) plan, the employee bears the investment risk. Employees who choose to enroll in the 401(k) plan may contribute between 1% and 50% of covered earnings, subject to certain limits contained in the Code, and the Company provides matching contributions, in the form of NextEra Energy common stock, up to 4.75% of covered earnings to the specified IRS limit. In 2014, each of the NEOs participated in the 401(k) plan and received the maximum Company matching contribution allowable under IRS rules, which for 2014 was $12,350.

The nonqualified SERP provides a defined contribution benefit to each NEO which is designed to (1) make up for the lost Company matching contributions in the 401(k) plan due to IRS limits, and (2) provide Company matching contributions on annual incentive compensation (which is a significant percentage of NEO cash compensation). Therefore, under the SERP, each NEO’s defined contribution account is credited annually with phantom NextEra Energy common stock with a value equal to 4.75% of base earnings above IRS limits plus annual incentive compensation. Each such account is also credited annually with additional phantom NextEra Energy common stock with a value based on phantom dividend income on the phantom shares in the account.

For each NEO, the defined contribution benefits described here are included under column (i), “All Other Compensation,” of Table 1a: Summary Compensation Table and described in footnote (1) to Table 1b: 2014 Supplemental All Other Compensation.

Table 3: 2014 Outstanding Equity Awards at Fiscal Year End

The following table provides information about equity incentive awards awarded to the NEOs in 2014 and in prior years. It is important to keep in mind the following when reviewing the table:

(1) With respect to Option Awards, the options listed in column (b), “Number of Securities Underlying Unexercised Options (#) Exercisable,” are fully vested and exercisable as of December 31, 2014 by the NEO. If the NEO had exercised all or a part of these options in 2014, the value realized upon exercise would be listed in Table 4: 2014 Option Exercises and Stock Vested. The Compensation Committee deems the value of unexercised fully-vested options to be a current asset of the NEO and attributable to compensation earned in prior years, and does not consider this amount, or the current value of unvested options (which are listed in column (c)), when making compensation determinations.

(2) The number of shares listed in column (i), “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested,” includes both performance shares, at maximum payout level (in accordance with applicable SEC rules), prior to the expiration of the performance period, and performance-based restricted stock prior to the satisfaction of the performance and time criteria required for vesting. The number of shares listed in column (g), “Number of Shares or Units of Stock That Have Not Vested,” includes deferred retirement awards for Messrs. Dewhurst and Robo.

(3) As required by SEC rules, the amounts listed in column (j), “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represent the value of performance-based restricted stock and performance share awards at maximum payout levels. These amounts were not realized by the NEOs during 2014, and the value of awards which vest at a later date is likely to be different from the amount listed, based on, among other things, the performance of the Company and the price of the Company’s common stock.

Table 3: 2014 Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options(#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options(#) Unexer- cisable(1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(4) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(10) (j)
James L. Robo	50,000	0	0	41.76	2/16/2016
	43,773	0	0	59.05	2/15/2017
	52,320	0	0	64.69	2/15/2018
	81,489	0	0	50.91	2/13/2019
	111,864	0	0	45.57	2/12/2020
	89,074	0	0	54.59	2/18/2021
	67,958	33,979	0	60.22	2/17/2022
	27,643	55,288	0	72.50	2/15/2023
	0	58,922	0	93.27	2/14/2024
						74,157	$7,882,148	323,906	(5)	$34,427,969	(5)
Moray P. Dewhurst	46,028	0	0	41.76	2/16/2016
	24,762	0	0	59.05	2/15/2017
	6,898	0	0	64.69	2/15/2018
	60,046	0	0	56.42	8/17/2019
	76,271	0	0	45.57	2/12/2020
	59,575	0	0	54.59	2/18/2021
	45,893	22,947	0	60.22	2/17/2022
	16,494	32,988	0	72.50	2/15/2023
	0	31,648	0	93.27	2/14/2024
						15,357	$1,632,242	103,987	(6)	$11,052,778	(6)
Manoochehr K. Nazar	13,890	0	0	50.91	2/13/2019
	19,925	0	0	45.57	2/12/2020
	15,790	0	0	54.59	2/18/2021
	12,051	6,025	0	60.22	2/17/2022
	12,717	25,432	0	72.50	2/15/2023
	0	24,632	0	93.27	2/14/2024
								65,075	(7)	$6,916,822	(7)
Armando Pimentel, Jr.	17,440 27,222 42,372 35,347 28,005 11,540 0	0 0 0 0 14,003 23,080 22,790	0 0 0 0 0 0 0	64.69 50.91 45.57 54.59 60.22 72.50 93.27	2/15/2018 2/13/2019 2/12/2020 2/18/2021 2/17/2022 2/15/2023 2/14/2024
								58,721	(8)	$6,241,455	(8)
Charles E. Sieving	15,285	7,642	0	60.22	2/17/2022
	7,498	14,996	0	72.50	2/15/2023
	0	14,803	0	93.27	2/14/2024
								37,598	(9)	$3,996,291	(9)

(1)	All stock options are non-qualified. All options listed as exercisable at December 31, 2014 were fully vested at that date. Options listed as unexercisable at December 31, 2014 vest as follows:

Name	Grant Date	Vest Date	No. Options
James L. Robo	2/14/2014	2/15/2015	19,640
		2/15/2016	19,641
		2/15/2017	19,641
	2/15/2013	2/15/2015	27,644
		2/15/2016	27,644
	2/17/2012	2/15/2015	33,979
Moray P. Dewhurst	2/14/2014	2/15/2015	10,550
		2/15/2016	10,549
		2/15/2017	10,549
	2/15/2013	2/15/2015	16,494
		2/15/2016	16,494
	2/17/2012	2/15/2015	22,947
Manoochehr K. Nazar	2/14/2014	2/15/2015	8,210
		2/15/2016	8,211
		2/15/2017	8,211
	2/15/2013	2/15/2015	12,716
		2/15/2016	12,716
	2/17/2012	2/15/2015	6,025
Armando Pimentel, Jr.	2/14/2014	2/15/2015	7,596
		2/15/2016	7,597
		2/15/2017	7,597
	2/15/2013	2/15/2015	11,540
		2/15/2016	11,540
	2/17/2012	2/15/2015	14,003
Charles E. Sieving	2/14/2014	2/15/2015	4,935
		2/15/2016	4,934
		2/15/2017	4,934
	2/15/2013	2/15/2015	7,498
		2/15/2016	7,498
	2/17/2012	2/15/2015	7,642

(2)

Mr. Robo was granted 47,893 shares in 2006 and Mr. Dewhurst was granted 25,219 shares in 2009 as deferred retirement awards. Of such grants, 50% of Mr. Robo’s shares (28,181 shares, including reinvested dividends) vested on 3/15/2011, and the remainder will vest on 3/15/2016. 50% of Mr. Dewhurst’s shares (14,170 shares, including reinvested dividends) vested on 6/15/2012, and the remainder will vest on 6/15/2017. Mr. Robo was also granted 38,231 shares in 2012 as a deferred retirement award. 50% of those shares will vest on 7/01/2017, and the remainder will vest on 7/1/2022. Receipt of the shares will continue to be deferred following vesting in most circumstances. Shares representing the Company’s obligation to Mr. Robo related to the award granted in 2006 are held in a grantor (rabbi) trust. Dividends are reinvested. In 2014, the trustee of the grantor trust acquired 1,895 shares (50% of which are vested) in respect of Mr. Robo’s 2006 award. In addition, in 2014, 1,231 deferred shares were added with respect to Mr. Robo’s 2012 award and 905 deferred shares (50% of which are vested) were added with respect to Mr. Dewhurst’s award upon the reinvestment of dividend equivalents.

(3)	Market value of the unvested deferred retirement awards is based on the closing price of NextEra Energy common stock on December 31, 2014 of $106.29.

(4)

Performance shares generally vest on the last day of the applicable performance period, with payouts determined by the Compensation Committee at its first regular meeting after the end of the year. Because the end of the performance period for the performance shares granted to each of the NEOs in 2012 was December 31, 2014, these performance shares are not included in Table 3: 2014 Outstanding Equity Awards at Fiscal Year End and are included in Table 4: 2014 Option Exercises and Stock Vested under columns (d) and (e), “Stock Awards—Number of Shares Acquired on Vesting” and “Stock Awards—Value Realized on Vesting,” and discussed in footnotes (2) and (3) to that table.

(5)

Mr. Robo’s outstanding performance shares at maximum payout level aggregated 284,686 shares with a market value on December 31, 2014 of $30,259,275. Of such shares, 44,939 performance shares at target were granted on March 16, 2012 (performance period beginning 1/1/2012 and ending 12/31/2014, with vesting on 7/1/2015), 52,080 performance shares at target were granted on February 15, 2013 (performance period beginning 1/1/2013 and ending 12/31/2015) and 45,324 performance shares at target were granted on February 14, 2014 (performance period beginning 1/1/2014 and ending 12/31/2016). The amount shown also includes 39,220 shares of performance-based restricted stock with a market value of $4,168,694 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
performance-based restricted stock	2/14/2014	2/15/2015	6,128
		2/15/2016	6,127
		2/15/2017	6,127
performance-based restricted stock	2/15/2013	2/15/2015	6,889
		2/15/2016	6,889
performance-based restricted stock	2/17/2012	2/15/2015	7,060

(6)

Mr. Dewhurst’s outstanding performance shares at maximum payout level aggregated 63,194 shares with a market value on December 31, 2014 of $6,716,890. Of such shares, 17,716 performance shares at target were granted on February 15, 2013 (performance period beginning 1/1/2013 and ending 12/31/2015) and 13,881 performance shares at target were granted on February 14, 2014 (performance period beginning 1/1/2014 and ending 12/31/2016). The amount shown also includes 40,793 shares of performance-based restricted stock with a market value of $4,335,888 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
performance-based restricted stock	2/14/2014	2/15/2015	9,733
		2/15/2016	9,733
		2/15/2017	9,733
performance-based restricted stock	2/15/2013	2/15/2015	3,229
		2/15/2016	3,229
performance-based restricted stock	2/17/2012	2/15/2015	5,136

(7)

Mr. Nazar’s outstanding performance shares at maximum payout level aggregated 48,926 shares with a market value on December 31, 2014 of $5,200,345. Of such shares, 13,658 performance shares at target were granted on February 15, 2013 (performance period beginning 1/1/2013 and ending 12/31/2015) and 10,805 performance shares at target were granted on February 14, 2014 (performance period beginning 1/1/2014 and ending 12/31/2016). The amount shown also includes 16,149 shares of performance-based restricted stock with a market value of $1,716,477 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
performance-based restricted stock	2/14/2014	2/15/2015	2,013
		2/15/2016	2,012
		2/15/2017	2,012
performance-based restricted stock	2/15/2013	2/15/2015	2,489
		2/15/2016	2,489
performance-based restricted stock	2/17/2012	2/15/2015	5,134

(8)

Mr. Pimentel’s outstanding performance shares at maximum payout level aggregated 44,790 shares with a market value on December 31, 2014 of $4,760,729. Of such shares, 12,399 performance shares at target were granted on February 15, 2013 (performance period beginning 1/1/2013 and ending 12/31/2015) and 9,996 performance shares at target were granted on February 14, 2014 (performance period beginning 1/1/2014 and ending 12/31/2016). The amount shown also includes 13,931 shares of performance-based restricted stock with a market value of $1,480,726 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
performance-based restricted stock	2/14/2014	2/15/2015	1,861
		2/15/2016	1,862
		2/15/2017	1,862
performance-based restricted stock	2/15/2013	2/15/2015	2,260
		2/15/2016	2,260
performance-based restricted stock	2/17/2012	2/15/2015	3,826

(9)

Mr. Sieving’s outstanding performance shares at maximum payout level aggregated 29,096 shares with a market value on December 31, 2014 of $3,092,614. Of such shares, 8,054 performance shares at target were granted on February 15, 2013 (performance period beginning 1/1/2013 and ending 12/31/2015) and 6,494 performance shares at target were granted on February 14, 2014 (performance period beginning 1/1/2014 and ending 12/31/2016). The amount shown also includes 8,502 shares of performance-based restricted stock with a market value of $903,677 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
performance-based restricted stock	2/14/2014	2/15/2015	1,209
		2/15/2016	1,210
		2/15/2017	1,210
performance-based restricted stock	2/15/2013	2/15/2015	1,468
		2/15/2016	1,468
performance-based restricted stock	2/17/2012	2/15/2015	1,937

(10)	Market value is based on the closing price of NextEra Energy common stock of $106.29 on December 31, 2014.

Table 4: 2014 Option Exercises and Stock Vested

The following table provides information about the NEOs’ stock awards which vested in 2014. It is important to keep in mind the following when reviewing the table:

•

The “Number of Shares Acquired on Vesting” (column (d)) represents performance shares granted in 2012 for the performance period which ended in 2014, as well as performance-based restricted stock vesting in 2014 from grants made in prior years. The Compensation Committee looks at the value of these grants as of the date of grant, rather than as of the date of vesting, when making compensation determinations.

•	The “Value Realized on Vesting” (column (e)) represents the aggregate payout value of the vested performance shares and vested performance-based restricted stock.

	Option Awards			Stock Awards
Name(a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)		Number of Shares Acquired on Vesting(2)(#) (d)	Value Realized on Vesting(3)($) (e)
James L. Robo	60,000	$3,222,315	(1)	60,526	$6,049,821
Moray P. Dewhurst	60,000	3,717,173	(1)	39,445	3,944,854
Manoochehr K. Nazar	0	0		35,154	3,507,393
Armando Pimentel, Jr.	0	0		28,055	2,803,632
Charles E. Sieving	18,601	936,181	(1)	18,102	1,811,207

(1)

The aggregate dollar amount realized upon the exercise of stock options is calculated based on the difference between the market price of the Company’s common stock upon exercise and the exercise price of the stock options. Stock options were exercised, in accordance with plans adopted in accordance with SEC Rule 10b5-1, by Mr. Robo on March 3, 2014 and March 4, 2014; Mr. Dewhurst on July 30, 2014, August 4, 2014, August 11, 2014, November 4, 2014, November 5, 2014, November 6, 2014, November 11, 2014, November 12, 2014 and November 13, 2014; and Mr. Sieving on November 10, 2014.

(2)

Includes: for Mr. Robo, 21,438 shares of performance-based restricted stock and 39,088 performance shares; for Mr. Dewhurst, 13,762 shares of performance-based restricted stock and 25,683 performance shares; for Mr. Nazar, 13,069 shares of performance-based restricted stock and 22,085 performance shares; for Mr. Pimentel, 9,993 shares of performance-based restricted stock and 18,062 performance shares; and for Mr. Sieving, 6,234 shares of performance-based restricted stock and 11,868 performance shares.

(3)

The aggregate dollar amount realized upon vesting of stock awards is calculated based on the number of shares of stock vested multiplied by the market price of the Company’s common stock on the vesting date. For Mr. Robo, $1,999,522 is attributable to vested performance-based restricted stock and $4,050,299 is attributable to performance shares. For Mr. Dewhurst, $1,283,582 is attributable to vested performance-based restricted stock and $2,661,272 is attributable to performance shares. For Mr. Nazar, $1,218,946 is attributable to vested performance-based restricted stock and $2,288,448 is attributable to performance shares. For Mr. Pimentel, $932,047 is attributable to vested performance-based restricted stock and $1,871,584 is attributable to performance shares. For Mr. Sieving, $581,445 is attributable to vested performance-based restricted stock and $1,229,762 is attributable to performance shares.

Table 5: Pension Benefits

The table and description below provide information about the NEOs’ pension benefits. It is important to keep in mind that the “Present Value of Accumulated Benefit” (column (d)) listed for the SERP includes the present value of such benefits in the defined benefit portion of the SERP only, and that disclosure of information related to the defined contribution portion of the SERP can be found in the next table, Table 6: Nonqualified Deferred Compensation.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
James L. Robo(2)	NextEra Energy, Inc. Employee Pension Plan	13	$202,637	$0
	SERP(1)	13	2,409,660	0
Moray P. Dewhurst(3)	NextEra Energy, Inc. Employee Pension Plan	12	214,853	0
	SERP(1)	12	1,282,003	31,263
Manoochehr K. Nazar(2)	NextEra Energy, Inc. Employee Pension Plan	7	100,375	0
	SERP(1)	7	1,449,973	0
Armando Pimentel, Jr.(2)	NextEra Energy, Inc. Employee Pension Plan	7	94,692	0
	SERP(1)	7	1,398,884	0
Charles E. Sieving(2)	NextEra Energy, Inc. Employee Pension Plan	6	79,778	0
	SERP(1)	6	497,882	0

(1)

NextEra Energy’s nonqualified SERP provides both defined benefit and defined contribution benefits. See Additional Disclosure Related to Pension Benefits Table, below. The defined benefit portion of the SERP is shown in this table, while amounts attributable to the defined contribution portion of the SERP are included in Table 1a: Summary Compensation Table under column (i), “All Other Compensation” (amounts for which are detailed in Table 1b: 2014 Supplemental All Other Compensation), and are also reported in Table 6: Nonqualified Deferred Compensation under columns (c), (d) and (f).

(2)

For Messrs. Robo, Nazar, Pimentel and Sieving, the amounts shown are their respective accrued pension benefits as of December 31, 2014, which are equal to their respective cash balance account values in the tax qualified employee pension plan and in the SERP at December 31, 2014. Messrs. Robo, Nazar, Pimentel and Sieving are fully vested in both plans. Each NEO is entitled to his fully vested accrued account balances upon termination of employment.

(3)

For Mr. Dewhurst, the amounts shown are his accrued pension benefits as of December 31, 2014, which are equal to his cash balance account balance in the tax qualified employee pension plan, the cash balance account balance earned in the SERP subsequent to his resumption of employment with the Company in 2009, and the present value at December 31, 2014 of the $2,605 monthly single life annuity benefit that Mr. Dewhurst commenced on December 1, 2008 from the SERP. (This monthly life annuity benefit continued upon Mr. Dewhurst’s resumption of employment in 2009.) The following assumptions were used for determining the present value as of December 31, 2014 of these SERP annuity payments: discount rate of 3.50% and the 2014 RP annuitant mortality table with MP-2014 generational improvements assumed. Mr. Dewhurst is fully vested in these benefits. As of August 17, 2009, the date on which he resumed employment, Mr. Dewhurst had not commenced distributions from the tax qualified employee pension plan and, as an active employee, he cannot commence such distributions.

Additional Disclosure Related to Pension Benefits Table

NextEra Energy maintains two non-contributory defined benefit retirement plans: a tax-qualified employee pension plan and a non-qualified SERP.

Employee Pension Plan

NextEra Energy’s tax-qualified employee pension plan is a cash balance plan in which credits to each active, full-time employee’s account are determined as a percentage of his or her monthly covered earnings, with “basic crediting” of 4.5% until the fifth anniversary of employment, and 6% thereafter. Covered earnings for each NEO are limited to base salary and do not include annual incentive compensation, long term incentive compensation or any other compensation included in Table 1a: Summary Compensation Table. Each employee’s cash balance account is also credited quarterly with interest at an annual rate that is equal to the average yield on one-year Treasury Constant Maturities for the 12 months ending September 30 of the preceding calendar year. The interest crediting rate is subject to a 4% minimum and 14% maximum. For 2014, the interest crediting rate was 4%. Benefits under the cash balance formula are not reduced for employer contributions to Social Security or other offset amounts.

Under the qualified employee pension plan, benefits are cliff-vested after three full years of service and employees may become fully vested if they are participants in the qualified plan at a time when the Company decides to transfer a portion of pension plan assets to fund retiree medical benefits. All NEOs are fully vested. All vested participants are eligible for lump sum payment of benefits following termination of employment, and certain annuity forms of payment are also available to most employees, including the NEOs.

SERP

For the reasons described in Compensation Discussion & Analysis, NextEra Energy maintains an unfunded SERP for its executive officers, including the NEOs. The SERP’s defined benefit formula for NEOs provides two times the normal cash balance crediting rate of the qualified employee pension plan (“double basic credits”). The normal cash balance crediting rate is 4.5% prior to five years of service, and 6% thereafter. Double the basic crediting rate is therefore 9% and 12%, respectively. Benefits for all NEOs are calculated in this manner. In order to offset the benefits that Mr. Nazar forfeited from his prior employer in order to accept the Company’s offer of employment, Mr. Nazar received an opening SERP cash balance account balance of $300,000. Similarly, in order to offset the significant benefits that Mr. Pimentel forfeited from his prior employer in order to accept the Company’s offer of employment, Mr. Pimentel received an opening SERP cash balance account balance of $150,000, and an additional $150,000 on each of his first and second anniversaries with the Company.

SERP benefits are cliff-vested after five full years of service and all named executives were fully vested as of December 31, 2014. All vested participants are eligible for lump sum payment of benefits following termination of employment (subject to timing restrictions imposed by section 409A of the Code), or may elect certain annuity forms of payment.

Table 6: Nonqualified Deferred Compensation

The table and description below provide information about the NEOs’ nonqualified deferred compensation. It is important to keep in mind the following when reviewing the table:

•

The amounts shown under the heading “Aggregate Earnings in Last FY” (column (d)) represent earnings in the Deferred Compensation Plan, in the defined contribution portion of the SERP and, for Messrs. Robo and Dewhurst, on the vested portion of deferred retirement awards under the LTIP.

•	The amounts shown under the heading “Aggregate Withdrawals/Distributions” (column (e)) represent withdrawals/distributions from the Deferred Compensation Plan.

•

The amounts shown under the heading “Aggregate Balance at Last FYE” (column (f)) represent balances in the Deferred Compensation Plan and in the defined contribution portion of the SERP and, for Messrs. Robo and Dewhurst, the vested balance of deferred retirement awards.

Name(a)	Executive Contributions in Last FY(1)($) (b)	Registrant Contributions in Last FY(2)($) (c)	Aggregate Earnings in Last FY(3)($) (d)	Aggregate Withdrawals/ Distributions($) (e)		Aggregate Balance at Last FYE(5)($) (f)
James L. Robo	$0	$146,285	$1,185,682	$0		$5,533,034
Moray P. Dewhurst	0	62,460	439,328	14,067	(4)	2,050,265
Manoochehr K. Nazar	0	73,193	236,529	0		2,065,359
Armando Pimentel, Jr.	0	64,595	120,921	0		593,127
Charles E. Sieving	0	48,875	63,634	0		319,900

(1)	The Deferred Compensation Plan permits deferral of salary (up to 100%), annual incentive (up to 100%), and performance shares (up to 100%). None of the NEOs elected to defer 2014 compensation.

(2)

The SERP includes a defined contribution component which provides a match on NEOs’ base and annual incentive earnings above the IRS limit, which was $260,000 for 2014. The 4.75% match is the same as the match opportunity provided to participants in the Company’s 401(k) plan. As with the 401(k) plan, crediting of matching contributions under the defined contribution component of the SERP is in the form of stock (specifically, phantom NextEra Energy common stock). All amounts shown in this column are also included in Table 1a: Summary Compensation Table in column (i), “All Other Compensation” (amounts for which are detailed in Table 1b: 2014 Supplemental All Other Compensation).

(3)

Earnings include the sum of each participant’s annual earnings (which includes, among other things, stock price appreciation on stock-based deferred compensation) in the Deferred Compensation Plan and in the defined contribution portion of the SERP and, for Messrs. Robo and Dewhurst, on deferred retirement awards. Deferred Compensation Plan earnings or (losses) were as follows: Mr. Dewhurst $(110) and Mr. Nazar $81,257. Messrs. Robo, Pimentel and Sieving have not deferred any compensation under this plan. Earnings for the defined contribution component of the SERP were as follows: Mr. Robo $435,863; Mr. Dewhurst $83,329; Mr. Nazar $155,272; Mr. Pimentel $120,921; and Mr. Sieving $63,634. Earnings for the deferred retirement awards for Messrs. Robo and Dewhurst were $749,819 and $356,109, comprised of reinvested dividends and the increase in value of the underlying stock. None of these amounts are included in Table 1a: Summary Compensation Table, since no above-market interest was credited in 2014.

(4)

As a result of his May 2008 retirement (following which Mr. Dewhurst returned to service in mid-2009), during 2014 Mr. Dewhurst received the indicated distributions from the Deferred Compensation Plan.

(5)

Deferred Compensation Plan accounts include fully vested and earned compensation, plus earnings. The Company views deferred compensation as a vehicle for retirement planning, rather than as a means of providing additional compensation. As of December 31, 2014, Deferred Compensation Plan balances were as follows: Mr. Dewhurst $0 due to distributions during 2014; and Mr. Nazar $1,308,630. Messrs. Robo, Pimentel and Sieving have not deferred any cash compensation or performance shares and therefore have no balances in the Deferred Compensation Plan. Balances for the defined contribution component of the SERP were as follows: Mr. Robo $2,094,234 (of which $820,630 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2014); Mr. Dewhurst $418,076 (of which $188,527 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2014); Mr. Nazar $756,729 (of which $186,798 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2014); Mr. Pimentel $593,127 (of which $260,448 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2014); and Mr. Sieving $319,900. The balances of the vested portion of the deferred retirement awards for Messrs. Robo and Dewhurst were $3,438,800 and $1,632,189, respectively.

Additional Disclosure Related to Nonqualified Deferred Compensation Table

Cash deferral elections under the Deferred Compensation Plan must be made prior to the period in which the cash is earned and can range, in whole percentages, from 1% to 100% of a participant’s base salary and/or annual incentive award. Equity deferral elections must be made by December 31 of the year preceding the beginning of the applicable performance period, and participants electing to defer performance shares may defer all or a portion of the payout amount. Deferred Compensation Plan earnings are not guaranteed by the Company.

The Company’s contributions to the SERP for each NEO are also considered deferred compensation. The contributions and earnings in Table 6: Nonqualified Deferred Compensation include those from the nonqualified defined contribution portion of the SERP. Distributions are in the form of lump sum payments, which may be subject to a six month delay following termination of employment in compliance with Code section 409A.

Earnings in 2014 from previous deferrals of cash compensation came from phantom investments in the investment vehicles, which mirror the funds available to participants in the Company’s 401(k) plan and include mutual funds, index funds and similar investment alternatives offered to participants under the Company’s 401(k) plan. The Company does not provide a guaranteed rate of return on these funds.

Potential Payments Upon Termination or Change in Control

For the reasons discussed in Compensation Discussion & Analysis, NextEra Energy has entered into the Retention Agreements, which commit the Company to make payments to NEOs under special circumstances. Generally, these are changes in corporate control of the Company and termination of the NEO’s employment.

This section describes the circumstances that would trigger such payments and quantifies the estimated amount of such payments in those circumstances. In accordance with SEC instructions, the quantitative disclosures in this section assume that the triggering event took place on December 31, 2014. In fact, no change in control of the Company occurred on that date, and no NEO’s employment terminated on that date. If a triggering event were to occur in the future, actual payments would likely be different from those presented here based on various factors, including the NextEra Energy common stock price at such time.

Consistent with SEC instructions, the amounts shown in the tables exclude obligations due from the Company to the NEO following a triggering event for (1) any earned but unpaid base salary, annual incentive compensation and long term incentive compensation through the date of termination; (2) vested benefits under the employee pension and 401(k) plan and all other benefit plans in accordance with their terms and conditions; (3) accrued vacation pay; (4) reimbursement of reasonable business expenses incurred prior to the date of termination; and (5) any other compensation or benefits to which the NEO may be entitled under and in accordance with the Company’s generally applicable non-discriminatory plans or employee benefit programs, including the retiree medical plan. Furthermore, all payments shown in the tables exclude the obligations of the Company to the NEO for vested benefits under the SERP, the Deferred Compensation Plan and the vested portions of Messrs. Robo’s and Dewhurst’s deferred retirement awards. See Table 5: Pension Benefits and Table 6: Nonqualified Deferred Compensation for the values of accumulated SERP and Deferred Compensation Plan benefits, and Messrs. Robo’s and Dewhurst’s vested deferred retirement awards, at December 31, 2014.

Potential Payments Under Retention Agreements

Each NEO is a party to a Retention Agreement with the Company. These agreements are all substantially equivalent and generally provide for certain protections and benefits to the NEO in the event of a change in control of the Company, in exchange for the NEO’s continued full-time commitment to the interests of the Company during a transition period of three years following a change in control (two years in the case of Mr. Nazar). The NEOs also undertake confidentiality commitments requiring them to hold in a fiduciary capacity all secret or confidential information relating to the Company and, under most circumstances, not to divulge any such information either during or after the period of employment.

These agreements are complex legal documents with terms and conditions having precise meanings, which are designed to address a multitude of possible but currently hypothetical situations. It is not possible to reduce them to simple explanations without some loss of precision. The following discussion covers only some of the more likely circumstances which could cause them to become effective, and the possible consequences.

Each Retention Agreement provides for a mutual commitment to the NEO’s continued employment for a period of three years (two years in the case of Mr. Nazar) following a change in control of the Company. In this situation, the NEO generally will receive the accelerated payout or vesting of previously granted equity-based awards that the NEO would otherwise have received in the normal course of business had the change in control not occurred, assuming continued employment. This acceleration of equity awards is not limited to the NEOs, but generally will also occur for all officers and employees who hold such equity awards.

Tables 7a and 7b set forth the details of the estimated payments that would have been made to the NEOs (on December 31, 2014 and December 31, 2015, respectively) had a change in control actually occurred at the close of business on December 31, 2014, assuming each of the NEOs continued in employment throughout 2015.

Table 7a: Potential Compensation to Named Executives Upon Change in Control(1)

	James L. Robo	Moray P. Dewhurst	Manoochehr K. Nazar	Armando Pimentel, Jr	Charles E. Sieving
Long-Term Incentive Awards:
1st 50% of Performance Share Awards(2)	$11,725,550	$2,636,460	$2,015,220	$1,856,770	$1,198,390
Restricted Stock Awards(3)	4,168,690	4,335,890	1,716,480	1,480,730	903,680
Stock Option Awards(4)	4,200,760	2,583,890	1,457,630	1,721,720	1,051,520
Total:	$20,095,000	$9,556,240	$5,189,330	$5,059,220	$3,153,590

(1)	All amounts in the table assume the change in control triggering event occurred at the close of business on December 31, 2014.

(2)

Upon a change in control, 50% of all outstanding performance share awards vest and are payable at the greater of target or the average of the actual performance factors used to determine payout of performance share awards which vested over the three years prior to the year in which the change in control occurred. Amounts shown are based on a closing NextEra Energy common stock price on December 31, 2014 of $106.29 and performance factors are calculated based on actual performance for the three completed three-year performance periods preceding the year in which the change in control occurred. Amounts shown include the value of the acceleration of 50% of the performance shares awarded for the three-year performance periods ending December 31, 2015 and December 31, 2016. At the assumed change in control date, no performance shares had been awarded for the performance period ending December 31, 2017.

(3)

Upon a change in control, all outstanding performance-based restricted stock awards vest. Amounts shown are based on a closing NextEra Energy common stock price on December 31, 2014 of $106.29. The award agreements pursuant to which Messrs. Robo and Dewhurst were awarded deferred retirement awards (see the discussion following Table 2: 2014 Grants of Plan-Based Awards for the material terms of such awards) contain change in control provisions which supersede the provisions of the Retention Agreement for those awards only. Upon a change in control, absent termination of employment, the deferred retirement awards do not vest.

(4)

Upon a change in control, all outstanding stock option awards vest. Amounts shown reflect the in-the-money values of accelerated stock options based on the difference between the option exercise price and the closing NextEra Energy common stock price on December 31, 2014 of $106.29.

Table 7b: Potential Compensation to Named Executives at One-Year Anniversary of Change in Control(1)

	James L. Robo	Moray P. Dewhurst	Manoochehr K. Nazar	Armando Pimentel, Jr.	Charles E. Sieving
2nd 50% of Performance Share Awards(2)	$11,725,390	$2,636,300	$2,015,050	$1,856,600	$1,198,390

(1)

All amounts in the table assume the change in control triggering event occurred at the close of business on December 31, 2014 and the same $106.29 stock price on the one-year anniversary of the change in control.

(2)

Each NEO is entitled to receive the remaining 50% of his outstanding performance share awards on the first anniversary of the change in control if he has remained employed by the Company or an affiliate through such date, or upon an earlier termination of employment by the Company (except for death, disability or cause (which generally means repeated willful violations of the NEO’s duties under his Retention Agreement or a felony conviction involving an act at the Company’s expense)) or by the named executive for “good reason” (which generally includes the assignment of duties and responsibilities that are materially inconsistent with those in effect during the 90-day period immediately preceding the change in control, material decreases in compensation or benefits after the change in control, or change in job location of more than 20 miles). Amounts shown are based on a closing NextEra Energy common stock price on December 31, 2014 of $106.29 and performance factors are calculated based on actual performance for the three completed three-year performance periods preceding the year in which the change in control occurred. Amounts shown include the value of the acceleration of 50% of the performance shares awarded for the three-year performance periods ending December 31, 2015 and December 31, 2016. At the assumed change in control date, no performance shares had been awarded for the performance period ending December 31, 2017. Amounts shown in the table are due to the NEO under such circumstances in addition to the amounts shown in Table 7a: Potential Compensation to Named Executives Upon Change in Control.

Under the Retention Agreements, the Company commits to continuing to employ the NEO with employment terms and compensation opportunity broadly consistent with his situation prior to the triggering of the terms of the agreement. The Company also provides certain protections in the event of termination of the NEO’s employment during the three-year transition period (two-year period in the case of Mr. Nazar) following the change in control. The amounts shown in Tables 7a and 7b simply represent the accelerated payment of compensation that the NEOs would otherwise have received over time absent a change in control, assuming continued employment. The employment protection amounts represent additional payments and are intended both to compensate the NEO for the lost opportunity of continued employment and to encourage the new leadership of the post-change-in-control entity to evaluate carefully the desirability of terminating the NEO’s employment as opposed to seeking an appropriate role for the NEO in the new entity.

Materially, the Retention Agreements are designed to provide the NEOs with economic value in the event of termination equivalent to three years’ (two years in the case of Mr. Nazar) worth of foregone base salary, annual incentive compensation and incremental retirement contributions. In addition, if termination by the Company for reasons other than death, disability or cause, or by the NEO for good reason, were to occur prior to the first anniversary of the change in control, the acceleration of the then-outstanding performance shares, as shown in Table 7b, would also occur. Because of this intent, the NEOs’ agreements in effect as of December 31, 2014, except for Messrs. Dewhurst’s and Nazar’s, provide for the additional payment by the Company of any excise tax imposed by section 4999 of the Code. However, if the total value of all payments due (calculated as required under section 280G of the Code) does not exceed 110% of the “safe harbor amount” under section 280G, or 2.99 times the NEO’s five-year average W-2 earnings, then no gross-up payment will be made to the NEO and the amounts payable under the Retention Agreement will be reduced to the “safe harbor amount.” In accordance with the Company’s Excise Tax Gross-Up Policy, which generally precludes the inclusion of excise tax gross-up provisions in Retention Agreements entered into, or materially modified, after December 2009, Messrs. Dewhurst’s and Nazar’s Retention Agreements do not include excise tax gross-up provisions. The NEO remains responsible for normal federal, state and local tax liability on the underlying economic value transferred.

If a change in control had occurred on December 31, 2014 and if any or all of Messrs. Robo’s, Dewhurst’s, Nazar’s, Pimentel’s or Sieving’s employment had been terminated on that date, the Company estimates that the amounts shown in Table 8 would have become payable, in addition to the payments set forth above in

Table 7a: Potential Compensation to Named Executives Upon Change in Control and in Table 7b: Potential Compensation to Named Executives at One-Year Anniversary of Change in Control.

Table 8: Potential Post-Employment Compensation to Named Executives Upon Termination Without Cause or for Good Reason Following Change in Control(1)

	James L. Robo	Moray P. Dewhurst	Manoochehr K. Nazar	Armando Pimentel, Jr.	Charles E. Sieving
Cash Severance(2)	$9,185,400	$4,619,370	$3,475,690	$4,855,810	$3,782,610
Deferred Retirement Awards(3)	5,660,690	1,469,030	0	0	0
Incremental Increase in Nonqualified SERP(4)	2,157,390	1,002,090	782,050	1,134,910	817,360
Continued Participation in Active Employee Welfare Benefits(5)	217,500	111,710	79,260	132,970	72,800
Continued Participation in Certain Perquisites Programs(6)	156,720	144,870	110,260	168,390	165,960
Certain Limited Outplacement and Relocation Allowances(7)	53,500	53,500	53,500	53,500	53,500
Code Section 280G Gross-up (Cutback)(8)	12,336,190	0	0	4,248,640	3,067,290
Total:	$29,767,390	$7,400,570	$4,500,760	$10,594,220	$7,959,520

(1)

All amounts in the table assume the change in control triggering event and the termination of employment occurred simultaneously at the close of business on December 31, 2014. Amounts shown in the table are due to the NEO under such circumstances in addition to the amounts shown in Table 7a: Potential Compensation to Named Executives Upon Change in Control and Table 7b: Potential Compensation to Named Executives at One-Year Anniversary of Change in Control. Cause and good reason are defined in footnote 2 to Table 7b.

(2)

The amount shown represents the value of a cash lump sum payment due within 45 days of termination (subject to the requirements of section 409A of the Code) equal to three times (two in the case of Mr. Nazar) the sum of the NEO’s annual base salary plus his annual incentive. The annual incentive is equal to the higher of target annual incentive in the year of termination or the average percentage of the NEO’s annual incentive divided by his base salary for each of the three years prior to the year in which the change in control occurred. Since all annual incentive compensation for 2014 was earned on December 31, 2014, no prorated amounts of 2014 annual incentive compensation are included.

(3)

Under Messrs. Robo’s and Dewhurst’s deferred retirement awards (see the discussion below Table 2: 2014 Grants of Plan-Based Awards for the material terms of such awards), if Messrs. Robo and Dewhurst were discharged without cause or resigned for good reason upon or after a change in control, then a portion of their outstanding unvested deferred retirement awards (including reinvested dividends) would vest according to schedules contained in the award agreements. If such termination had occurred on December 31, 2014 under these circumstances, the vesting percentages would have been 100% for the deferred retirement award granted to Mr. Robo in 2006 (including the portion which had already vested, the value of which is excluded from the table) and 50% for the deferred retirement award granted to Mr. Robo in 2012, and 90% for Mr. Dewhurst (including the portion which had already vested, the value of which is excluded from the table). Amounts shown are based on the closing NextEra Energy common stock price on December 31, 2014 of $106.29.

(4)

The amount shown represents the value of a cash lump sum payment due within 45 days of termination (subject to the requirements of Code section 409A) equal to the incremental increase in value of the NEO’s nonqualified SERP benefits under the defined benefit and defined contribution formulas if the NEO had continued employment for three years (or, for Mr. Nazar, two years) from the date of termination, and assuming the NEO received the annual compensation increases required under the Retention Agreement for the three or two year employment period.

(5)

The Retention Agreements provide for continued coverage under all employee benefit plans for three years (two in the case of Mr. Nazar). Welfare plans include the broad-based employee medical plan, the broad-based employee dental plan, short and long-term disability insurance, and the broad-based employee life insurance plan. Amounts shown represent three-year employer costs (two years in the case of Mr. Nazar), based on December 31, 2014 rates (plus, for employee medical and dental coverage, projected annual cost increases of 5.5% and 5%, respectively). For long-term disability, the estimated total actuarial liability is equal to the approximate cost of insuring the liability for the severance period. These amounts assume no offsets for benefits provided by a subsequent employer. The amount set forth on this line is also payable to the NEO or his beneficiaries if the NEO dies or becomes disabled during the employment period following a change in control.

(6)

The Retention Agreements provide for continued participation in certain other benefits and perquisites for three years (two in the case of Mr. Nazar). Amounts shown include: social club memberships; participation in the executive vehicle program; personal financial planning, accounting and legal services; personal communication and computer equipment; home security, including monitoring and maintenance; and personal excess liability insurance. The Retention Agreements do not provide for use of Company-owned aircraft. The amount shown for each NEO represents the Company’s approximate three-year costs (two-year costs in the case of Mr. Nazar) for providing such perquisites to the NEO, based on 2014 and prior years’ actual costs.

(7)

Includes an aggregate cost per NEO of $28,500 for outplacement services, fees for legal or accounting advice related to tax treatment of certain payments under the Retention Agreements, and reimbursement for miscellaneous relocation expenses incurred by the NEO in pursuing other business opportunities which are not reimbursed by another employer. Such reimbursements are required under the Retention Agreements.

(8)

The amount shown for each of Messrs. Robo, Pimentel and Sieving is the aggregate estimated gross-up payment due under their respective Retention Agreements for the excise taxes imposed on amounts shown in Table 7a: Potential Compensation to Named Executives Upon Change in Control and in Table 7b: Potential Compensation to Named Executives at One-Year Anniversary of Change in Control, as well as for the excise taxes imposed on amounts shown in this table in the rows above. Messrs. Dewhurst’s and Nazar’s Retention Agreements do not provide for excise tax gross-ups. With the exception of a portion of accelerated stock option awards, the aggregate change in control-related compensation and benefit amount in excess of the NEO’s “base amount” is considered an “excess parachute payment” and is subject to an excise tax under section 4999 of the Code. In circumstances where the NEO is entitled to receive from the Company a lump sum cash gross-up payment, the payment would be in an amount such that the net gross-up payment (after federal, state, and local income and excise taxes, and any penalties and interest are paid) is equal to the Code section 4999 excise tax. The 2014 annual incentive award and the performance share award for the performance period ended December 31, 2014 (payout values for which are included in Table 1a: Summary Compensation Table and in Table 4: 2014 Option Exercises and Stock Vested, respectively) were fully earned as of the assumed change in control date and are therefore not part of the “excess parachute payment” amount or the estimated gross-up amount.

Each Retention Agreement provides that a change in control occurs upon any of the following events:

(1)

the acquisition by any individual, entity, or group of 20% or more of either NextEra Energy’s common stock or the combined voting power of NextEra Energy, other than directly from NextEra Energy or pursuant to a merger or other business combination which does not itself constitute a change in control; or

(2)

the incumbent directors of NextEra Energy ceasing, for any reason, to constitute a majority of the Board, unless each director who was not an incumbent director was elected, or nominated for election, by a majority of the incumbent directors and directors subsequently so elected or appointed (excluding those elected as a result of an actual or threatened election contest or other solicitation of proxies); or

(3)

there is consummated a merger, sale of assets, reorganization or other business combination of NextEra Energy or any subsidiary with respect to which (a) the voting securities of NextEra Energy outstanding immediately prior to the transaction do not, immediately following the transaction, represent more than 55% (60% for Mr. Robo) of the common stock and the voting power of all voting securities of the resulting ultimate parent entity or (b) members of the Board constitute less than a majority of the members of the board of directors of the resulting ultimate parent entity; or

(4)	the shareholders approve the liquidation or dissolution of NextEra Energy.

In addition, the Retention Agreements extend the NEOs’ protection to certain potential change in control situations, which are:

(1)	the announcement of an intention to take or consider taking actions which, if consummated or approved by shareholders, would constitute a change in control; or

(2)

the acquisition by any individual, entity, or group of 15% or more of either NextEra Energy common stock or the combined voting power of NextEra Energy, other than directly from NextEra Energy or pursuant to a merger or other business combination which does not itself constitute a change in control.

No accelerated or incremental payments are triggered by a potential change in control, but the NEO is protected for a three-year (two-year in the case of Mr. Nazar) employment period. In addition, if an agreement is entered into providing for the merger, sale of assets, reorganization or other business combination of NextEra Energy as set forth above, and such merger, sale of assets, reorganization or other business combination is approved by the shareholders of NextEra Energy but thereafter does not become effective, Mr. Robo will be entitled to a cash retention payment in an amount equal to one-half of the sum of his then-current annual base salary plus his annual incentive compensation under the Annual Incentive Plan, payable within 30 days after termination of the transaction.

Potential Payments Under the Severance Plan

The Severance Plan provides for the payment of severance benefits to the NEOs and to certain other senior executives, if their employment is involuntarily terminated other than for Cause, as defined below (and other than in a termination governed by the terms of the Retention Agreements). See Compensation Discussion & Analysis for a discussion of the purpose of the Severance Plan.

The Severance Plan provides severance benefits following involuntary termination other than for Cause in exchange for entry into a release of claims against the Company and an agreement (the “Non-Competition Agreement”) to adhere to certain non-competition and related covenants protective of the Company. Following a covered involuntary termination and the execution of the release and the Non-Competition Agreement, the NEO would receive a cash payment equal to two times his annual base salary plus two times his target annual incentive compensation for the year of termination, payable in two equal annual installments. In addition, the NEO’s outstanding equity and equity-based awards would vest pro rata, and become payable at the end of any applicable performance periods, subject to the attainment by the Company of the specified performance objectives. The NEO also would receive certain ancillary benefits, including outplacement assistance or payment in an amount equal to the value of the outplacement assistance. Amounts payable under the Severance Plan are subject to a cap equal to six times the average of the NEO’s last three years’ base salary plus annual incentive.

If any or all of Messrs. Robo’s, Dewhurst’s, Nazar’s, Pimentel’s or Sieving’s employment had been involuntarily terminated on December 31, 2014 in circumstances triggering the Company’s obligations under the Severance Plan, the Company estimates that the amounts shown in Table 9 below would have become payable.

Table 9: Potential Post-Employment Compensation Upon Termination Qualifying for Payments Under the Severance Plan(1)

	James L. Robo	Moray P. Dewhurst	Manoochehr K. Nazar	Armando Pimentel, Jr.	Charles E. Sieving
Cash Severance(2)	$5,224,500	$2,390,540	$2,748,220	$2,536,060	$2,067,000
Long-Term Incentive Awards:
Performance Share Awards(3)	10,066,620	1,745,176	1,349,033	1,231,263	799,726
Restricted Stock Awards(4)	2,906,606	2,717,835	1,278,669	1,081,820	646,668
Stock Option Awards(5)	3,368,384	2,103,312	1,108,272	1,385,488	835,860
Deferred Retirement Awards(6)	4,802,820	1,120,084	0	0	0
Certain Limited Outplacement and Other Perquisites(7)	35,000	35,000	35,000	35,000	35,000
Cutback Under Plan Benefit Cap	(10,947,664)	(1,657,411)	0	0	0
Total:	$15,456,266(8)	$8,454,536(8)	$6,519,194	$6,269,631	$4,384,254

(1)	All amounts in the table assume a qualifying involuntary termination occurred at the close of business on December 31, 2014.

(2)	The amount shown represents the value of a cash lump sum payment equal to two times the sum of the NEO’s annual base salary plus his target annual incentive in effect on December 31, 2014.

(3)

Upon a qualifying involuntary termination, a pro rata portion of outstanding performance share awards would continue to vest, and would be paid based on the Company’s actual level of achievement of the performance objectives at the conclusion of the performance period. Amounts shown include the value of the performance shares awarded for the three-year performance periods ending December 31, 2015 and December 31, 2016, respectively, based on the closing NextEra Energy common stock price on December 31, 2014 of $106.29. As the actual level of achievement of the performance objectives at the conclusion of the performance periods ending December 31, 2015 and December 31, 2016, respectively, would not have been known upon a hypothetical qualifying involuntary termination on December 31, 2014, amounts shown assume target, or 100%, performance. Actual payouts would be between 0% and 200% of target.

(4)

Upon a qualifying involuntary termination, a pro rata portion of outstanding performance-based restricted stock awards would continue to vest, subject to the attainment of the applicable performance objective. Amounts shown assume the attainment of the performance objective and are based on the closing NextEra Energy common stock price on December 31, 2014 of $106.29.

(5)

Upon a qualifying involuntary termination, outstanding stock option awards would vest on a pro rata basis. Amounts shown reflect the in-the-money values of the stock options that would vest, based on the difference between the option exercise price and the closing NextEra Energy common stock price on December 31, 2014 of $106.29.

(6)

Upon a qualifying involuntary termination, outstanding unvested deferred retirement awards granted to Messrs. Robo and Dewhurst would vest on a pro rata basis. Amounts shown are based on the closing NextEra Energy common stock price on December 31, 2014 of $106.29.

(7)	Includes a maximum cost per NEO of $25,000 for providing outplacement services, plus the cost of financial planning, legal or accounting services.

(8)

The total value of severance paid to each NEO is subject to a cap equal to six times the average of such NEO’s last three years’ base salary plus annual incentive. Based on a qualifying involuntary termination on December 31, 2014, the estimated total severance that would be payable to Messrs. Robo and Dewhurst would be reduced to the amount indicated, which is the maximum capped amount.

Under the Severance Plan, an involuntary termination is defined as any of the following:

(1)	participant’s termination by the Company or an affiliate without Cause (as described further below) and other than as a result of death or disability; or

(2)	participant’s resignation after the occurrence of one or more of the following without the participant’s consent:

(i)

the Company’s material breach of a material provision of the Severance Plan or the Company’s or an affiliate’s material breach of a material provision of any other agreement between the participant and the Company or such affiliate; or

(ii)	a relocation of participant’s principal place of employment by more than 90 miles; or

(iii)

a material, adverse change in participant’s title, authority, duties or responsibilities with the Company or an affiliate, or any reduction in the participant’s annual base salary or annual target cash incentive opportunity.

Cause is generally defined under the Severance Plan as any of the following:

(1)

repeated violations by participant of participant’s obligations to the Company or an affiliate that are willful and deliberate, which are committed in bad faith or without reasonable belief that the violations are in the Company’s or an affiliate’s best interests and that are not remedied within a reasonable period of time after participant’s receipt of written notice; or

(2)	the participant’s conviction of a felony.

The NEOs are required to comply with certain protective covenants, including two-year non-compete and non-solicitation provisions, in order to receive payments under the Severance Plan. Any severance payments would be subject to repayment and/or forfeiture if any of the protective covenants are violated.

Other Potential Post-Employment Payments to NEOs

Potential Payments Under Equity Award Agreements

The award agreements for each long term equity incentive award (except Messrs. Robo’s and Dewhurst’s deferred retirement awards, the terms of which are described below) outstanding during 2014 contain provisions which govern treatment of the award in the event of the NEO’s termination of employment due to death, disability, retirement at or after age 65 (“normal retirement”), or retirement after age 50 meeting terms and conditions set by, and acceptable to, the Compensation Committee (an “approved early retirement”). Under the terms of the equity award agreements (other than the deferred retirement awards), each outstanding unvested equity award vests on a pro rata basis for service through the date of death or disability or normal retirement (for performance share, stock option and performance-based restricted stock awards based on days of service completed during the vesting period). The pro rata portion of each stock option and performance-based restricted stock award is vested upon death or disability. In the case of normal retirement, stock option awards vest upon retirement and performance-based restricted stock generally vests upon its normal vesting date following satisfaction of applicable performance criteria. The pro rata portion of each performance share award is paid after the end of the performance period, subject to satisfaction of applicable performance criteria. See Table 3: 2014 Outstanding Equity Awards at Fiscal Year End for information for each NEO as of December 31, 2014 about outstanding unvested equity awards which would vest as determined in the manner set forth above upon death, disability or normal retirement.

If an NEO was eligible for, and retired in an approved early retirement, all outstanding and unvested equity awards (except the deferred retirement awards, as described below) would vest in full, and would be paid out either on the vesting schedule set forth in each award agreement or upon retirement, generally subject to satisfaction of applicable performance criteria.

The value of the prorated outstanding long term incentive awards at December 31, 2014 for each of the NEOs would have been approximately: Mr. Robo $21,900,820; Mr. Dewhurst $7,469,460; Mr. Pimentel $4,314,960; Mr. Nazar $4,432,130; and Mr. Sieving $2,694,540. As of December 31, 2014, each of Messrs. Robo, Dewhurst, Nazar and Pimentel were of an age which would have made them eligible for consideration by the Compensation Committee for an approved early retirement (Mr. Sieving would not have been eligible for consideration for an approved early retirement). If the Compensation Committee had approved an approved early retirement for any of Messrs. Robo, Dewhurst, Nazar or Pimentel on that date (which the Committee did not do), the value on December 31, 2014 of the outstanding long term incentive awards that would have continued to vest on their original terms (performance shares and performance-based restricted stock) or vested (options) would have been approximately: Mr. Robo $27,463,600; Mr. Dewhurst $10,278,220; Mr. Pimentel $5,582,810; and Mr. Nazar $5,774,280.

The award agreements governing Messrs. Robo’s and Dewhurst’s deferred retirement awards provide for partial accelerated vesting of the stock and accrued dividends upon death or disability, according to a schedule contained in the award agreements; however, the award agreements do not provide for accelerated vesting upon retirement. If Mr. Robo had terminated employment on December 31, 2014 due to death or disability, 90% of his aggregate deferred retirement award granted in 2006 (including the 50% of his award which vested in 2011) would have vested and 30% of his deferred retirement award granted in 2012 would have vested. The value of the shares vesting solely due to death or disability would have been approximately $4,084,090. If Mr. Dewhurst had terminated employment on December 31, 2014 due to death or disability, 70% of his aggregate deferred retirement award granted in 2009 (including the 50% of his award which vested in 2012) would have vested. The value of the shares vesting solely due to death or disability would have been approximately $652,830. These amounts are based on the closing price of the Company’s common stock on December 31, 2014 of $106.29. All equity award agreements (including the agreements governing deferred retirement awards) include non-solicitation and non-competition provisions (effective during employment and for a two-year period post-termination), as well as non-disparagement provisions. The terms of these protective covenants survive the termination of the award agreement and termination of employment.

DIRECTOR COMPENSATION

Table 10: 2014 Director Compensation

Name (a)	Fees Earned or Paid in Cash(3) ($) (b)	Stock Awards(4) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation(6) ($) (g)	Total ($) (h)
Sherry S. Barrat	$123,000	$130,578	$0	$0	$0	(5)	$253,578
Robert M. Beall, II	112,088	130,578	0	0	0	(5)	242,666
James L. Camaren	108,000	130,578	0	0	0	(5)	238,578
Kenneth B. Dunn	104,000	130,578	0	0	0	(5)	234,578
Naren K. Gursahaney(1)	42,435	58,245	0	0	0	(5)	100,680
Kirk S. Hachigian	102,000	130,578	0	0	0	(5)	232,578
Toni Jennings	102,000	130,578	0	0	0	(5)	232,578
Rudy E. Schupp	115,000	130,578	0	0	0	(5)	245,578
John L. Skolds	123,000	130,578	0	0	0	(5)	253,578
William H. Swanson	120,088	130,578	0	0	0	(5)	250,666
Michael H. Thaman(2)	45,357	130,578	0	0	0	(5)	175,935
Hansel E. Tookes, II	119,000	130,578	0	0	0	(5)	249,578

(1)	Mr. Gursahaney was appointed to the Board on July 24, 2014.

(2)	Mr. Thaman retired as a director immediately prior to the 2014 Annual Meeting of Shareholders on May 22, 2014.

(3)	In 2014, Mr. Gursahaney elected to defer 100% of his annual cash retainer and meeting fees and Ms. Jennings elected to defer, on a quarterly basis, $7,500 of her annual retainer.

(4)

Non-employee directors of NextEra Energy received shares of NextEra Energy common stock in an amount determined by dividing $130,000 by the closing price of the common stock on the date of grant, rounded up to the nearest ten shares. On February 14, 2014, each non-employee director then in office received a grant of 1,400 shares of stock valued at $93.27 per share, which Mr. Tookes elected to defer. Dividends are paid on the shares in cash. Dividends on deferred shares are credited to the participant’s account under the Deferred Compensation Plan. Shares generally may not be transferred until such time as the director ceases to be a member of the Board. Shares granted upon joining the Board have additional restrictions and, with certain exceptions described below, are forfeitable if the director terminates Board service prior to the completion of five years of service. As a new member of the Board, Mr. Gursahaney, on July 24, 2014, was granted 590 shares of restricted stock, valued at $98.72 per share. The amounts in this column represent the aggregate grant date fair value of equity-based compensation awards granted during 2014 to each non-employee director valued in accordance with applicable accounting rules. See Note 10—Common Shareholders’ Equity—Stock-Based Compensation to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for the assumptions used in this valuation. Under applicable accounting rules, the Company determines the grant date fair value of equity-based compensation and recognizes it over the vesting period (using the straight-line basis for awards with graded vesting schedules as well as for awards with cliff vesting schedules). Because the annual grant of common stock to each director, as described above, is not subject to a vesting requirement or a substantial risk of forfeiture, it is fully expensed by the Company at the time of grant (or deferral of such grant). For the February 2014 equity compensation award, the grant date fair value was $130,578 per director (other than Mr. Gursahaney, who did not join the Board until after the grant date), and such amount was fully expensed in 2014. In accordance with SEC rules, the amounts in this column reflect the grant date compensation cost to be recognized over the service period, without reduction for estimated forfeitures.

As of December 31, 2014, Mrs. Barrat had 27,140 shares of restricted stock, of which 25,140 were outstanding restricted shares and 2,000 were deferred restricted shares; Mr. Beall had 26,740 outstanding shares of restricted stock; Mr. Camaren had 22,540 outstanding shares of restricted stock; Mr. Dunn had 7,700 outstanding shares of restricted stock; Mr. Gursahaney had 590 outstanding shares of restricted stock; Mr. Hachigian had 1,800 outstanding shares of restricted stock; Ms. Jennings had 15,340 outstanding shares of restricted stock; Mr. Schupp had 17,740 outstanding shares of restricted stock; Mr. Skolds had 3,600 outstanding shares of restricted stock; Mr. Swanson had 10,120 outstanding shares of restricted stock; and Mr. Tookes had 17,740 shares of restricted stock, of which 400 were outstanding restricted shares and 17,340 were deferred restricted shares. The transfer restrictions were removed from Mr. Thaman’s restricted stock upon his retirement from the Board in May 2014.

(5)	In accordance with applicable SEC rules, perquisites and personal benefits with an aggregate value of less than $10,000 are omitted.

(6)

Does not include matching contributions to educational institutions on behalf of each of Messrs. Dunn ($10,000), Swanson ($10,000), Thaman ($10,000) and Tookes ($10,000) made under the NextEra Energy Foundation’s matching gift program, which is available to all employees and directors.

Additional Information About Director Compensation

NextEra Energy directors who are salaried employees of NextEra Energy or any of its subsidiaries do not receive any additional compensation for serving as a director or committee member. Mr. Robo is the only such director currently serving on the Board. Effective January 1, 2015, non-employee directors of NextEra Energy receive an annual retainer of $75,000 plus a number of shares of NextEra Energy common stock determined by dividing $135,000 by the closing price of NextEra Energy common stock on the grant date, rounded up to the nearest ten shares. The grant date for the annual retainers paid for 2015 was February 13, 2015, at which time the non-employee directors of NextEra Energy were each granted 1,310 shares of NextEra Energy common stock. These shares are generally not transferable until the director ceases to be a member of the Board. Non-employee Board committee chairpersons receive an additional annual retainer of $20,000 for chairing the Audit Committee and $15,000 for chairing the other committees. The Lead Director receives an annual retainer of $20,000, provided that a Lead Director who also serves as a Chair of any Board Committee would only be entitled to receive a single annual retainer in an amount equal to the Lead Director annual retainer. A fee of $2,000 is paid to non-employee directors for each Board and committee meeting attended, whether in person or by telephone. Beginning in 2014, newly-elected non-employee directors are awarded when joining the Board a grant of NextEra Energy common stock that is approximately equal to the annual common stock retainer awarded to existing non-employee directors, prorated based on the new Director’s date of election to the Board. These shares are not transferable until the director ceases to be a member of the Board and are subject to forfeiture if the director ceases to be a director within five years of his or her initial election to the Board for any reason other than death, disability or attainment of the Board’s mandatory retirement age. Directors may defer all or a portion of their cash compensation and all or a portion of their equity compensation in the Deferred Compensation Plan and may participate in the Company’s matching gift program, which matches gifts to educational institutions to a maximum of $10,000 per donor per year. Board members may travel on Company aircraft while on Company business and in limited circumstances for non-business reasons if the Company would incur little if any incremental cost, space is available and the aircraft is in use for another authorized purpose. Board members may be accompanied by their immediate family members if space is available. Travel expenses to attend Board or committee meetings or while on Board business are reimbursed.

The Director Retirement Plan was terminated effective November 1, 1996. For non-employee directors not retiring at or prior to the 1997 annual shareholders’ meeting, retirement benefits were converted to share units of NextEra Energy common stock. The number of share units was fixed on the conversion date, and each participating director is credited quarterly with an amount equal to the dividends that would have been paid on such number of share units, plus interest thereon. Each participating director will be entitled to payment of the then current value of these share units, plus cash dividends and interest, upon ending service as a Board member. Mr. Beall is the sole participant in this program.

Director Stock Ownership Policy

Pursuant to the Corporate Governance Principles & Guidelines, to more closely align the interests of directors and shareholders, directors are required to own NextEra Energy common stock in an amount equal to five times the annual cash retainer within three years after initial election to the Board. All directors other than Mr. Hachigian, who joined the Board in 2013, Mr. Gursahaney, who joined the Board in 2014, and Ms. Lane, who joined the Board in February 2015, currently meet this stock ownership guideline. Mr. Hachigian has until October 2016, Mr. Gursahaney has until July 2017, and Ms. Lane has until February 2018, to meet the requirement. See Common Stock Ownership of Certain Beneficial Owners and Management, above, for information about director ownership of common stock as of February 18, 2015.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Proposals on matters appropriate for shareholder consideration consistent with Rule 14a-8 under the Exchange Act submitted by shareholders for inclusion in the proxy statement and form of proxy for the 2016 Annual Meeting of Shareholders must be received by the Corporate Secretary at the Company’s principal executive offices not later than December 2, 2015. The submission of such proposals by shareholders is subject to regulation by the SEC pursuant to Rule 14a-8.

Under the Bylaws, a shareholder proposal submitted for consideration at the 2016 Annual Meeting of Shareholders, but not for inclusion in NextEra Energy’s proxy statement and form of proxy, must be received by the Corporate Secretary no earlier than January 22, 2016 and no later than February 21, 2016. Proposals received before January 22, 2016 or after February 21, 2016 will be considered untimely and the persons named in the proxies solicited by the Board for the 2016 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal. Notice of such proposals must contain the information specified in the Bylaws, including a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting, any material interest in such business of the shareholder and any beneficial owner of NextEra Energy’s securities on whose behalf the proposal is made, and a description of all agreements, arrangements or understandings between such shareholder and beneficial owner (if any) and any other persons (including the names of such persons) in connection with the proposal or such business. These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in NextEra Energy’s proxy statement and form of proxy under SEC regulations. SEC rules will permit management to vote proxies in their discretion, notwithstanding a shareholder’s compliance with provisions of the Bylaws, if NextEra Energy receives notice of the shareholder’s proposal before the close of business on February 21, 2016, NextEra Energy advises shareholders in the proxy statement for the 2016 annual meeting of shareholders about the nature of the matter proposed and how management intends to vote on such matter, and the proposing shareholder does not comply with certain provisions of the SEC’s proxy rules.

Shareholder proposals should be sent to the attention of the Corporate Secretary by mail (U.S. certified mail in the case of proposals required to comply with the advance notice provisions of the Bylaws), by personal delivery to NextEra Energy, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, or by facsimile to 561-691-7702.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC rules, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

SHAREHOLDER ACCOUNT MAINTENANCE

NextEra Energy’s transfer agent is Computershare. All communications concerning accounts of NextEra Energy shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues, can be handled by calling Computershare at 888-218-4392 or by calling NextEra Energy Shareholder Services at 800-222-4511. For other information about NextEra Energy, shareholders can visit NextEra Energy’s website at www.nexteraenergy.com.

Regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we request that you review the proxy materials and submit your proxy/confidential voting instruction on the Internet or by telephone at your earliest convenience by following the instructions on your Notice of Internet Availability of Proxy Materials. Alternatively, if you received your annual meeting proxy materials by mail, you may submit your proxy or voting instructions on the Internet or by telephone, or may mark, sign, date and return the accompanying proxy/confidential voting instruction card.

By order of the Board of Directors.

W. Scott Seeley

Vice President Compliance & Corporate Secretary

March 31, 2015

APPENDIX A

Text of Amendment to Article VII of the NextEra Energy, Inc. Restated Articles of Incorporation in the event Proposal 5 is approved and Proposal 6 is not approved.

ARTICLE VII

Amendment of Articles of Incorporation and Bylaws

Section 1. Articles of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions of this Article VII, and the provisions of the first sentence of Section 3 of Article III, and Articles IV and V, may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of at least 75% of the then outstanding shares of Voting Stock, voting together as a single class; provided, however, that such 75% vote shall not be required for any alteration, amendment or repeal unanimously recommended by the Board of Directors if all such directors are Continuing Directors.

Section 2. Bylaws. The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors. Bylaws adopted by the Board of Directors may be repealed or changed, and new bylaws may be adopted, by shareholders only if such repeal, change or adoption is approved by the affirmative vote of the holders of at least 75% of the then outstanding Voting Stock, voting together as a single class.

Section 3. Certain Definitions. For the purposes of this Article VII:

A. A “person” shall mean any individual, firm, corporation or other entity.

B. “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock;

(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

C. A person shall be a “beneficial owner” of any Voting Stock:

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

A-1

D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise.

E. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 1, 1984.

F. “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

G. “Continuing Director” means any member of the Board of Directors of the Corporation who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

Section 4. Powers of the Board of Directors. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article VII, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including, without limitation, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, and (c) whether a person is an Affiliate or Associate of another.

A-2

APPENDIX B

NON-GAAP RECONCILIATIONS

The tables below present reconciliations of each non-GAAP financial measure to the most comparable GAAP financial measure for the years ended December 31, 2014 and December 31, 2013. See page 44 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for the reasons the Company uses adjusted earnings.

Reconciliation of Adjusted Earnings to GAAP Net Income

	2014	2013
	(millions)
Net Income	$2,465	$1,908
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	(153)	53
Loss (Income) from other than temporary impairment losses—net	2	(1)
Net gain from discontinued operations	—	(231)
Net (gain) loss associated with Maine Fossil	(12)	43
Impairment charge and valuation allowance	—	342
Operating loss of Spain solar projects	32	4
Adjusted Earnings	$2,334	$2,118

Reconciliation of Adjusted Earnings Per Share to GAAP Earnings Per Share

	2014	2013
Earnings Per Share (assuming dilution)	$5.60	$4.47
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	(0.35)	0.13
Loss from other than temporary impairment losses —net	0.01	—
Net gain from discontinued operations	—	(0.54)
Net (gain) loss associated with Maine Fossil	(0.03)	0.10
Impairment charge and valuation allowance	—	0.80
Operating loss of Spain solar projects	0.07	0.01
Adjusted Earnings Per Share (assuming dilution)	$5.30	$4.97

B-1

NextEra Energy 2015 Annual Meeting

DoubleTree

by Hilton Colorado Springs
1775 E Cheyenne Mountain Blvd
Colorado Springs, CO 80906

N
W
E
S
Exit 138
Circle Dr.
29
Lake Ave
87
Tenderfoot Hill Rd.
E Cheyenne Mtn. Blvd.
DoubleTree
I-25
Geyser Dr

- **From Denver and other points North:**
  Take I-25 south towards Colorado Springs. Take exit 138 and turn right onto CO-29/S Circle Dr/Lake Ave. Turn left onto E Cheyenne Mountain Blvd. The entrance to the DoubleTree by Hilton Colorado Springs will be on the left.

- **From South:**
  Take I-25 north. Take exit 138 and turn left onto CO-29/S Circle Dr/Lake Ave. Turn left onto E Cheyenne Mountain Blvd. The entrance to the DoubleTree by Hilton Colorado Springs will be on the left.

- **From Colorado Springs Municipal Airport:** Head West on Milton E Proby Pkwy to Academy Blvd. Turn left onto S Academy Blvd. Turn right to take the exit onto I-25 N toward Colorado Springs. Take exit 138 and turn left onto CO-29/S Circle Dr/Lake Ave. Turn left onto E Cheyenne Mountain Blvd. The entrance to the DoubleTree by Hilton Colorado Springs will be on the left

NEXTera
ENERGY
700 UNIVERSE BOULEVARD
JUNO BEACH, FL 33408
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THIS PROXY/CONFIDENTIAL VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
NEXTERA ENERGY, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED:
1. Election as directors of the nominees specified in the proxy statement
Nominees:
For Against Abstain
1a. Sherry S. Barrat
1b. Robert M. Beall, II
1c. James L. Camaren
1d. Kenneth B. Dunn
1e. Naren K. Gursahaney
1f. Kirk S. Hachigian
1g. Toni Jennings
1h. Amy B. Lane
1i. James L. Robo
1j. Rudy E. Schupp
1k. John L. Skolds
1l. William H. Swanson
1m. Hansel E. Tookes, II
The shares represented by this proxy/confidential voting instruction card when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy/confidential voting instruction will be voted FOR all nominees listed in proposal 1, FOR proposals 2 through 8 and AGAINST proposals 9 and 10. If any other matters properly come before the meeting or any adjournment(s) or postponement(s) thereof, the persons named in this proxy/ the trustee will vote in their/its discretion.
The proxies are also authorized to vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 THROUGH 8: For Against Abstain
2. Ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2015
3. Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in the proxy statement
4. Approval of amendment to Article IV of the Restated Articles of Incorporation (the “Charter”) to eliminate supermajority vote requirement for shareholder removal of a director
5. Approval of amendment to eliminate Article VI of the Charter, which includes supermajority vote requirements regarding business combinations with interested shareholders
6. Approval of amendment to Article VII of the Charter to eliminate the supermajority vote requirement, and provide that the vote required is a majority of outstanding shares, for shareholder approval of certain amendments to the Charter, any amendments to the Bylaws or the adoption of any new bylaws and eliminate an exception to the required vote
7. Approval of amendment to Article IV of the Charter to eliminate the “for cause” requirement for shareholder removal of a director
8. Approval of amendment to Article V of the Charter to lower the minimum share ownership threshold for shareholders to call a special meeting of shareholders from a majority to 20% of outstanding shares
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSALS 9 AND 10:
9. Shareholder proposal — political contribution disclosure - require semiannual report disclosing political contribution policies and expenditures
10. Shareholder proposal — special shareowner meetings - reduce threshold to call a special meeting of shareholders to 10% of outstanding shares
Please indicate if you plan to attend this meeting.
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Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

NEXTera
ENERGY
Annual Meeting Admission Ticket
Admission: This ticket, along with a form of personal identification, admits the named shareholder(s).
Security: For the safety of attendees, all boxes, handbags and briefcases are subject to inspection.
NextEra Energy, Inc.’s 2015 Annual Meeting of Shareholders will be held at [TBD] Mountain time on May 21, 2015, in [TBD] at the DoubleTree by Hilton Hotel at 1775 E. Cheyenne Mountain Blvd., Colorado Springs, Colorado.
If you plan to attend the Annual Meeting of Shareholders, please bring this Admission Ticket. If you require special assistance, call NextEra Energy Shareholder Services at 1-800-222-4511.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2015:
The proxy statement and annual report to security holders are available at www.proxyvote.com
M82861-P62018
NEXTERA ENERGY, INC.
PROXY AND CONFIDENTIAL VOTING INSTRUCTION Annual Meeting of Shareholders-May 21, 2015
This proxy is solicited on behalf of the Board of Directors. The shareholder(s) signing on the reverse side hereby appoint(s) Moray P. Dewhurst and Charles E. Sieving, and each of them, proxies, with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock, par value $.01 per share, of NextEra Energy, Inc. (“Common Stock”) that such shareholder(s) would be entitled to vote at the Annual Meeting of Shareholders of NextEra Energy, Inc. to be held May 21, 2015, and any adjournment(s) or postponement(s) thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.
This confidential voting instruction is solicited on behalf of the Trustee (as hereinafter defined) of the Plan (as hereinafter defined). The participant or beneficiary in the NextEra Energy, Inc. Employee Retirement Savings Plan (“Plan”) signing on the reverse side, acting as a named fiduciary, hereby provides the voting instructions specified to the trustee of the Plan (the “Trustee”), which instructions shall be kept confidential and shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of Common Stock that are held by the Trustee, in its capacity as Trustee of the Plan, as of March 24, 2015, at the Annual Meeting of Shareholders of NextEra Energy, Inc. to be held on May 21, 2015, and at any adjournment(s) or postponement(s) thereof. As a named fiduciary, the participant has the right to direct the Trustee how to vote the shares allocated to the participant in the NextEra Energy Stock Fund and NextEra Energy Leveraged ESOP Fund. The Trustee must follow the participant’s directions, except in limited circumstances. As a named fiduciary, the participant, and not the Trustee, will be responsible for the consequences of the voting directions given. As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement, the voting instructions on this Confidential Voting Instruction Card will instruct the Trustee how to vote the number of shares of Common Stock reflecting the participant’s proportionate interest in the NextEra Energy Stock Fund and the NextEra Energy Leveraged ESOP Fund. The instructions will also determine the vote on a proportionate number of shares of Common Stock in the NextEra Energy Leveraged ESOP Fund which are not yet allocated to participants. If the participant does not give the Trustee voting instructions, the number of shares reflecting the participant’s proportionate interest in the NextEra Energy Stock Fund and NextEra Energy Leveraged ESOP Fund will not be voted, but a proportionate share of the unallocated NextEra Energy Leveraged ESOP Fund shares will be voted by the Trustee in the same manner as it votes unallocated shares for which instructions are received.